HarborView Mortgage Loan Pass-Through Certificates

Series 2006-6

Preliminary Marketing Materials

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Patrick Leo	(203) 618-2952
Sean Curran	(203) 618-2426

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Jim Doherty	(203) 618-5655
Nicholas Rogers	(203) 618-6914

Rating Agency Contacts

Standard & Poor’s
Michael Listner	(212) 438-2788

Fitch
Lori Samuels	(212) 908-0264

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: June 12, 2006

HarborView Mortgage Loan Trust, Series 2006-6

Mortgage Pass-Through Certificates, Series 2006-6

 $129,281,000 Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) CPB/ Mat(2)	Pmt Window (Mths) CPB/ Mat(2)	Interest Rate Type	Tranche Type	Expected Ratings S&P/Fitch
1A-1A	$58,837,000	Not Marketed Herein		Net WAC (3)	Super Senior Net WAC	AAA/AAA
1A-1B	$6,536,900			Net WAC (3)	Senior Mezz Net WAC	AAA/AAA
2A-1A	$116,353,000	2.46/3.27	1-59/1-359	Net WAC (3)	Super Senior Net WAC	AAA/AAA
2A-1B	$12,928,000	2.46/3.27	1-59/1-359	Net WAC (3)	Senior Mezz Net WAC	AAA/AAA
3A-1A	$213,476,000	Not Marketed Herein		Net WAC (3)	Super Senior Net WAC	AAA/AAA
3A-1B	$23,720,000			Net WAC (3)	Senior Mezz Net WAC	AAA/AAA
4A-1A	$111,677,000			Net WAC (3)	Super Senior Net WAC	AAA/AAA
4A-1B	$12,409,000			Net WAC (3)	Senior Mezz Net WAC	AAA/AAA
5A-1A	$48,286,000			Net WAC (3)	Super Senior Net WAC	AAA/AAA
5A-1B	$5,365,000			Net WAC (3)	Senior Mezz Net WAC	AAA/AAA
A-R	$100			Net WAC	Senior Residual	AAA/AAA
B-1	$17,510,000			Net WAC (3)	Subordinate Net WAC	AA/AA
B-2	$7,133,000			Net WAC (3)	Subordinate Net WAC	A/A
B-3	$4,539,000			Net WAC (3)	Subordinate Net WAC	BBB/BBB
B-4	$3,891,000	Not Offered Hereby		Net WAC (3)	Subordinate Net WAC	BB/BB
B-5	$3,567,000			Net WAC (3)	Subordinate Net WAC	B/B
B-6	$2,270,015			Net WAC (3)	Subordinate Net WAC	NR/NR
Total	$648,498,015

(1)

Distributions on the Class 1A-1A and Class 1A-1B Certificates, the Class 2A-1A and Class 2A-1B Certificates, the Class 3A-1A and Class 3A-1B Certificates, the Class 4A-1A and Class 4A-1B Certificates, and the Class 5A-1A and Class 5A-1B Certificates will be primarily derived from the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans (as described herein), respectively.  Distributions on the Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be derived from all of the Mortgage Loans.

Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)

The WAL and Payment Window for the Class 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B, Class 3A-1A, Class 3A-1B, Class 4A-1A, Class 4A-1B, Class 5A-1A, Class 5A-1B, Class B-1, Class B-2 and Class B-3 Certificates are shown to 25% CPB and to maturity.

(3)

On each Distribution Date the Pass-Through Rate for the Class 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B, Class 3A-1A, Class 3A-1B, Class 4A-1A, Class 4A-1B, Class 5A-1A and Class 5A-1B Certificates will be equal to the weighted average Net Mortgage Rate of the related Mortgage Loans.  On each Distribution Date the Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be equal to the weighted average of the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1, Group 2, Group 3, Group 4 and Group 5 weighted on the basis of the related  subordinate component.

Depositor:

Greenwich Capital Acceptance, Inc.

Underwriter:

Greenwich Capital Markets, Inc.

Servicer:

Countrywide Home Loans Servicing, LP., American Home Mortgage Servicing, Inc., Downey Savings and Loan Association, F.A., Mellon Trust of New England, HSBC Bank USA, National Association, IndyMac Bank, F.S.B., and First Republic Bank.

Master Servicer:

Wells Fargo Bank, NA.

Trustee:

Deutsche Bank National Trust Company.

Custodians:

The Bank of New York, Deutsche Bank National Trust Company and Mellon Trust of New England.

Additional Disclosure:

For additional disclosure on (a) the Originators, and their related Underwriting Guidelines, (b) the Servicers and the Master Servicer, and (c) the Trustee, refer to Exhibit A.

Rating Agencies:

S&P and Fitch will rate the Offered Certificates.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:

June 1, 2006.

Expected Pricing Date:

June [12], 2006.

Closing Date:

June [30], 2006.

Distribution Date:

The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in July 2006.

Certificates:

The Class 1A-1A, Class 1A-1B and Class A-R Certificates (the “Group 1 Certificates”), the Class 2A-1A and Class 2A-1B Certificates (the “Group 2 Certificates”), the Class 3A-1A and Class 3A-1B Certificates (the “Group 3 Certificates”), the Class 4A-1A and Class 4A-1B Certificates (the “Group 4 Certificates”) and the Class 5A-1A and Class 5A-1B Certificates (the “Group 5 Certificates”, together with the Group 1, Group 2, Group 3 and Group 4 Certificates, the “Senior Certificates”).  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.  The Class 2A-1A and Class 2A-1B Certificates (the “Offered Certificates”) are being offered publicly hereby.

Accrued Interest:

The Offered Certificates will settle with [29] days accrued interest.

Interest Accrual Period:

The interest accrual period for the Offered Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

Book Entry

Registration:

The Offered Certificates will be made available in book-entry form through DTC.  The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:

It is anticipated that the Offered Certificates (other than the Class A-R Certificates) and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination

Date:

On any distribution date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust fund.  This date is referred to as the “Optional Termination Date”.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 25% CPB.  CPB assumes that the collateral will be paid in full on the Reset Date.

Minimum Denomination:

$25,000 and integral multiples of $1 in excess thereof; provided that the Certificates must be purchased in minimum total investments of $100,000.

Final Distribution Date:

The Final Distribution Date is expected to be July 2036.

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans described herein is approximately $648,498,015 (the “Mortgage Loans”). The “Group 1 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring 3 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $69,546,492.  The “Group 2 Mortgage Loans” consist of conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring 5 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $137,532,774.  The “Group 3 Mortgage Loans” consist of conforming and non-conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring 5 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $252,336,420.  The “Group 4 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring 7 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $132,006,417.  The “Group 5 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring 10 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $57,075,912.  The Mortgage Loans in Group 1, Group 2, Group 3, Group 4 and Group 5 are adjustable rate mortgage loans, the majority of which adjust based on 1 year LIBOR, 6 Month LIBOR, 1 Month LIBOR or 1 year CMT.  Each of the Mortgage Loans has an original term to maturity of 25, 30 or 40 years. A portion of the Mortgage Loans (see attached preliminary collateral summary) are scheduled to pay interest only for a term of no more than ten years following origination.   Thereafter, each such Mortgage Loan will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize such Mortgage Loans over its remaining term.

Credit Enhancement:

Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Senior Certificates will consist of the subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, initially approximately [6.00]% total subordination.

Non-Overcollateralization

Series:

With respect to any HarborView Series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates.  This feature is referred to as overcollateralization.  A series that has an overcollateralization feature is referred to as an “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”  This will be a “non-overcollateralization series.”

Shifting Interest:

Prior to the Distribution Date occurring in July 2013, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the related Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal.

The unscheduled principal payment percentages on the Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

July 2006 – June 2013

0% Pro Rata Share

July 2013 – June 2014

30% Pro Rata Share

July 2014 – June 2015

40% Pro Rata Share

July 2015 – June 2016

60% Pro Rata Share

July 2016 – June 2017

80% Pro Rata Share

July 2017 and after

100% Pro Rata Share

However, if the credit enhancement percentage provided by the Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the Step Down Test), (i) prior to the Distribution Date in July 2009, the Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in July 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates.  In the event the current senior percentage related to the loan group (aggregate principal balance of the Senior Certificates, divided by the aggregate principal balance of the related Mortgage Loans) exceeds the applicable initial senior percentage (aggregate principal balance of the Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date), the Senior Certificates will receive all unscheduled principal payments for the related loan group, regardless of any unscheduled principal payment percentages above.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) voluntary prepayments.  All prepayment penalties will be retained by the related Servicer.

Step Down Test:

As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed 50%, and second,

cumulative Realized Losses on all of the mortgage loans do not exceed:

·

For any distribution date on or after the seventh anniversary of the first distribution date, 30% of the aggregate class principal balance of the subordinate certificates as of the closing date.

·

For any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate class principal balance of the subordinate certificates as of the closing date.

·

For any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate class principal balance of the subordinate certificates as of the closing date.

·

For any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate class principal balance of the subordinate certificates as of the closing date.

·

For any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate class principal balance of the subordinate certificates as of the closing date.

Allocation of

Realized Losses:

Any realized losses on the Mortgage Loans will be allocated as follows: to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and to the Senior Certificates as follows:

1.

Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class A-R, Class 1A-1A and Class 1A-1B Certificates on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 1A-1A and Class 1A-1B Certificates will be allocated sequentially to the Class 1A-1B and Class 1A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

2.

Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A and Class 2A-1B Certificates on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A and Class 2A-1B Certificates will be allocated sequentially to the Class 2A-1B and Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

3.

Any remaining realized losses on the Group 3 Mortgage Loans will be allocated to the Class 3A-1A and Class 3A-1B Certificates on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 3A-1A and Class 3A-1B Certificates will be allocated sequentially to the Class 3A-1B and Class 3A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

4.

Any remaining realized losses on the Group 4 Mortgage Loans will be allocated to the Class 4A-1A and Class 4A-1B Certificates on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 4A-1A and Class 4A-1B Certificates will be allocated sequentially to the Class 4A-1B and Class 4A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

5.

Any remaining realized losses on the Group 5 Mortgage Loans will be allocated to the Class 5A-1A and Class 5A-1B Certificates on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 5A-1A and Class 5A-1B Certificates will be allocated sequentially to the Class 5A-1B and Class 5A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the applicable Servicing Fee Rate, LPMI fee rate, if any and the Trustee Fee Rate.

Servicing Fee Rate:

Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services.  The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period.  The Servicing Fee Rates are as follows:

Servicer	Loan Group	Servicing Fee (%)	Subsequent Servicing Fee (%)	Count	Balance
American Home Mortgage Servicing, Inc	1	0.250	0.250	2	$717,874.00
Countrywide Home Loan Servicing, LP	1	0.375	0.375	127	$24,555,479.34
Downey Savings and Loan Association, FA	1	0.250	0.375	59	$24,405,880.54
HSBC Bank USA	1	0.375	0.375	11	$6,088,275.47
IndyMac Bank, FSB	1	0.375	0.375	4	$1,634,506.55
Mellon Trust of New England	1	0.250	0.250	14	$12,144,476.46
American Home Mortgage Servicing, Inc	2	0.250	0.250	227	$54,550,356.00
Countrywide Home Loan Servicing, LP	2	0.250	0.375	296	$72,063,278.94
Countrywide Home Loan Servicing, LP	2	0.375	0.375	3	$622,770.56
Downey Savings and Loan Association, FA	2	0.250	0.375	33	$9,676,409.50
IndyMac Bank, FSB	2	0.375	0.375	2	$619,959.25
American Home Mortgage Servicing, Inc	3	0.250	0.250	98	$62,423,182.00
Countrywide Home Loan Servicing, LP	3	0.250	0.375	210	$127,921,637.44
Countrywide Home Loan Servicing, LP	3	0.375	0.375	14	$11,320,718.34
Downey Savings and Loan Association, FA	3	0.250	0.375	42	$22,189,592.20
FIRST REPUBLIC	3	0.250	0.375	2	$594,000.00
HSBC Bank USA	3	0.250	0.250	6	$3,622,137.77
IndyMac Bank, FSB	3	0.375	0.375	4	$2,850,945.80
Mellon Trust of New England	3	0.250	0.250	28	$21,414,206.26
American Home Mortgage Servicing, Inc	4	0.250	0.250	38	$15,032,452.00
Countrywide Home Loan Servicing, LP	4	0.250	0.375	134	$82,573,964.01
Countrywide Home Loan Servicing, LP	4	0.375	0.375	11	$9,580,931.39
Downey Savings and Loan Association, FA	4	0.250	0.375	27	$10,625,001.08
FIRST REPUBLIC	4	0.250	0.375	1	$572,806.35
HSBC Bank USA	4	0.250	0.250	7	$3,520,731.87
IndyMac Bank, FSB	4	0.375	0.375	12	$5,799,917.44
Mellon Trust of New England	4	0.250	0.250	7	$4,300,612.55
American Home Mortgage Servicing, Inc	5	0.250	0.250	66	$31,805,953.00
Countrywide Home Loan Servicing, LP	5	0.250	0.375	1	$977,619.28
Countrywide Home Loan Servicing, LP	5	0.375	0.375	2	$1,719,000.00
FIRST REPUBLIC	5	0.250	0.375	1	$450,000.00
HSBC Bank USA	5	0.250	0.250	14	$8,352,624.11
IndyMac Bank, FSB	5	0.375	0.375	17	$8,855,916.28
Mellon Trust of New England	5	0.250	0.250	7	$4,914,799.69

Master Servicing

Fee Rate:

For each Mortgage Loan the Master Servicing Fee Rate will equal 0.015%.  The Custodians will be paid by the Master Servicer.

Trust Expense

Fee Rate:

The weighted average Trust Expense Fee Rate is 0.28601%.

Trust Expense

Fee Rate:

For each mortgage loan, the sum of the Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate and the LPMI fee rate, if any.

Net WAC:

The “Net WAC” is equal to the weighted average of the weighted average Net Mortgage Rates of the Mortgage Loans.

Certificates Priority of

Distributions:

Distribution of Available Funds will be made in the following order of priority:

(a) current interest concurrently as follows:

(i) from the Group 1 Mortgage Loans to the Class A-R Certificates and to the Class 1A-1A and Class 1A-1B Certificates, pro-rata;

(ii) from the Group 2 Mortgage Loans to the Class 2A-1A and Class 2A-1B Certificates, pro-rata;

(iii) from the Group 3 Mortgage Loans to the Class 3A-1A and Class 3A-1B Certificates, pro-rata;

(iv) from the Group 4 Mortgage Loans to the Class 4A-1A and Class 4A-1B Certificates, pro-rata; and

(v) from the Group 5 Mortgage Loans to the Class 5A-1A and Class 5A-1B Certificates, pro-rata;

(b) principal of the Senior Certificates concurrently as follows:

(i) from the Group 1 Mortgage Loans sequentially, first, to the Class A-R Certificates, and second, to the Class 1A-1A and Class 1A-1B Certificates, pro-rata, until the respective class principal balances are reduced to zero;

(ii) from the Group 2 Mortgage Loans to the Class 2A-1A and Class 2A-1B Certificates, pro-rata, until the respective class principal balances are reduced to zero;

(iii) from the Group 3 Mortgage Loans to the Class 3A-1A and Class 3A-1B Certificates, pro-rata, until the respective class principal balances are reduced to zero;

(iv) from the Group 4 Mortgage Loans to the Class 4A-1A and Class 4A-1B Certificates, pro-rata, until the respective class principal balances are reduced to zero; and

(v) from the Group 5 Mortgage Loans to the Class 5A-1A and Class 5A-1B Certificates, pro-rata, until the respective class principal balances are reduced to zero;

(c) with respect to all remaining Available Funds: first, current and unpaid interest on, and then principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates, *subject to the limitations described below;

(d) with respect to all remaining Available Funds to the Class A-R Certificate.

*Each class of Subordinate Certificates will be entitled to receive on each distribution date its pro rata share of the principal (based on its respective class principal balance), in each case to the extent of the amount available from available funds for distribution of principal on that class. Distributions of principal on the Subordinate Certificates will be made on each distribution date to the classes of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date.  Additionally, the Subordinate Certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Before the distribution date in July 2013, the related Subordinate Prepayment Percentage will generally equal zero unless the related Senior Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled since the closing date and certain performance tests have been satisfied.

Prepayment Interest

Shortfalls:

Any Prepayment Interest Shortfall with respect to a prepayment in full and/or in part, as applicable, of a Mortgage Loan is required to be paid by the related Servicer, generally limited to the extent that such amount does not exceed the 0.375% for the applicable date.

Aggregate Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$648,498,015	$57,000	$5,000,000
Average Scheduled Principal Balance	$424,688
Number of Mortgage Loans	1,527

Weighted Average Gross Coupon	6.393%	3.500%	9.000%
Weighted Average FICO Score	714	507	819
Weighted Average Original LTV	73.79%	12.66%	100.00%
Weighted Average Total LTV (Including Silent 2nd)	80.43%	12.66%	100.14%

Weighted Average Original Term	360 months	300 months	480 months
Weighted Average Stated Remaining Term	356 months	295 months	360 months
Weighted Average Seasoning	4 months	0 months	127 months

Weighted Average Gross Margin	2.355%	2.050%	5.000%
Weighted Average Minimum Interest Rate	2.366%	2.050%	7.375%
Weighted Average Maximum Interest Rate	11.699%	9.500%	14.500%
Weighted Average Initial Rate Cap	4.996%	2.000%	6.000%
Weighted Average Subsequent Rate Cap	1.859%	1.000%	2.000%
Weighted Average Months to Roll	63 months	5 months	119 months

Maturity Date		Jan 1 2031	Jun 1 2036
Maximum Zip Code Concentration	1.00%	93108

ARM	100.00%	First Lien	100.00%

10/1 YR CMT IO	0.07%	Alternative Documentation	1.49%
10/1 YR LIBOR	0.67%	Express Documentation	0.63%
10/1 YR LIBOR IO	7.75%	Fast Forward	1.94%
10/6 MO LIBOR IO	0.31%	Full Documentation	31.94%
3/1 YR CMT	0.05%	Lite Documentation	8.91%
3/1 YR CMT IO	0.05%	Other	0.07%
3/1 YR LIBOR	0.69%	Preferred Documentation	3.69%
3/1 YR LIBOR IO	6.10%	Reduced Documentation	35.76%
3/27 6 MO LIBOR	0.30%	Stated Documentation	15.54%
3/27 6 MO LIBOR IO	3.53%	Streamline Documentation	0.03%
5/1 MO LIBOR IO	0.09%
5/1 YR CMT	0.07%	Cash Out Refinance	31.45%
5/1 YR LIBOR	2.17%	Home Improvement	0.04%
5/1 YR LIBOR IO	38.43%	Purchase	54.32%
5/25 6 MO LIBOR	1.41%	Rate/Term Refinance	14.19%
5/25 6 MO LIBOR IO	17.94%
7/1 YR LIBOR	1.72%	Condominium	11.19%
7/1 YR LIBOR IO	16.53%	Planned Unit Development	27.87%
7/23 6 MO LIBOR	0.12%	Single Family	58.55%
7/23 6 MO LIBOR IO	1.90%	Two-to-Four Family	2.39%
7/6 MO COFI IO	0.09%
		Non-owner	5.27%
Interest Only	92.72%	Primary	88.12%
Not Interest Only	7.28%	Second Home	6.61%

Prepay Penalty: N/A	72.51%	Top 5 States:
Prepay Penalty: 6 months	0.11%	California	46.69%
Prepay Penalty: 7 months	0.05%	Nevada	6.62%
Prepay Penalty: 9 months	0.10%	Florida	6.60%
Prepay Penalty: 12 months	13.88%	Arizona	4.56%
Prepay Penalty: 24 months	0.67%	Virginia	3.79%
Prepay Penalty: 36 months	9.52%
Prepay Penalty: 60 months	3.16%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	41	3,366,335.58	0.52%	6.557	354	73.27	713
100,000.01 - 150,000.00	113	14,551,534.72	2.24%	6.470	355	76.49	717
150,000.01 - 200,000.00	172	30,004,079.64	4.63%	6.433	355	77.63	714
200,000.01 - 250,000.00	156	35,422,536.07	5.46%	6.482	355	76.41	710
250,000.01 - 300,000.00	134	36,949,421.37	5.70%	6.476	356	78.43	723
300,000.01 - 350,000.00	115	37,313,888.64	5.75%	6.313	355	77.90	715
350,000.01 - 400,000.00	110	41,450,794.82	6.39%	6.258	355	77.03	716
400,000.01 - 450,000.00	123	52,678,395.33	8.12%	6.392	355	75.44	698
450,000.01 - 500,000.00	140	66,799,196.78	10.30%	6.329	355	75.90	713
500,000.01 - 550,000.00	89	46,746,517.54	7.21%	6.361	356	74.74	701
550,000.01 - 600,000.00	79	45,552,201.88	7.02%	6.365	356	75.72	712
600,000.01 - 650,000.00	62	39,709,871.55	6.12%	6.436	356	75.41	714
650,000.01 - 700,000.00	29	19,733,462.02	3.04%	6.442	356	74.73	711
700,000.01 - 750,000.00	18	13,066,527.68	2.01%	6.486	356	74.59	734
750,000.01 - 800,000.00	17	13,254,274.19	2.04%	6.227	356	75.68	709
800,000.01 - 850,000.00	17	14,133,313.26	2.18%	6.523	354	68.17	723
850,000.01 - 900,000.00	18	15,949,565.70	2.46%	6.289	355	68.70	706
900,000.01 - 950,000.00	13	12,039,902.92	1.86%	6.382	355	68.86	741
950,000.01 - 1,000,000.00	36	35,502,127.16	5.47%	6.358	356	66.48	717
1,000,000.01 - 1,050,000.00	3	3,098,200.00	0.48%	5.501	357	66.11	742
1,050,000.01 - 1,100,000.00	5	5,440,540.00	0.84%	6.620	358	71.14	745
1,150,000.01 - 1,200,000.00	3	3,574,700.00	0.55%	6.080	358	73.64	748
1,200,000.01 - 1,250,000.00	1	1,232,000.00	0.19%	6.375	359	80.00	779
1,250,000.01 - 1,300,000.00	3	3,836,000.00	0.59%	6.247	358	62.27	689
1,300,000.01 - 1,350,000.00	4	5,333,500.00	0.82%	6.937	358	70.03	659
1,350,000.01 - 1,400,000.00	2	2,775,500.00	0.43%	6.560	358	70.00	792
1,400,000.01 - 1,450,000.00	1	1,450,000.00	0.22%	6.625	359	70.00	794
1,450,000.01 - 1,500,000.00	7	10,465,286.62	1.61%	5.983	355	64.87	726
1,500,000.01 - 1,550,000.00	1	1,542,030.00	0.24%	6.750	358	70.00	701
1,550,000.01 - 1,600,000.00	1	1,560,000.00	0.24%	6.250	358	60.00	801
1,600,000.01 - 1,650,000.00	1	1,610,000.00	0.25%	6.250	360	70.00	717
1,650,000.01 - 1,700,000.00	1	1,655,000.00	0.26%	6.875	355	71.96	729
1,700,000.01 - 1,750,000.00	1	1,735,000.00	0.27%	7.375	359	55.00	687
1,750,000.01 - 1,800,000.00	1	1,765,000.00	0.27%	6.250	359	61.00	682
1,800,000.01 - 1,850,000.00	2	3,654,200.00	0.56%	6.687	357	62.49	692
1,900,000.01 - 1,950,000.00	1	1,924,650.00	0.30%	7.000	358	70.00	710
1,950,000.01 - 2,000,000.00	2	4,000,000.00	0.62%	6.000	356	47.73	728
2,800,000.01 - 2,850,000.00	1	2,812,500.00	0.43%	6.875	359	75.00	700
2,950,000.01 - 3,000,000.00	2	6,000,000.00	0.93%	6.438	357	58.69	686
3,000,000.01+	2	8,809,962.00	1.36%	7.017	352	54.76	735
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.500 - 3.999	3	481,791.32	0.07%	3.530	337	73.70	721
4.000 - 4.499	1	1,030,200.00	0.16%	4.125	356	70.00	700
4.500 - 4.999	13	4,994,863.67	0.77%	4.731	350	68.39	726
5.000 - 5.499	39	17,950,780.63	2.77%	5.250	353	69.94	730
5.500 - 5.999	246	107,142,517.69	16.52%	5.750	354	72.18	721
6.000 - 6.499	502	218,257,149.37	33.66%	6.209	356	73.14	716
6.500 - 6.999	525	213,150,477.07	32.87%	6.694	356	74.97	711
7.000 - 7.499	135	61,835,910.16	9.54%	7.147	356	73.89	706
7.500 - 7.999	52	20,361,871.10	3.14%	7.618	355	79.95	698
8.000 - 8.499	9	2,804,062.46	0.43%	8.134	356	83.26	677
8.500 - 8.999	1	388,000.00	0.06%	8.500	355	80.00	737
9.000 - 9.499	1	100,392.00	0.02%	9.000	353	80.00	759
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
500-524	1	791,759.35	0.12%	6.375	351	60.00	507
600-624	22	9,969,884.69	1.54%	6.415	355	64.41	618
625-649	114	49,827,486.54	7.68%	6.536	355	71.20	638
650-674	203	81,784,326.65	12.61%	6.477	355	75.18	664
675-699	267	113,199,757.43	17.46%	6.386	355	74.08	687
700-724	295	124,519,532.71	19.20%	6.469	356	75.26	711
725-749	255	107,926,519.31	16.64%	6.332	356	74.90	736
750-774	199	82,760,113.52	12.76%	6.329	355	74.04	761
775-799	130	56,767,996.72	8.75%	6.298	357	71.27	786
800+	39	20,240,905.37	3.12%	6.147	356	69.45	807
None	2	709,733.18	0.11%	5.838	353	65.61	0
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	60	29,733,825.90	4.59%	6.044	355	38.27	724
50.00- 54.99	20	16,024,970.48	2.47%	6.349	354	52.01	716
55.00- 59.99	38	32,396,767.36	5.00%	6.439	354	57.41	701
60.00- 64.99	50	26,778,472.63	4.13%	6.313	355	62.18	694
65.00- 69.99	82	38,811,322.56	5.98%	6.308	356	67.57	717
70.00- 74.99	119	64,111,434.93	9.89%	6.343	356	71.61	716
75.00- 79.99	281	129,586,001.96	19.98%	6.386	355	77.14	711
80.00	788	286,695,686.29	44.21%	6.459	356	80.00	717
80.01- 84.99	5	1,702,837.97	0.26%	6.297	355	84.31	671
85.00- 89.99	19	6,009,760.46	0.93%	6.384	354	88.34	718
90.00- 94.99	40	10,651,425.92	1.64%	6.453	354	90.22	689
95.00- 99.99	21	4,973,540.01	0.77%	6.116	353	95.00	728
100.00	4	1,021,969.00	0.16%	7.843	359	100.00	749
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	1,438	624,138,482.11	96.24%	6.393	356	73.13	714
LTV > 80 Commonwealth	5	1,341,954.07	0.21%	5.970	351	93.65	746
LTV > 80 GEMICO	4	886,865.25	0.14%	5.728	352	90.30	731
LTV > 80 MGIC	40	12,066,250.31	1.86%	6.633	354	89.53	699
LTV > 80 PMI	5	1,632,270.32	0.25%	5.828	351	93.24	727
LTV > 80 Radian	10	1,984,566.81	0.31%	6.008	353	91.51	685
LTV > 80 Republic	3	1,331,120.46	0.21%	5.872	355	87.33	676
LTV > 80 Triad Guaranty Ins. Co.	11	2,960,789.00	0.46%	6.839	358	94.08	726
LTV > 80 United Guaranty	11	2,155,717.14	0.33%	6.322	352	90.64	703
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	845	373,926,694.67	57.66%	6.347	356	71.85	710
Unknown	4	1,616,806.35	0.25%	5.061	352	56.30	754
Y	678	272,954,514.45	42.09%	6.465	356	76.55	718
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	58	29,380,347.09	4.53%	6.048	355	38.24	723
50.00- 54.99	17	7,273,449.29	1.12%	6.210	353	51.58	704
55.00- 59.99	35	29,639,668.36	4.57%	6.459	354	57.37	699
60.00- 64.99	39	23,210,875.77	3.58%	6.515	355	59.79	703
65.00- 69.99	69	33,420,538.51	5.15%	6.256	356	66.55	707
70.00- 74.99	83	44,263,835.61	6.83%	6.219	356	71.07	715
75.00- 79.99	184	90,761,203.60	14.00%	6.351	356	75.55	708
80.00	298	117,515,648.56	18.12%	6.432	356	79.73	713
80.01- 84.99	18	7,873,604.07	1.21%	6.288	355	75.44	707
85.00- 89.99	87	42,081,490.95	6.49%	6.314	355	77.37	718
90.00- 94.99	203	82,897,853.01	12.78%	6.343	355	79.54	718
95.00- 99.99	134	44,195,050.27	6.81%	6.446	355	81.29	710
100.00	301	95,868,541.31	14.78%	6.651	356	79.52	723
100.01+	1	115,909.07	0.02%	3.500	350	80.00	707
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
300	1	479,946.00	0.07%	6.750	295	50.53	651
360	1,525	647,445,263.12	99.84%	6.394	356	73.81	714
480	1	572,806.35	0.09%	4.950	353	75.00	802
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
241-300	1	479,946.00	0.07%	6.750	295	50.53	651
301-360	1,526	648,018,069.47	99.93%	6.393	356	73.81	714
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	30	13,288,938.32	2.05%	6.375	357	69.02	717
20.01 -25.00	42	16,575,091.30	2.56%	6.158	356	73.88	732
25.01 -30.00	109	44,623,532.12	6.88%	6.301	357	74.13	729
30.01 -35.00	176	78,136,875.66	12.05%	6.251	356	72.05	726
35.01 -40.00	261	109,467,880.24	16.88%	6.232	356	73.80	718
40.01 -45.00	193	73,589,052.39	11.35%	6.305	356	76.96	718
45.01 -50.00	69	27,213,743.10	4.20%	6.299	356	74.84	719
50.01 -55.00	20	8,024,069.71	1.24%	5.973	357	71.60	725
55.01 -60.00	10	8,464,014.36	1.31%	5.712	357	62.04	715
60.01+	8	5,366,000.00	0.83%	6.118	357	53.54	765
None	609	263,748,818.27	40.67%	6.608	354	74.34	701
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	1,527	648,498,015.47	100.00%	6.393	356	73.79	714
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 YR CMT IO	1	450,000.00	0.07%	5.350	350	41.67	802
10/1 YR LIBOR	8	4,337,165.53	0.67%	6.542	357	70.19	688
10/1 YR LIBOR IO	94	50,260,346.83	7.75%	6.251	357	72.73	743
10/6 MO LIBOR IO	5	2,028,400.00	0.31%	6.489	355	80.00	737
3/1 YR CMT	2	335,793.42	0.05%	6.007	350	86.48	680
3/1 YR CMT IO	1	313,507.00	0.05%	4.625	354	95.00	738
3/1 YR LIBOR	25	4,448,799.45	0.69%	5.720	349	75.96	709
3/1 YR LIBOR IO	129	39,583,411.95	6.10%	5.957	352	73.03	722
3/27 6 MO LIBOR	5	1,948,167.78	0.30%	5.961	355	72.95	713
3/27 6 MO LIBOR IO	55	22,916,812.76	3.53%	5.935	354	75.21	711
5/1 MO LIBOR IO	2	594,000.00	0.09%	4.950	351	49.35	671
5/1 YR CMT	1	482,503.27	0.07%	5.875	355	29.39	629
5/1 YR LIBOR	29	14,062,866.11	2.17%	6.453	357	73.91	714
5/1 YR LIBOR IO	514	249,212,630.38	38.43%	6.439	357	73.37	715
5/25 6 MO LIBOR	36	9,146,025.23	1.41%	6.515	355	68.98	709
5/25 6 MO LIBOR IO	383	116,371,169.07	17.94%	6.459	354	75.20	703
7/1 YR LIBOR	22	11,136,175.02	1.72%	6.552	355	70.65	691
7/1 YR LIBOR IO	181	107,194,516.80	16.53%	6.582	355	74.89	709
7/23 6 MO LIBOR	2	767,205.43	0.12%	6.509	354	77.51	730
7/23 6 MO LIBOR IO	31	12,335,713.09	1.90%	6.238	356	72.32	713
7/6 MO COFI IO	1	572,806.35	0.09%	4.950	353	75.00	802
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	1,396	601,260,507.88	92.72%	6.394	356	73.95	714
Not Interest Only	131	47,237,507.59	7.28%	6.381	355	71.71	705
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	1,122	470,196,226.72	72.51%	6.398	356	74.36	714
Prepay Penalty: 6 months	2	692,655.27	0.11%	6.444	355	78.55	675
Prepay Penalty: 7 months	1	332,000.00	0.05%	7.500	355	80.00	631
Prepay Penalty: 9 months	1	646,715.42	0.10%	6.375	352	84.45	685
Prepay Penalty: 12 months	161	90,022,801.06	13.88%	6.358	356	71.38	717
Prepay Penalty: 24 months	18	4,349,467.20	0.67%	6.521	354	75.59	680
Prepay Penalty: 36 months	177	61,747,922.45	9.52%	6.300	354	72.50	711
Prepay Penalty: 60 months	45	20,510,227.35	3.16%	6.679	355	74.25	706
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	1,527	648,498,015.47	100.00%	6.393	356	73.79	714
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	29	9,644,954.92	1.49%	5.891	353	77.46	674
Express Documentation	11	4,069,219.92	0.63%	6.049	355	68.93	733
Fast Forward	22	12,595,881.53	1.94%	5.973	354	75.15	767
Full Documentation	515	207,159,313.98	31.94%	6.204	356	72.66	716
Lite Documentation	138	57,807,437.39	8.91%	6.167	355	73.21	705
Other	1	430,717.84	0.07%	5.750	355	29.86	690
Preferred Documentation	68	23,926,253.25	3.69%	5.950	352	80.49	749
Reduced Documentation	507	231,915,899.52	35.76%	6.685	355	74.40	706
Stated Documentation	235	100,785,888.02	15.54%	6.463	358	73.31	720
Streamline Documentation	1	162,449.10	0.03%	6.125	352	79.27	652
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	431	203,937,365.01	31.45%	6.397	356	69.79	701
Home Improvement	1	250,000.00	0.04%	6.500	357	12.66	706
Purchase	898	352,271,228.18	54.32%	6.437	356	77.74	722
Rate/Term Refinance	197	92,039,422.28	14.19%	6.216	355	67.70	709
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	226	72,548,837.01	11.19%	6.462	356	76.67	724
Planned Unit Development	438	180,764,484.19	27.87%	6.364	355	75.00	709
Single Family	833	379,694,947.87	58.55%	6.379	356	72.58	714
Two-to-Four Family	30	15,489,746.40	2.39%	6.773	354	75.83	721
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	108	34,162,458.31	5.27%	6.844	354	75.59	709
Primary	1,313	571,448,445.50	88.12%	6.369	356	73.90	713
Second Home	106	42,887,111.66	6.61%	6.364	356	70.91	733
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	1	451,463.55	0.07%	7.125	355	90.00	665
Alaska	1	335,000.00	0.05%	5.500	351	66.34	633
Arizona	85	29,592,059.40	4.56%	6.414	356	74.90	697
California	574	302,760,092.37	46.69%	6.338	355	73.13	713
Colorado	46	16,103,960.28	2.48%	6.433	357	76.32	721
Connecticut	9	6,606,490.89	1.02%	6.539	357	71.18	699
Delaware	2	738,300.00	0.11%	6.308	355	80.00	755
District of Columbia	12	4,560,872.00	0.70%	6.014	357	77.19	727
Florida	103	42,822,397.44	6.60%	6.565	355	72.41	718
Georgia	32	8,866,501.77	1.37%	6.402	356	73.05	735
Hawaii	7	3,631,970.33	0.56%	5.948	355	58.36	736
Idaho	5	2,390,382.95	0.37%	6.670	355	63.69	711
Illinois	41	12,609,720.56	1.94%	6.529	356	78.56	716
Indiana	7	1,469,766.61	0.23%	6.108	356	79.41	694
Kansas	1	163,600.00	0.03%	7.000	359	80.00	797
Kentucky	4	589,893.42	0.09%	6.411	352	78.10	738
Louisiana	2	535,200.00	0.08%	6.446	359	80.00	638
Maine	1	1,000,000.00	0.15%	6.375	358	34.48	660
Maryland	47	18,235,697.34	2.81%	6.423	357	76.25	721
Massachusetts	30	16,513,067.81	2.55%	6.546	357	68.59	713
Michigan	18	5,742,235.42	0.89%	6.287	354	74.20	707
Minnesota	18	4,251,570.99	0.66%	6.430	356	80.46	706
Missouri	8	2,588,455.16	0.40%	6.203	355	72.91	711
Montana	4	784,030.01	0.12%	5.742	353	77.86	725
Nevada	146	42,956,747.54	6.62%	6.672	355	77.83	707
New Hampshire	3	953,130.00	0.15%	5.933	352	80.00	759
New Jersey	22	9,129,923.33	1.41%	6.708	356	76.99	704
New Mexico	3	893,260.43	0.14%	6.370	356	73.36	741
New York	34	23,260,309.24	3.59%	6.501	354	67.70	721
North Carolina	31	8,002,324.30	1.23%	6.297	356	75.94	717
Ohio	20	5,597,896.06	0.86%	6.406	354	75.39	700
Oregon	33	9,470,222.18	1.46%	6.508	357	74.65	722
Pennsylvania	26	10,557,942.11	1.63%	6.236	357	73.05	737
Rhode Island	4	1,619,400.00	0.25%	6.348	357	80.00	739
South Carolina	16	4,374,721.47	0.67%	6.608	358	75.41	716
South Dakota	1	148,240.00	0.02%	5.875	359	80.00	732
Tennessee	6	1,366,951.26	0.21%	5.660	352	82.78	707
Texas	12	4,377,255.05	0.67%	6.414	358	78.28	716
Utah	14	4,055,065.94	0.63%	6.156	355	70.60	750
Virginia	58	24,569,464.99	3.79%	6.171	356	76.60	708
Washington	39	12,982,433.27	2.00%	6.246	355	77.58	714
Wyoming	1	840,000.00	0.13%	6.125	355	60.00	693
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	1,220	535,462,337.42	82.57%	6.415	356	73.77	714
2.500 - 2.999	244	98,728,016.88	15.22%	6.217	355	72.71	711
3.000 - 3.499	31	6,982,170.99	1.08%	6.679	355	81.09	718
3.500 - 3.999	16	4,365,777.72	0.67%	6.917	355	85.10	714
4.000 - 4.499	10	1,771,789.43	0.27%	6.906	355	78.90	706
4.500 - 4.999	2	251,190.72	0.04%	7.125	355	79.99	728
5.000 - 5.499	4	936,732.31	0.14%	7.130	355	80.00	663
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	1,220	535,462,337.42	82.57%	6.415	356	73.77	714
2.500 - 2.999	235	96,978,790.94	14.95%	6.207	355	72.60	711
3.000 - 3.499	30	6,826,172.95	1.05%	6.677	355	81.12	719
3.500 - 3.999	16	4,365,777.72	0.67%	6.917	355	85.10	714
4.000 - 4.499	10	1,771,789.43	0.27%	6.906	355	78.90	706
4.500 - 4.999	2	251,190.72	0.04%	7.125	355	79.99	728
5.000 - 5.499	4	936,732.31	0.14%	7.130	355	80.00	663
5.500 - 5.999	1	164,000.00	0.03%	5.875	353	80.00	631
6.000 - 6.499	1	191,990.49	0.03%	6.125	354	80.00	666
6.500 - 6.999	5	864,433.49	0.13%	6.785	354	79.99	718
7.000 - 7.499	3	684,800.00	0.11%	7.146	354	76.24	690
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	6	2,878,910.60	0.44%	4.461	347	66.41	735
10.000 -10.499	19	9,461,121.57	1.46%	5.138	355	71.39	714
10.500 -10.999	117	61,439,060.24	9.47%	5.714	355	71.29	726
11.000 -11.499	305	148,939,323.92	22.97%	6.143	356	73.18	718
11.500 -11.999	499	216,306,714.53	33.36%	6.489	356	74.41	712
12.000 -12.499	312	131,043,690.42	20.21%	6.587	355	72.78	712
12.500 -12.999	208	62,811,475.48	9.69%	6.940	355	77.03	704
13.000 -13.499	51	12,745,966.71	1.97%	7.346	354	79.00	696
13.500 -13.999	8	2,383,360.00	0.37%	7.583	355	78.87	663
14.000 -14.499	1	100,392.00	0.02%	9.000	353	80.00	759
14.500 -14.999	1	388,000.00	0.06%	8.500	355	80.00	737
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	3	1,166,806.35	0.18%	4.950	352	61.94	735
2.000	137	30,925,207.53	4.77%	5.923	351	78.77	713
3.000	3	996,607.00	0.15%	5.531	354	84.72	710
5.000	1,096	523,516,461.53	80.73%	6.434	356	73.74	713
6.000	288	91,892,933.06	14.17%	6.348	354	72.43	716
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	3	1,166,806.35	0.18%	4.950	352	61.94	735
1.000	252	91,554,124.04	14.12%	6.324	355	74.22	704
2.000	1,272	555,777,085.08	85.70%	6.408	356	73.74	715
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
11/01/06	1	572,806.35	0.09%	4.950	353	75.00	802
03/01/07	2	365,882.25	0.06%	3.539	333	71.70	726
07/01/07	2	306,245.29	0.05%	5.169	337	86.21	674
08/01/07	1	158,400.00	0.02%	5.500	338	80.00	675
03/01/08	1	167,916.36	0.03%	5.250	345	90.00	635
04/01/08	2	457,234.22	0.07%	4.867	346	79.38	743
06/01/08	5	1,305,169.74	0.20%	6.356	348	83.45	713
07/01/08	2	124,499.89	0.02%	7.057	349	92.29	680
08/01/08	14	2,492,598.16	0.38%	5.696	350	84.20	725
09/01/08	57	13,124,522.28	2.02%	5.933	351	78.70	725
10/01/08	52	11,045,411.00	1.70%	5.951	352	79.50	697
11/01/08	11	5,416,084.07	0.84%	5.813	353	73.87	721
12/01/08	24	9,814,666.69	1.51%	5.851	354	76.76	714
01/01/09	26	10,291,091.49	1.59%	6.047	355	73.25	706
02/01/09	4	2,828,390.97	0.44%	5.229	355	49.74	705
03/01/09	8	6,066,156.05	0.94%	6.025	351	58.92	752
05/01/09	6	4,027,494.46	0.62%	6.328	359	67.88	732
06/01/09	2	1,837,500.00	0.28%	6.553	360	75.00	727
07/01/09	1	428,000.00	0.07%	5.875	337	79.26	669
03/01/10	1	360,000.00	0.06%	5.625	345	75.00	688
05/01/10	1	900,000.00	0.14%	5.750	347	30.00	752
06/01/10	3	4,589,242.00	0.71%	6.712	348	60.15	740
07/01/10	1	96,782.95	0.01%	5.750	349	80.00	794
08/01/10	3	423,900.33	0.07%	6.972	350	82.78	730
09/01/10	7	2,579,946.87	0.40%	5.844	351	74.45	704
10/01/10	29	10,070,956.49	1.55%	5.976	352	79.97	710
11/01/10	59	29,650,827.42	4.57%	6.169	353	76.22	716
12/01/10	202	65,233,702.66	10.06%	6.480	354	73.75	701
01/01/11	269	115,310,865.57	17.78%	6.586	355	74.16	702
02/01/11	23	14,657,259.72	2.26%	6.430	356	66.16	709
03/01/11	13	7,763,709.76	1.20%	5.944	357	60.25	749
04/01/11	28	17,409,461.72	2.68%	6.622	358	70.33	706
05/01/11	317	113,920,218.01	17.57%	6.428	359	75.72	722
06/01/11	6	6,191,550.00	0.95%	6.219	360	66.73	715
08/01/12	1	488,038.92	0.08%	5.750	350	80.00	666
09/01/12	3	1,370,136.25	0.21%	6.019	351	74.28	722
10/01/12	5	2,445,215.42	0.38%	6.084	352	79.22	681
11/01/12	10	4,751,778.25	0.73%	5.901	353	75.21	707
12/01/12	22	10,935,903.89	1.69%	6.204	354	73.60	730
01/01/13	108	65,330,116.35	10.07%	6.599	355	75.13	699
02/01/13	18	12,353,118.69	1.90%	6.871	356	73.98	713
03/01/13	4	2,262,500.00	0.35%	6.001	357	56.21	781
04/01/13	21	14,816,250.57	2.28%	6.678	358	75.03	711
05/01/13	43	16,397,352.00	2.53%	6.602	359	72.30	716
06/01/13	1	283,200.00	0.04%	6.375	360	80.00	774
03/01/14	1	977,619.28	0.15%	4.500	333	47.67	679
07/01/15	1	477,388.14	0.07%	6.000	349	80.00	752
08/01/15	1	450,000.00	0.07%	5.350	350	41.67	802
09/01/15	2	1,174,500.10	0.18%	6.212	351	66.52	589
10/01/15	2	1,453,600.00	0.22%	5.746	352	77.57	699

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
11/01/15	11	6,607,314.20	1.02%	5.925	353	74.82	745
12/01/15	10	5,160,099.49	0.80%	6.225	354	76.50	759
01/01/16	6	2,756,438.46	0.43%	6.249	355	79.99	759
03/01/16	1	524,999.69	0.08%	6.125	357	56.76	798
04/01/16	9	7,250,030.00	1.12%	6.389	358	66.27	736
05/01/16	64	30,243,923.00	4.66%	6.440	359	73.63	742
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	431	164,529,817.00	25.37%	6.438	359	75.01	724
COUNTRYWIDE	798	331,335,399.30	51.09%	6.524	354	75.02	703
DOWNEY	161	66,896,883.32	10.32%	6.151	355	73.19	703
FIRST REPUBLIC	4	1,616,806.35	0.25%	5.061	352	56.30	754
HSBC	38	21,583,769.22	3.33%	5.872	352	75.34	711
INMC	39	19,761,245.32	3.05%	5.966	354	75.98	757
MELLON TRUST	56	42,774,094.96	6.60%	6.103	357	59.35	749
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	431	164,529,817.00	25.37%	6.438	359	75.01	724
COUNTRYWIDE	798	331,335,399.30	51.09%	6.524	354	75.02	703
DOWNEY	161	66,896,883.32	10.32%	6.151	355	73.19	703
FIRST REPUBLIC	4	1,616,806.35	0.25%	5.061	352	56.30	754
HSBC	38	21,583,769.22	3.33%	5.872	352	75.34	711
INMC	39	19,761,245.32	3.05%	5.966	354	75.98	757
MELLON	56	42,774,094.96	6.60%	6.103	357	59.35	749
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	131	47,237,507.59	7.28%	6.381	355	71.71	705
36	165	48,478,302.09	7.48%	5.934	353	77.50	712
60	562	233,182,480.14	35.96%	6.484	354	74.25	704
84	163	98,635,104.90	15.21%	6.592	355	75.20	705
108	1	269,000.00	0.04%	7.125	345	79.98	771
120	505	220,695,620.75	34.03%	6.312	358	72.29	730
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Times 30 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	1,476	627,310,904.72	96.73%	6.385	356	73.72	714
1	38	14,978,011.11	2.31%	6.516	353	76.29	710
2	11	5,565,000.52	0.86%	6.913	354	73.79	690
4	1	453,800.00	0.07%	8.000	354	80.00	647
5	1	190,299.12	0.03%	5.500	337	90.00	672
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Times 60 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	1,521	645,867,790.35	99.59%	6.391	356	73.77	714
1	6	2,630,225.12	0.41%	7.059	354	79.17	707
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Times 90 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	1,527	648,498,015.47	100.00%	6.393	356	73.79	714
Total	1,527	648,498,015.47	100.00%	6.393	356	73.79	714

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$69,546,492	$57,000	$2,000,000
Average Scheduled Principal Balance	$320,491
Number of Mortgage Loans	217

Weighted Average Gross Coupon	5.929%	3.500%	7.250%
Weighted Average FICO Score	717	602	815
Weighted Average Original LTV	74.09%	26.47%	95.00%
Weighted Average Total LTV (Including Silent 2nd)	78.01%	26.47%	100.14%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	353 months	321 months	360 months
Weighted Average Seasoning	7 months	0 months	27 months

Weighted Average Gross Margin	2.453%	2.250%	3.375%
Weighted Average Minimum Interest Rate	2.453%	2.250%	3.375%
Weighted Average Maximum Interest Rate	11.924%	9.500%	13.250%
Weighted Average Initial Rate Cap	3.832%	2.000%	6.000%
Weighted Average Subsequent Rate Cap	1.642%	1.000%	2.000%
Weighted Average Months to Roll	29 months	9 months	36 months

Maturity Date		Mar 1 2033	Jun 1 2036
Maximum Zip Code Concentration	2.88%	92663

ARM	100.00%	Cash Out Refinance	33.09%
		Purchase	52.13%
3/1 YR CMT	0.48%	Rate/Term Refinance	14.78%
3/1 YR CMT IO	0.45%
3/1 YR LIBOR	6.40%	Condominium	10.52%
3/1 YR LIBOR IO	56.92%	Planned Unit Development	34.70%
3/27 6 MO LIBOR	2.80%	Single Family	53.52%
3/27 6 MO LIBOR IO	32.95%	Two-to-Four Family	1.26%

Interest Only	90.32%	Non-owner	1.85%
Not Interest Only	9.68%	Primary	83.84%
		Second Home	14.30%
Prepay Penalty: N/A	73.49%
Prepay Penalty: 12 months	14.88%	Top 5 States:
Prepay Penalty: 36 months	10.53%	California	42.18%
Prepay Penalty: 60 months	1.11%	Florida	10.62%
		Arizona	9.86%
First Lien	100.00%	North Carolina	3.94%
		Virginia	3.94%
Alternative Documentation	3.76%
Express Documentation	2.59%
Fast Forward	1.11%
Full Documentation	33.38%
Lite Documentation	29.94%
Preferred Documentation	11.41%
Reduced Documentation	11.71%
Stated Documentation	5.86%
Streamline Documentation	0.23%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	13	971,376.03	1.40%	5.965	350	74.60	700
100,000.01 - 150,000.00	29	3,752,249.77	5.40%	6.138	351	82.39	709
150,000.01 - 200,000.00	37	6,445,874.15	9.27%	6.056	350	76.92	707
200,000.01 - 250,000.00	25	5,538,473.27	7.96%	5.933	351	79.31	693
250,000.01 - 300,000.00	26	7,159,390.15	10.29%	5.891	353	78.61	735
300,000.01 - 350,000.00	22	7,159,248.02	10.29%	5.825	351	80.94	728
350,000.01 - 400,000.00	11	4,195,415.33	6.03%	5.979	355	70.23	722
400,000.01 - 450,000.00	12	5,099,645.50	7.33%	6.036	354	79.87	700
450,000.01 - 500,000.00	14	6,676,231.71	9.60%	5.872	353	78.86	725
500,000.01 - 550,000.00	4	2,092,000.00	3.01%	5.842	356	72.04	733
550,000.01 - 600,000.00	6	3,507,532.91	5.04%	5.936	354	69.38	687
600,000.01 - 650,000.00	6	3,840,799.96	5.52%	5.684	353	75.05	711
650,000.01 - 700,000.00	1	692,973.17	1.00%	5.625	354	75.00	685
700,000.01 - 750,000.00	1	750,000.00	1.08%	6.630	360	75.00	721
800,000.01 - 850,000.00	1	849,811.56	1.22%	6.000	321	56.65	718
950,000.01 - 1,000,000.00	3	2,979,770.83	4.28%	5.876	356	61.38	725
1,000,000.01 - 1,050,000.00	2	2,048,200.00	2.95%	5.181	356	64.12	740
1,050,000.01 - 1,100,000.00	1	1,087,500.00	1.56%	6.500	360	75.00	731
1,250,000.01 - 1,300,000.00	1	1,300,000.00	1.87%	5.875	356	32.50	674
1,350,000.01 - 1,400,000.00	1	1,400,000.00	2.01%	6.250	359	70.00	805
1,950,000.01 - 2,000,000.00	1	2,000,000.00	2.88%	6.125	357	45.45	728
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.500 - 3.999	3	481,791.32	0.69%	3.530	337	73.70	721
4.000 - 4.499	1	1,030,200.00	1.48%	4.125	356	70.00	700
4.500 - 4.999	7	1,430,938.04	2.06%	4.692	349	79.40	700
5.000 - 5.499	15	5,065,317.51	7.28%	5.293	352	77.68	724
5.500 - 5.999	79	26,716,552.56	38.42%	5.715	353	74.34	720
6.000 - 6.499	73	26,006,047.67	37.39%	6.188	353	71.14	718
6.500 - 6.999	33	7,851,058.88	11.29%	6.685	354	78.76	703
7.000 - 7.499	6	964,586.38	1.39%	7.023	351	86.96	752
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	2	454,536.56	0.65%	5.807	352	73.21	609
625-649	21	5,786,286.44	8.32%	6.125	353	76.93	633
650-674	31	8,377,450.31	12.05%	5.995	353	70.33	666
675-699	27	8,562,058.76	12.31%	5.867	353	73.43	684
700-724	39	13,177,683.04	18.95%	5.780	351	75.19	712
725-749	43	15,514,743.71	22.31%	5.975	354	72.59	735
750-774	25	7,046,621.86	10.13%	5.853	352	79.65	760
775-799	23	8,212,116.36	11.81%	5.933	354	74.60	783
800+	5	2,248,550.00	3.23%	6.204	357	67.81	806
None	1	166,445.32	0.24%	6.125	352	80.00	0
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	8	5,131,151.62	7.38%	5.982	356	40.90	717
50.00- 54.99	2	1,162,000.00	1.67%	6.375	358	50.29	705
55.00- 59.99	4	2,395,289.93	3.44%	6.137	343	57.20	738
60.00- 64.99	10	3,458,966.06	4.97%	5.777	353	62.42	718
65.00- 69.99	13	4,402,676.38	6.33%	5.932	354	67.84	676
70.00- 74.99	19	8,393,696.49	12.07%	5.594	354	71.52	739
75.00- 79.99	39	13,633,977.48	19.60%	5.979	354	77.56	718
80.00	82	22,320,893.66	32.09%	5.972	353	80.00	718
80.01- 84.99	1	399,620.46	0.57%	6.250	359	84.93	626
85.00- 89.99	6	1,591,764.24	2.29%	5.887	352	87.88	703
90.00- 94.99	19	3,558,080.32	5.12%	6.124	351	90.36	696
95.00- 99.99	14	3,098,375.72	4.46%	5.812	351	95.00	737
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	177	60,898,651.62	87.57%	5.922	353	71.65	718
LTV > 80 Commonwealth	4	973,368.73	1.40%	5.912	351	93.14	756
LTV > 80 GEMICO	3	489,415.25	0.70%	6.014	351	90.55	726
LTV > 80 MGIC	4	555,982.27	0.80%	5.757	344	90.00	678
LTV > 80 PMI	4	1,059,065.08	1.52%	5.464	351	95.00	751
LTV > 80 Radian	8	1,512,366.81	2.17%	6.075	351	91.46	690
LTV > 80 Republic	3	1,331,120.46	1.91%	5.872	355	87.33	676
LTV > 80 Triad Guaranty Ins. Co.	3	570,805.00	0.82%	5.859	352	94.75	711
LTV > 80 United Guaranty	11	2,155,717.14	3.10%	6.322	352	90.64	703
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	147	51,848,475.07	74.55%	5.947	353	72.83	716
Y	70	17,698,017.29	25.45%	5.877	352	77.81	721
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	8	5,131,151.62	7.38%	5.982	356	40.90	717
50.00- 54.99	2	1,162,000.00	1.67%	6.375	358	50.29	705
55.00- 59.99	4	2,395,289.93	3.44%	6.137	343	57.20	738
60.00- 64.99	7	2,070,355.04	2.98%	5.921	354	61.80	734
65.00- 69.99	12	3,993,686.83	5.74%	6.002	354	67.63	673
70.00- 74.99	15	7,453,861.84	10.72%	5.558	354	71.62	745
75.00- 79.99	27	10,215,707.70	14.69%	6.081	355	76.85	711
80.00	33	10,946,581.37	15.74%	5.955	353	80.00	713
80.01- 84.99	5	1,291,241.28	1.86%	6.050	354	78.50	687
85.00- 89.99	15	5,431,185.07	7.81%	5.852	352	79.33	704
90.00- 94.99	35	8,084,203.63	11.62%	5.865	351	82.74	716
95.00- 99.99	31	7,178,864.71	10.32%	5.884	351	86.41	730
100.00	22	4,076,454.27	5.86%	6.111	353	79.56	725
100.01+	1	115,909.07	0.17%	3.500	350	80.00	707
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	217	69,546,492.36	100.00%	5.929	353	74.09	717
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	217	69,546,492.36	100.00%	5.929	353	74.09	717
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	6	2,705,856.88	3.89%	6.055	355	53.84	724
20.01 -25.00	12	4,581,848.32	6.59%	6.017	356	75.05	744
25.01 -30.00	18	5,034,741.60	7.24%	6.019	353	74.68	705
30.01 -35.00	36	12,553,795.85	18.05%	6.062	352	75.96	725
35.01 -40.00	62	19,205,239.16	27.61%	5.873	353	75.93	713
40.01 -45.00	42	12,237,822.26	17.60%	5.899	352	78.72	713
45.01 -50.00	15	5,576,026.22	8.02%	5.992	354	69.85	722
50.01 -55.00	6	1,492,677.16	2.15%	5.483	350	81.57	691
55.01 -60.00	6	3,429,208.01	4.93%	5.373	356	57.37	704
60.01+	2	606,000.00	0.87%	6.046	356	52.14	792
None	12	2,123,276.90	3.05%	6.266	350	81.26	698
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	217	69,546,492.36	100.00%	5.929	353	74.09	717
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3/1 YR CMT	2	335,793.42	0.48%	6.007	350	86.48	680
3/1 YR CMT IO	1	313,507.00	0.45%	4.625	354	95.00	738
3/1 YR LIBOR	25	4,448,799.45	6.40%	5.720	349	75.96	709
3/1 YR LIBOR IO	129	39,583,411.95	56.92%	5.957	352	73.03	722
3/27 6 MO LIBOR	5	1,948,167.78	2.80%	5.961	355	72.95	713
3/27 6 MO LIBOR IO	55	22,916,812.76	32.95%	5.935	354	75.21	711
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	185	62,813,731.71	90.32%	5.942	353	73.93	718
Not Interest Only	32	6,732,760.65	9.68%	5.804	351	75.61	708
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	162	51,107,559.68	73.49%	5.890	352	75.57	716
Prepay Penalty: 12 months	24	10,346,090.78	14.88%	6.196	356	65.96	742
Prepay Penalty: 36 months	27	7,320,868.70	10.53%	5.774	353	74.70	692
Prepay Penalty: 60 months	4	771,973.20	1.11%	6.410	351	79.85	716
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	217	69,546,492.36	100.00%	5.929	353	74.09	717
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	14	2,617,658.45	3.76%	5.816	353	80.70	651
Express Documentation	5	1,798,590.79	2.59%	5.762	354	71.15	751
Fast Forward	2	772,607.00	1.11%	4.996	354	86.09	728
Full Documentation	56	23,215,359.89	33.38%	5.915	353	67.25	713
Lite Documentation	50	20,823,240.62	29.94%	5.956	354	74.62	713
Preferred Documentation	36	7,933,914.64	11.41%	5.848	351	82.61	747
Reduced Documentation	42	8,147,139.37	11.71%	6.163	351	80.10	720
Stated Documentation	11	4,075,532.50	5.86%	5.873	353	76.39	722
Streamline Documentation	1	162,449.10	0.23%	6.125	352	79.27	652
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	58	23,012,882.97	33.09%	5.972	354	67.49	699
Purchase	127	36,252,898.86	52.13%	5.913	353	79.81	728
Rate/Term Refinance	32	10,280,710.53	14.78%	5.890	351	68.73	719
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	31	7,319,708.96	10.52%	5.967	351	80.07	727
Planned Unit Development	66	24,129,394.26	34.70%	5.808	352	73.45	711
Single Family	116	37,222,929.58	53.52%	6.004	354	73.32	720
Two-to-Four Family	4	874,459.56	1.26%	5.735	352	74.77	700
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	8	1,289,348.45	1.85%	6.427	351	80.75	707
Primary	183	58,309,349.27	83.84%	5.911	353	74.09	713
Second Home	26	9,947,794.64	14.30%	5.969	355	73.23	741
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alaska	1	335,000.00	0.48%	5.500	351	66.34	633
Arizona	22	6,854,546.32	9.86%	5.934	353	78.78	695
California	68	29,332,771.65	42.18%	5.929	353	71.40	719
Colorado	2	454,944.31	0.65%	5.920	353	80.00	721
Connecticut	1	237,499.21	0.34%	5.375	352	68.84	652
District of Columbia	1	480,000.00	0.69%	5.625	351	80.00	710
Florida	24	7,383,586.41	10.62%	6.104	353	68.50	707
Georgia	6	1,018,127.78	1.46%	5.683	352	80.95	740
Hawaii	1	183,750.00	0.26%	5.875	351	75.00	800
Illinois	4	1,239,301.81	1.78%	5.515	350	85.82	749
Indiana	3	410,846.61	0.59%	4.673	351	78.67	667
Kentucky	1	83,174.09	0.12%	5.875	351	79.06	756
Maryland	5	1,293,086.47	1.86%	6.042	353	75.54	704
Massachusetts	2	904,189.55	1.30%	5.592	353	75.44	727
Michigan	10	1,990,339.57	2.86%	5.999	349	77.10	714
Minnesota	1	166,394.33	0.24%	6.125	352	80.00	634
Missouri	3	459,243.35	0.66%	6.468	350	87.29	667
Montana	2	424,030.01	0.61%	5.099	351	76.04	739
Nevada	8	1,989,802.29	2.86%	5.710	351	84.72	739
New Jersey	1	247,766.62	0.36%	5.750	352	75.33	615
North Carolina	8	2,740,685.17	3.94%	6.217	356	81.87	726
Ohio	11	1,552,286.47	2.23%	5.622	347	77.29	705
Oregon	4	672,489.45	0.97%	6.487	351	82.75	678
Pennsylvania	5	1,983,107.95	2.85%	6.166	355	65.99	743
Tennessee	5	750,951.26	1.08%	5.894	351	85.06	734
Texas	1	150,905.05	0.22%	6.000	352	85.31	782
Utah	6	2,287,478.94	3.29%	6.042	356	71.41	768
Virginia	7	2,738,700.00	3.94%	5.632	353	74.14	723
Washington	4	1,181,487.69	1.70%	6.239	353	77.61	703
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	143	41,861,298.45	60.19%	5.933	352	72.80	722
2.500 - 2.999	68	26,783,934.63	38.51%	5.902	354	75.56	712
3.000 - 3.499	6	901,259.28	1.30%	6.525	351	90.53	673
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	143	41,861,298.45	60.19%	5.933	352	72.80	722
2.500 - 2.999	68	26,783,934.63	38.51%	5.902	354	75.56	712
3.000 - 3.499	6	901,259.28	1.30%	6.525	351	90.53	673
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	3	481,791.32	0.69%	3.530	337	73.70	721
10.000 -10.499	1	1,030,200.00	1.48%	4.125	356	70.00	700
10.500 -10.999	7	1,430,938.04	2.06%	4.692	349	79.40	700
11.000 -11.499	16	5,409,317.51	7.78%	5.354	352	77.83	725
11.500 -11.999	79	26,716,552.56	38.42%	5.715	353	74.34	720
12.000 -12.499	72	25,662,047.67	36.90%	6.187	354	71.02	718
12.500 -12.999	33	7,851,058.88	11.29%	6.685	354	78.76	703
13.000 -13.499	6	964,586.38	1.39%	7.023	351	86.96	752
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000	137	30,925,207.53	44.47%	5.923	351	78.77	713
3.000	2	772,607.00	1.11%	4.996	354	86.09	728
5.000	60	24,749,880.54	35.59%	5.954	354	75.01	711
6.000	18	13,098,797.29	18.83%	5.950	354	60.62	737
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	60	24,864,980.54	35.75%	5.937	354	75.03	711
2.000	157	44,681,511.82	64.25%	5.924	352	73.57	721
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
03/01/07	2	365,882.25	0.53%	3.539	333	71.70	726
07/01/07	2	306,245.29	0.44%	5.169	337	86.21	674
08/01/07	1	158,400.00	0.23%	5.500	338	80.00	675
03/01/08	1	167,916.36	0.24%	5.250	345	90.00	635
04/01/08	2	457,234.22	0.66%	4.867	346	79.38	743
06/01/08	5	1,305,169.74	1.88%	6.356	348	83.45	713
07/01/08	2	124,499.89	0.18%	7.057	349	92.29	680
08/01/08	14	2,492,598.16	3.58%	5.696	350	84.20	725
09/01/08	57	13,124,522.28	18.87%	5.933	351	78.70	725
10/01/08	52	11,045,411.00	15.88%	5.951	352	79.50	697
11/01/08	11	5,416,084.07	7.79%	5.813	353	73.87	721
12/01/08	24	9,814,666.69	14.11%	5.851	354	76.76	714
01/01/09	26	10,291,091.49	14.80%	6.047	355	73.25	706
02/01/09	3	2,711,200.00	3.90%	5.228	356	48.82	704
03/01/09	7	5,900,576.46	8.48%	6.043	352	58.33	753
05/01/09	6	4,027,494.46	5.79%	6.328	359	67.88	732
06/01/09	2	1,837,500.00	2.64%	6.553	360	75.00	727
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	2	717,874.00	1.03%	6.604	359	80.00	725
COUNTRYWIDE	127	24,555,479.34	35.31%	5.933	350	80.02	712
DOWNEY	59	24,405,880.54	35.09%	5.950	354	74.93	711
HSBC	11	6,088,275.47	8.75%	5.782	352	74.74	714
INMC	4	1,634,506.55	2.35%	5.199	354	80.21	735
MELLON TRUST	14	12,144,476.46	17.46%	6.009	355	58.94	739
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	2	717,874.00	1.03%	6.604	359	80.00	725
COUNTRYWIDE	127	24,555,479.34	35.31%	5.933	350	80.02	712
DOWNEY	59	24,405,880.54	35.09%	5.950	354	74.93	711
HSBC	11	6,088,275.47	8.75%	5.782	352	74.74	714
INMC	4	1,634,506.55	2.35%	5.199	354	80.21	735
MELLON	14	12,144,476.46	17.46%	6.009	355	58.94	739
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	32	6,732,760.65	9.68%	5.804	351	75.61	708
36	165	48,478,302.09	69.71%	5.934	353	77.50	712
84	1	849,811.56	1.22%	6.000	321	56.65	718
120	19	13,485,618.06	19.39%	5.970	357	62.18	739
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Times 30 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	207	67,688,858.13	97.33%	5.933	353	73.89	717
1	9	1,667,335.11	2.40%	5.808	348	80.38	727
5	1	190,299.12	0.27%	5.500	337	90.00	672
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Times 60 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	216	69,356,193.24	99.73%	5.930	353	74.05	717
1	1	190,299.12	0.27%	5.500	337	90.00	672
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Times 90 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	217	69,546,492.36	100.00%	5.929	353	74.09	717
Total	217	69,546,492.36	100.00%	5.929	353	74.09	717

Group 2 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$137,532,774	$62,400	$622,790
Average Scheduled Principal Balance	$245,156
Number of Mortgage Loans	561

Weighted Average Gross Coupon	6.488%	5.000%	9.000%
Weighted Average FICO Score	716	629	818
Weighted Average Original LTV	77.53%	22.37%	100.00%
Weighted Average Total LTV (Including Silent 2nd)	86.60%	22.37%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	332 months	359 months
Weighted Average Seasoning	4 months	1 month	28 months

Weighted Average Gross Margin	2.422%	2.250%	5.000%
Weighted Average Minimum Interest Rate	2.476%	2.250%	7.375%
Weighted Average Maximum Interest Rate	11.926%	10.000%	14.500%
Weighted Average Initial Rate Cap	5.358%	3.000%	6.000%
Weighted Average Subsequent Rate Cap	1.829%	1.000%	2.000%
Weighted Average Months to Roll	56 months	32 months	59 months

Maturity Date		Feb 1 2034	May 1 2036
Maximum Zip Code Concentration	1.36%	89015

ARM	100.00%	Cash Out Refinance	26.40%
		Purchase	64.31%
5/1 YR LIBOR	1.28%	Rate/Term Refinance	9.29%
5/1 YR LIBOR IO	45.29%
5/25 6 MO LIBOR	3.54%	Condominium	17.76%
5/25 6 MO LIBOR IO	49.89%	Planned Unit Development	31.21%
		Single Family	49.81%
Interest Only	95.18%	Two-to-Four Family	1.22%
Not Interest Only	4.82%
		Non-owner	7.80%
Prepay Penalty: N/A	75.98%	Primary	85.87%
Prepay Penalty: 6 months	0.50%	Second Home	6.34%
Prepay Penalty: 7 months	0.24%
Prepay Penalty: 12 months	4.67%	Top 5 States:
Prepay Penalty: 24 months	2.36%	California	32.12%
Prepay Penalty: 36 months	16.25%	Nevada	17.22%
		Florida	5.04%
First Lien	100.00%	Arizona	4.51%
		Illinois	3.78%
Alternative Documentation	2.08%
Express Documentation	0.37%	Top 10 Zips:
Fast Forward	0.45%	89015	1.36%
Full Documentation	35.52%	89139	1.25%
Lite Documentation	6.11%	89123	1.15%
Preferred Documentation	4.23%	89031	1.14%
Reduced Documentation	32.56%	89148	1.05%
Stated Documentation	18.69%	92570	1.02%
		89081	0.82%
		89147	0.80%
		89032	0.74%
		89128	0.64%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	24	2,035,459.57	1.48%	6.791	355	72.15	724
100,000.01 - 150,000.00	61	7,826,752.83	5.69%	6.565	356	75.01	719
150,000.01 - 200,000.00	114	19,845,612.76	14.43%	6.518	356	78.08	716
200,000.01 - 250,000.00	114	25,991,492.80	18.90%	6.581	356	76.68	713
250,000.01 - 300,000.00	85	23,442,215.08	17.04%	6.653	356	78.14	719
300,000.01 - 350,000.00	72	23,379,265.45	17.00%	6.400	356	78.37	714
350,000.01 - 400,000.00	73	27,424,328.84	19.94%	6.289	355	78.39	716
400,000.01 - 450,000.00	17	6,964,857.37	5.06%	6.399	357	76.05	713
600,000.01 - 650,000.00	1	622,789.55	0.45%	6.500	355	70.00	667
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	10	3,003,461.75	2.18%	5.317	353	74.85	737
5.500 - 5.999	57	14,330,616.82	10.42%	5.749	355	78.14	718
6.000 - 6.499	174	46,235,675.10	33.62%	6.218	356	77.13	719
6.500 - 6.999	234	54,993,736.78	39.99%	6.662	357	76.86	714
7.000 - 7.499	54	11,803,371.80	8.58%	7.155	355	78.75	709
7.500 - 7.999	25	5,570,645.54	4.05%	7.609	355	82.96	698
8.000 - 8.499	5	1,106,874.46	0.80%	8.171	357	86.05	705
8.500 - 8.999	1	388,000.00	0.28%	8.500	355	80.00	737
9.000 - 9.499	1	100,392.00	0.07%	9.000	353	80.00	759
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
625-649	27	6,589,823.01	4.79%	6.654	355	73.90	638
650-674	70	17,687,544.24	12.86%	6.622	356	76.93	662
675-699	108	26,740,788.39	19.44%	6.480	356	76.71	687
700-724	130	31,492,546.48	22.90%	6.485	356	78.40	712
725-749	94	23,304,935.24	16.95%	6.439	356	79.31	737
750-774	75	17,652,079.80	12.83%	6.412	356	78.42	762
775-799	46	11,431,080.55	8.31%	6.377	357	76.14	786
800+	11	2,633,976.54	1.92%	6.714	358	73.28	805
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	16	3,156,867.87	2.30%	6.432	355	40.46	711
50.00- 54.99	8	1,990,925.74	1.45%	6.219	356	52.28	733
55.00- 59.99	6	1,722,025.09	1.25%	6.307	357	56.15	699
60.00- 64.99	16	3,605,370.42	2.62%	6.444	355	62.79	700
65.00- 69.99	19	4,446,875.97	3.23%	6.295	356	67.07	706
70.00- 74.99	29	7,060,156.55	5.13%	6.492	356	71.42	708
75.00- 79.99	73	18,142,395.11	13.19%	6.510	355	77.80	712
80.00	358	88,068,352.65	64.03%	6.501	356	80.00	718
80.01- 84.99	3	656,502.09	0.48%	6.248	356	83.80	684
85.00- 89.99	9	2,462,746.23	1.79%	6.238	355	87.61	736
90.00- 94.99	14	3,747,823.24	2.73%	6.359	356	90.28	699
95.00- 99.99	6	1,450,764.29	1.05%	6.728	355	95.00	714
100.00	4	1,021,969.00	0.74%	7.843	359	100.00	749
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	525	128,192,969.40	93.21%	6.484	356	76.56	716
LTV > 80 Commonwealth	1	368,585.34	0.27%	6.125	353	95.00	721
LTV > 80 GEMICO	1	397,450.00	0.29%	5.375	353	90.00	736
LTV > 80 MGIC	26	6,392,485.51	4.65%	6.485	355	89.80	710
LTV > 80 Radian	2	472,200.00	0.34%	5.793	359	91.67	670
LTV > 80 Triad Guaranty Ins. Co.	6	1,709,084.00	1.24%	7.307	359	94.23	744
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	269	65,471,609.45	47.60%	6.447	356	75.68	713
Y	292	72,061,164.80	52.40%	6.525	356	79.22	718
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	15	2,908,389.06	2.11%	6.490	355	40.12	705
50.00- 54.99	9	2,239,404.55	1.63%	6.167	356	51.41	738
55.00- 59.99	6	1,722,025.09	1.25%	6.307	357	56.15	699
60.00- 64.99	14	2,805,370.42	2.04%	6.303	356	62.39	695
65.00- 69.99	17	4,168,475.97	3.03%	6.274	356	66.94	704
70.00- 74.99	18	4,686,791.55	3.41%	6.461	355	71.78	701
75.00- 79.99	42	10,493,696.65	7.63%	6.451	355	77.14	708
80.00	114	27,496,130.12	19.99%	6.475	356	79.95	719
80.01- 84.99	4	996,502.09	0.72%	6.334	357	82.50	683
85.00- 89.99	21	5,476,652.62	3.98%	6.366	356	81.96	718
90.00- 94.99	71	19,596,919.15	14.25%	6.356	356	81.41	711
95.00- 99.99	62	15,540,727.37	11.30%	6.599	355	80.85	717
100.00	168	39,401,689.61	28.65%	6.614	357	80.04	722
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	561	137,532,774.25	100.00%	6.488	356	77.53	716
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	561	137,532,774.25	100.00%	6.488	356	77.53	716
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	7	1,777,217.35	1.29%	6.164	356	78.97	722
20.01 -25.00	11	2,802,290.39	2.04%	6.299	358	79.20	734
25.01 -30.00	40	10,527,398.87	7.65%	6.319	358	78.71	731
30.01 -35.00	58	15,687,930.01	11.41%	6.281	356	74.99	726
35.01 -40.00	75	19,356,283.80	14.07%	6.450	357	76.00	717
40.01 -45.00	69	17,222,344.94	12.52%	6.398	358	79.33	717
45.01 -50.00	22	5,645,947.14	4.11%	6.527	358	80.36	724
50.01 -55.00	6	1,329,880.00	0.97%	6.332	359	79.17	740
None	273	63,183,481.75	45.94%	6.621	354	77.55	707
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	561	137,532,774.25	100.00%	6.488	356	77.53	716
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5/1 YR LIBOR	8	1,764,360.00	1.28%	6.364	359	73.01	762
5/1 YR LIBOR IO	245	62,288,563.75	45.29%	6.393	358	78.86	724
5/25 6 MO LIBOR	26	4,869,075.03	3.54%	6.655	355	69.35	711
5/25 6 MO LIBOR IO	282	68,610,775.47	49.89%	6.565	354	77.03	707
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	527	130,899,339.22	95.18%	6.483	356	77.90	715
Not Interest Only	34	6,633,435.03	4.82%	6.577	356	70.32	724
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	419	104,499,456.17	75.98%	6.450	356	77.53	720
Prepay Penalty: 6 months	2	692,655.27	0.50%	6.444	355	78.55	675
Prepay Penalty: 7 months	1	332,000.00	0.24%	7.500	355	80.00	631
Prepay Penalty: 12 months	26	6,420,446.08	4.67%	6.616	354	77.64	701
Prepay Penalty: 24 months	15	3,241,467.20	2.36%	6.792	355	79.70	678
Prepay Penalty: 36 months	98	22,346,749.53	16.25%	6.572	354	77.15	705
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	561	137,532,774.25	100.00%	6.488	356	77.53	716
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	8	2,867,462.09	2.08%	6.111	352	74.70	684
Express Documentation	2	502,360.00	0.37%	6.287	354	77.13	718
Fast Forward	2	619,959.25	0.45%	6.198	354	69.68	741
Full Documentation	216	48,845,683.65	35.52%	6.356	357	79.47	720
Lite Documentation	29	8,401,307.00	6.11%	6.303	355	69.99	708
Preferred Documentation	15	5,819,975.80	4.23%	5.943	352	81.92	733
Reduced Documentation	190	44,777,421.75	32.56%	6.725	354	77.04	710
Stated Documentation	99	25,698,604.71	18.69%	6.562	358	76.70	719
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	147	36,304,423.46	26.40%	6.402	356	73.05	703
Purchase	362	88,446,970.65	64.31%	6.559	356	79.71	722
Rate/Term Refinance	52	12,781,380.14	9.29%	6.239	356	75.25	705
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	109	24,422,152.01	17.76%	6.571	357	79.38	724
Planned Unit Development	173	42,918,324.55	31.21%	6.524	356	78.56	713
Single Family	273	68,511,643.74	49.81%	6.421	356	76.18	714
Two-to-Four Family	6	1,680,653.95	1.22%	7.081	356	80.00	720
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	55	10,722,389.26	7.80%	6.887	355	76.71	718
Primary	469	118,093,167.30	85.87%	6.427	356	77.66	714
Second Home	37	8,717,217.69	6.34%	6.829	356	76.81	734
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	32	6,203,128.64	4.51%	6.533	357	78.96	711
California	145	44,179,871.42	32.12%	6.367	355	74.78	712
Colorado	20	4,379,462.70	3.18%	6.336	356	79.44	712
Connecticut	4	1,073,251.68	0.78%	6.371	352	80.00	691
Delaware	1	227,300.00	0.17%	7.000	358	80.00	768
District of Columbia	5	1,673,200.00	1.22%	6.082	359	78.21	715
Florida	31	6,936,192.92	5.04%	6.725	356	74.51	711
Georgia	16	2,758,479.66	2.01%	6.273	357	79.98	747
Hawaii	2	797,098.66	0.58%	6.664	355	65.38	690
Idaho	2	288,782.95	0.21%	6.166	353	76.87	764
Illinois	21	5,204,629.06	3.78%	6.712	358	80.72	716
Indiana	1	111,120.00	0.08%	6.500	359	80.00	736
Kansas	1	163,600.00	0.12%	7.000	359	80.00	797
Kentucky	2	369,190.97	0.27%	6.359	350	77.17	725
Louisiana	1	231,200.00	0.17%	6.375	359	80.00	639
Maryland	15	3,714,100.00	2.70%	6.371	357	75.53	729
Massachusetts	5	1,057,200.00	0.77%	6.634	358	74.55	737
Michigan	2	482,415.67	0.35%	7.861	358	93.89	765
Minnesota	15	3,069,176.66	2.23%	6.417	356	80.64	711
Missouri	1	102,400.00	0.07%	7.000	359	80.00	768
Montana	2	360,000.00	0.26%	6.500	355	80.00	709
Nevada	101	23,680,204.15	17.22%	6.657	355	79.37	712
New Hampshire	2	453,130.00	0.33%	5.860	351	80.00	703
New Jersey	9	2,564,098.75	1.86%	6.949	356	80.81	726
New Mexico	2	378,320.00	0.28%	6.703	358	77.93	775
New York	10	2,744,590.86	2.00%	6.253	357	79.03	736
North Carolina	16	2,540,338.30	1.85%	6.384	356	78.49	716
Ohio	5	840,979.59	0.61%	6.555	354	83.17	698
Oregon	21	4,548,527.00	3.31%	6.458	358	78.76	721
Pennsylvania	8	1,598,192.00	1.16%	6.195	359	77.30	728
Rhode Island	2	614,400.00	0.45%	6.330	355	80.00	732
South Carolina	10	2,089,908.20	1.52%	6.894	358	83.14	715
South Dakota	1	148,240.00	0.11%	5.875	359	80.00	732
Texas	5	1,231,870.00	0.90%	6.535	358	79.46	722
Utah	7	1,317,587.00	0.96%	6.628	356	79.08	700
Virginia	19	5,071,531.69	3.69%	6.602	356	76.73	713
Washington	19	4,329,055.72	3.15%	6.244	357	80.99	724
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	443	109,198,624.20	79.40%	6.451	356	77.99	718
2.500 - 2.999	69	17,787,855.62	12.93%	6.503	355	72.62	705
3.000 - 3.499	21	4,561,448.16	3.32%	6.683	356	78.70	725
3.500 - 3.999	14	3,276,324.53	2.38%	6.962	355	85.92	717
4.000 - 4.499	10	1,771,789.43	1.29%	6.906	355	78.90	706
5.000 - 5.499	4	936,732.31	0.68%	7.130	355	80.00	663
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	443	109,198,624.20	79.40%	6.451	356	77.99	718
2.500 - 2.999	60	16,038,629.68	11.66%	6.474	355	71.97	705
3.000 - 3.499	20	4,405,450.12	3.20%	6.681	356	78.65	728
3.500 - 3.999	14	3,276,324.53	2.38%	6.962	355	85.92	717
4.000 - 4.499	10	1,771,789.43	1.29%	6.906	355	78.90	706
5.000 - 5.499	4	936,732.31	0.68%	7.130	355	80.00	663
5.500 - 5.999	1	164,000.00	0.12%	5.875	353	80.00	631
6.000 - 6.499	1	191,990.49	0.14%	6.125	354	80.00	666
6.500 - 6.999	5	864,433.49	0.63%	6.785	354	79.99	718
7.000 - 7.499	3	684,800.00	0.50%	7.146	354	76.24	690
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	8	2,288,719.20	1.66%	5.318	353	78.74	744
10.500 -10.999	26	6,858,502.74	4.99%	5.706	356	80.86	711
11.000 -11.499	99	26,809,124.36	19.49%	6.188	357	77.90	725
11.500 -11.999	164	38,040,807.73	27.66%	6.499	357	77.22	719
12.000 -12.499	105	26,571,486.27	19.32%	6.434	355	76.38	715
12.500 -12.999	119	28,050,328.67	20.40%	6.792	355	76.77	709
13.000 -13.499	32	6,792,053.28	4.94%	7.330	355	79.87	694
13.500 -13.999	6	1,633,360.00	1.19%	7.610	355	84.63	673
14.000 -14.499	1	100,392.00	0.07%	9.000	353	80.00	759
14.500 -14.999	1	388,000.00	0.28%	8.500	355	80.00	737
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.000	1	224,000.00	0.16%	7.375	354	80.00	647
5.000	352	87,681,411.13	63.75%	6.470	357	77.65	719
6.000	208	49,627,363.12	36.08%	6.515	354	77.32	710
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	98	23,572,454.14	17.14%	6.692	354	74.85	701
2.000	463	113,960,320.11	82.86%	6.446	356	78.09	719
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
02/01/09	1	117,190.97	0.09%	5.250	332	71.10	747
03/01/09	1	165,579.59	0.12%	5.375	333	79.99	720
03/01/10	1	360,000.00	0.26%	5.625	345	75.00	688
06/01/10	1	331,530.00	0.24%	5.625	348	80.00	709
07/01/10	1	96,782.95	0.07%	5.750	349	80.00	794
08/01/10	3	423,900.33	0.31%	6.972	350	82.78	730
09/01/10	4	1,187,946.87	0.86%	6.172	351	78.17	720
10/01/10	20	6,360,636.46	4.62%	6.020	352	81.18	717
11/01/10	29	8,274,179.20	6.02%	6.246	353	78.64	712
12/01/10	138	32,502,431.97	23.63%	6.605	354	75.50	712
01/01/11	129	31,642,285.52	23.01%	6.599	355	77.63	702
02/01/11	2	428,597.82	0.31%	6.500	356	67.44	667
03/01/11	4	1,194,407.76	0.87%	6.355	357	73.51	741
04/01/11	7	1,508,238.81	1.10%	6.995	358	74.00	724
05/01/11	220	52,939,066.00	38.49%	6.455	359	78.34	726
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	227	54,550,356.00	39.66%	6.451	359	78.35	726
COUNTRYWIDE	299	72,686,049.50	52.85%	6.547	354	77.96	709
DOWNEY	33	9,676,409.50	7.04%	6.270	355	70.23	704
INMC	2	619,959.25	0.45%	6.198	354	69.68	741
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	227	54,550,356.00	39.66%	6.451	359	78.35	726
COUNTRYWIDE	299	72,686,049.50	52.85%	6.547	354	77.96	709
DOWNEY	33	9,676,409.50	7.04%	6.270	355	70.23	704
INMC	2	619,959.25	0.45%	6.198	354	69.68	741
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	34	6,633,435.03	4.82%	6.577	356	70.32	724
60	309	78,458,953.97	57.05%	6.493	354	77.55	709
120	218	52,440,385.25	38.13%	6.469	359	78.43	724
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Times 30 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	543	133,003,665.55	96.71%	6.475	356	77.54	716
1	13	2,978,099.59	2.17%	6.892	353	77.64	704
2	5	1,551,009.11	1.13%	6.814	354	76.50	725
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Times 60 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	559	136,908,124.25	99.55%	6.483	356	77.52	716
1	2	624,650.00	0.45%	7.600	355	80.00	725
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Times 90 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	561	137,532,774.25	100.00%	6.488	356	77.53	716
Total	561	137,532,774.25	100.00%	6.488	356	77.53	716

Group 3 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$252,336,420	$90,900	$5,000,000
Average Scheduled Principal Balance	$624,595
Number of Mortgage Loans	404

Weighted Average Gross Coupon	6.420%	4.750%	8.250%
Weighted Average FICO Score	709	604	811
Weighted Average Original LTV	71.67%	12.66%	95.00%
Weighted Average Total LTV (Including Silent 2nd)	77.69%	12.66%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	337 months	360 months
Weighted Average Seasoning	4 months	0 months	23 months

Weighted Average Gross Margin	2.317%	2.250%	4.625%
Weighted Average Minimum Interest Rate	2.317%	2.250%	4.625%
Weighted Average Maximum Interest Rate	11.611%	9.750%	13.625%
Weighted Average Initial Rate Cap	5.096%	5.000%	6.000%
Weighted Average Subsequent Rate Cap	1.889%	1.000%	2.000%
Weighted Average Months to Roll	56 months	37 months	60 months

Maturity Date		Jul 1 2034	Jun 1 2036
Maximum Zip Code Concentration	1.98%	93108

ARM	100.00%	Cash Out Refinance	35.95%
		Home Improvement	0.10%
5/1 MO LIBOR IO	0.24%	Purchase	47.75%
5/1 YR CMT	0.19%	Rate/Term Refinance	16.20%
5/1 YR LIBOR	4.87%
5/1 YR LIBOR IO	74.08%	Condominium	7.00%
5/25 6 MO LIBOR	1.69%	Planned Unit Development	27.38%
5/25 6 MO LIBOR IO	18.93%	Single Family	63.61%
		Two-to-Four Family	2.00%
Interest Only	93.24%
Not Interest Only	6.76%	Non-owner	4.77%
		Primary	89.68%
Prepay Penalty: N/A	70.95%	Second Home	5.55%
Prepay Penalty: 12 months	14.38%
Prepay Penalty: 24 months	0.44%	Top 5 States:
Prepay Penalty: 36 months	7.84%	California	50.72%
Prepay Penalty: 60 months	6.39%	Florida	7.25%
		Arizona	4.65%
First Lien	100.00%	New York	4.41%
		Nevada	4.33%
Alternative Documentation	0.97%
Express Documentation	0.40%	Top 10 Zips:
Fast Forward	0.37%	93108	1.98%
Full Documentation	32.32%	11968	1.51%
Lite Documentation	7.94%	85255	1.19%
Other	0.17%	90069	1.19%
Preferred Documentation	3.25%	92660	1.15%
Reduced Documentation	39.70%	06831	1.11%
Stated Documentation	14.88%	92657	1.01%
		90005	0.82%
		92663	0.79%
		91316	0.78%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	2	187,499.98	0.07%	6.792	353	72.42	625
100,000.01 - 150,000.00	9	1,183,342.12	0.47%	6.737	354	72.44	710
150,000.01 - 200,000.00	8	1,458,264.29	0.58%	6.919	356	72.39	688
200,000.01 - 250,000.00	6	1,409,280.00	0.56%	6.678	356	64.86	673
250,000.01 - 300,000.00	5	1,375,416.14	0.55%	6.450	355	80.00	693
300,000.01 - 350,000.00	8	2,641,886.74	1.05%	6.535	355	76.70	672
350,000.01 - 400,000.00	6	2,280,703.01	0.90%	6.287	354	73.68	678
400,000.01 - 450,000.00	52	22,523,895.56	8.93%	6.320	355	75.71	696
450,000.01 - 500,000.00	78	37,244,925.13	14.76%	6.338	356	74.61	710
500,000.01 - 550,000.00	55	28,844,544.37	11.43%	6.374	356	75.58	692
550,000.01 - 600,000.00	42	24,236,391.19	9.60%	6.399	356	75.62	714
600,000.01 - 650,000.00	36	23,054,869.29	9.14%	6.516	356	76.32	721
650,000.01 - 700,000.00	16	10,876,209.16	4.31%	6.429	356	75.07	699
700,000.01 - 750,000.00	7	5,124,639.09	2.03%	6.590	357	72.22	736
750,000.01 - 800,000.00	5	3,885,309.00	1.54%	6.346	356	77.23	711
800,000.01 - 850,000.00	10	8,290,049.70	3.29%	6.700	356	65.26	714
850,000.01 - 900,000.00	11	9,785,078.53	3.88%	6.112	355	71.44	718
900,000.01 - 950,000.00	6	5,598,450.01	2.22%	6.310	355	59.37	750
950,000.01 - 1,000,000.00	19	18,722,155.21	7.42%	6.556	356	67.38	702
1,000,000.01 - 1,050,000.00	1	1,050,000.00	0.42%	6.125	357	70.00	745
1,050,000.01 - 1,100,000.00	2	2,180,000.00	0.86%	6.805	357	66.06	696
1,150,000.01 - 1,200,000.00	2	2,394,700.00	0.95%	5.688	358	70.51	770
1,300,000.01 - 1,350,000.00	3	4,021,000.00	1.59%	6.916	358	68.41	663
1,450,000.01 - 1,500,000.00	5	7,465,349.29	2.96%	5.699	355	62.32	742
1,600,000.01 - 1,650,000.00	1	1,610,000.00	0.64%	6.250	360	70.00	717
1,650,000.01 - 1,700,000.00	1	1,655,000.00	0.66%	6.875	355	71.96	729
1,750,000.01 - 1,800,000.00	1	1,765,000.00	0.70%	6.250	359	61.00	682
1,800,000.01 - 1,850,000.00	1	1,850,000.00	0.73%	6.625	358	64.91	681
1,950,000.01 - 2,000,000.00	1	2,000,000.00	0.79%	5.875	355	50.00	727
2,800,000.01 - 2,850,000.00	1	2,812,500.00	1.11%	6.875	359	75.00	700
2,950,000.01 - 3,000,000.00	2	6,000,000.00	2.38%	6.438	357	58.69	686
3,000,000.01+	2	8,809,962.00	3.49%	7.017	352	54.76	735
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	4	2,013,500.00	0.80%	4.809	357	68.73	746
5.000 - 5.499	11	8,015,341.38	3.18%	5.201	355	66.38	721
5.500 - 5.999	65	40,787,243.18	16.16%	5.765	355	68.39	715
6.000 - 6.499	136	81,126,042.48	32.15%	6.198	356	72.42	708
6.500 - 6.999	127	81,375,854.91	32.25%	6.709	356	72.66	708
7.000 - 7.499	42	28,572,115.98	11.32%	7.151	356	70.89	701
7.500 - 7.999	16	9,202,933.88	3.65%	7.644	355	77.16	705
8.000 - 8.499	3	1,243,388.00	0.49%	8.151	355	81.95	663
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	17	7,571,724.61	3.00%	6.340	355	64.62	618
625-649	41	23,190,360.66	9.19%	6.542	355	68.58	639
650-674	56	33,830,975.50	13.41%	6.481	356	74.83	666
675-699	70	42,239,953.33	16.74%	6.396	356	72.72	686
700-724	72	47,295,437.11	18.74%	6.570	357	73.14	711
725-749	67	43,436,978.54	17.21%	6.346	356	73.70	736
750-774	49	34,223,839.97	13.56%	6.365	355	69.23	760
775-799	25	16,442,650.10	6.52%	6.181	357	66.61	786
800+	7	4,104,499.99	1.63%	6.111	356	67.75	805
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	21	13,042,216.37	5.17%	6.004	356	35.13	729
50.00- 54.99	6	10,629,500.00	4.21%	6.395	355	52.09	712
55.00- 59.99	20	21,920,468.05	8.69%	6.528	355	57.87	693
60.00- 64.99	11	8,659,903.10	3.43%	6.481	356	62.57	685
65.00- 69.99	29	17,732,124.43	7.03%	6.411	357	67.56	713
70.00- 74.99	34	25,283,233.79	10.02%	6.424	356	71.45	705
75.00- 79.99	104	61,559,755.96	24.40%	6.404	356	76.96	712
80.00	171	89,565,861.33	35.49%	6.448	356	80.00	710
85.00- 89.99	2	1,077,849.99	0.43%	6.493	354	89.46	725
90.00- 94.99	5	2,441,106.79	0.97%	6.990	354	90.00	681
95.00- 99.99	1	424,400.00	0.17%	6.250	359	95.00	708
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	396	248,393,063.03	98.44%	6.415	356	71.38	709
LTV > 80 MGIC	6	2,945,751.54	1.17%	6.904	355	89.80	697
LTV > 80 PMI	1	573,205.24	0.23%	6.500	352	90.00	682
LTV > 80 Triad Guaranty Ins. Co.	1	424,400.00	0.17%	6.250	359	95.00	708
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	244	151,519,014.43	60.05%	6.378	356	69.83	706
U	2	594,000.00	0.24%	4.950	351	49.35	671
Y	158	100,223,405.38	39.72%	6.494	356	74.59	713
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	21	13,042,216.37	5.17%	6.004	356	35.13	729
50.00- 54.99	2	1,629,500.00	0.65%	6.122	357	51.75	621
55.00- 59.99	19	20,580,468.05	8.16%	6.489	355	57.78	696
60.00- 64.99	11	11,809,903.10	4.68%	6.731	355	58.36	702
65.00- 69.99	28	19,187,124.43	7.60%	6.267	357	65.87	708
70.00- 74.99	22	15,407,551.30	6.11%	6.317	356	71.07	693
75.00- 79.99	62	38,799,116.75	15.38%	6.322	356	74.86	710
80.00	81	41,340,280.92	16.38%	6.476	356	79.92	710
80.01- 84.99	2	1,433,351.44	0.57%	6.497	355	72.72	700
85.00- 89.99	26	16,997,984.37	6.74%	6.320	355	76.69	720
90.00- 94.99	63	36,495,133.72	14.46%	6.441	355	78.62	709
95.00- 99.99	19	9,546,079.17	3.78%	6.497	356	80.56	685
100.00	48	26,067,710.19	10.33%	6.689	356	78.70	723
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	404	252,336,419.81	100.00%	6.420	356	71.67	709
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	404	252,336,419.81	100.00%	6.420	356	71.67	709
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	9	3,871,014.09	1.53%	6.374	357	72.92	672
20.01 -25.00	9	5,662,000.00	2.24%	6.143	355	73.61	724
25.01 -30.00	23	14,957,594.77	5.93%	6.236	357	72.33	728
30.01 -35.00	38	25,052,793.73	9.93%	6.289	357	69.17	719
35.01 -40.00	69	43,337,505.19	17.17%	6.245	357	71.45	715
40.01 -45.00	41	25,129,230.41	9.96%	6.309	357	76.27	717
45.01 -50.00	15	8,214,286.01	3.26%	6.497	357	73.44	719
50.01 -55.00	4	2,710,900.00	1.07%	6.083	359	62.26	692
55.01 -60.00	3	4,462,000.00	1.77%	6.070	358	63.96	713
60.01+	4	3,510,000.00	1.39%	6.154	358	60.61	756
None	189	115,429,095.61	45.74%	6.602	355	71.81	698
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	404	252,336,419.81	100.00%	6.420	356	71.67	709
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5/1 MO LIBOR IO	2	594,000.00	0.24%	4.950	351	49.35	671
5/1 YR CMT	1	482,503.27	0.19%	5.875	355	29.39	629
5/1 YR LIBOR	21	12,298,506.11	4.87%	6.465	357	74.04	707
5/1 YR LIBOR IO	269	186,924,066.63	74.08%	6.454	356	71.54	712
5/25 6 MO LIBOR	10	4,276,950.20	1.69%	6.356	356	68.57	706
5/25 6 MO LIBOR IO	101	47,760,393.60	18.93%	6.306	354	72.57	697
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	372	235,278,460.23	93.24%	6.420	356	71.69	709
Not Interest Only	32	17,057,959.58	6.76%	6.421	357	71.40	704
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	282	179,024,079.67	70.95%	6.432	356	72.65	709
Prepay Penalty: 12 months	53	36,289,779.52	14.38%	6.271	357	68.72	713
Prepay Penalty: 24 months	3	1,108,000.00	0.44%	5.727	353	63.54	685
Prepay Penalty: 36 months	30	19,779,231.05	7.84%	6.417	355	67.60	702
Prepay Penalty: 60 months	36	16,135,329.57	6.39%	6.675	355	73.03	708
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	404	252,336,419.81	100.00%	6.420	356	71.67	709
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	4	2,450,834.38	0.97%	5.624	353	78.05	683
Express Documentation	1	998,999.95	0.40%	6.250	354	57.09	696
Fast Forward	1	931,200.00	0.37%	6.000	353	79.93	764
Full Documentation	130	81,559,382.90	32.32%	6.171	357	70.16	709
Lite Documentation	38	20,042,757.87	7.94%	6.212	355	72.86	696
Other	1	430,717.84	0.17%	5.750	355	29.86	690
Preferred Documentation	14	8,211,362.81	3.25%	6.027	353	78.51	753
Reduced Documentation	154	100,173,998.24	39.70%	6.706	355	71.97	703
Stated Documentation	61	37,537,165.82	14.88%	6.471	358	72.31	719
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	135	90,719,445.82	35.95%	6.490	356	69.19	699
Home Improvement	1	250,000.00	0.10%	6.500	357	12.66	706
Purchase	211	120,495,001.56	47.75%	6.433	356	76.86	715
Rate/Term Refinance	57	40,871,972.43	16.20%	6.227	356	62.28	711
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	38	17,674,704.91	7.00%	6.508	356	76.28	722
Planned Unit Development	116	69,098,393.50	27.38%	6.433	356	73.41	707
Single Family	243	160,523,186.51	63.61%	6.399	356	70.36	707
Two-to-Four Family	7	5,040,134.89	2.00%	6.614	355	73.52	738
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	27	12,048,035.36	4.77%	6.853	354	74.71	699
Primary	351	226,286,628.80	89.68%	6.393	356	71.51	708
Second Home	26	14,001,755.65	5.55%	6.485	356	71.73	725
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	1	451,463.55	0.18%	7.125	355	90.00	665
Arizona	21	11,729,607.12	4.65%	6.545	356	69.18	683
California	196	127,986,718.36	50.72%	6.347	356	71.80	708
Colorado	11	5,631,883.02	2.23%	6.599	357	76.20	702
Connecticut	4	5,295,740.00	2.10%	6.626	358	69.49	703
Delaware	1	511,000.00	0.20%	6.000	353	80.00	749
District of Columbia	1	429,000.00	0.17%	5.500	359	69.00	791
Florida	30	18,305,721.88	7.25%	6.700	356	73.47	720
Georgia	3	2,429,874.33	0.96%	7.123	355	63.03	720
Hawaii	1	1,499,406.25	0.59%	5.125	357	37.50	796
Idaho	1	179,000.00	0.07%	6.375	355	68.85	681
Illinois	7	3,060,000.00	1.21%	6.498	356	74.47	722
Kentucky	1	137,528.36	0.05%	6.875	355	80.00	761
Maine	1	1,000,000.00	0.40%	6.375	358	34.48	660
Maryland	15	8,189,123.44	3.25%	6.420	357	75.77	712
Massachusetts	11	8,567,190.10	3.40%	6.528	357	66.98	715
Michigan	3	1,974,574.00	0.78%	6.054	356	65.05	700
Minnesota	2	1,016,000.00	0.40%	6.521	356	80.00	704
Missouri	2	1,625,211.81	0.64%	6.087	355	66.65	706
Nevada	25	10,913,598.54	4.33%	6.905	355	77.44	701
New Hampshire	1	500,000.00	0.20%	6.000	353	80.00	811
New Jersey	7	3,783,555.20	1.50%	6.410	357	75.33	721
New York	11	11,139,412.35	4.41%	6.492	353	64.36	714
North Carolina	4	2,003,300.83	0.79%	6.191	357	64.45	698
Ohio	2	1,521,000.00	0.60%	6.767	355	74.20	696
Oregon	4	2,401,355.73	0.95%	6.816	357	67.21	716
Pennsylvania	6	3,040,229.61	1.20%	6.351	356	77.60	736
Rhode Island	2	1,005,000.00	0.40%	6.358	358	80.00	744
South Carolina	2	1,063,753.27	0.42%	6.080	356	54.31	726
Tennessee	1	616,000.00	0.24%	5.375	353	80.00	674
Texas	2	1,133,880.00	0.45%	6.374	359	78.02	732
Virginia	19	10,114,507.70	4.01%	5.997	356	77.60	699
Washington	6	3,081,784.36	1.22%	6.419	355	77.16	691
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	346	221,014,631.90	87.59%	6.431	356	71.53	711
2.500 - 2.999	52	29,196,395.87	11.57%	6.305	355	72.04	693
3.000 - 3.499	3	1,431,463.55	0.57%	6.734	356	82.86	722
3.500 - 3.999	1	442,737.77	0.18%	7.375	354	80.00	738
4.500 - 4.999	2	251,190.72	0.10%	7.125	355	79.99	728
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	346	221,014,631.90	87.59%	6.431	356	71.53	711
2.500 - 2.999	52	29,196,395.87	11.57%	6.305	355	72.04	693
3.000 - 3.499	3	1,431,463.55	0.57%	6.734	356	82.86	722
3.500 - 3.999	1	442,737.77	0.18%	7.375	354	80.00	738
4.500 - 4.999	2	251,190.72	0.10%	7.125	355	79.99	728
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	2	1,419,500.00	0.56%	4.750	359	76.85	777
10.000 -10.499	9	5,725,541.38	2.27%	5.230	355	68.80	708
10.500 -10.999	45	29,383,626.42	11.64%	5.740	355	67.67	724
11.000 -11.499	91	60,390,368.35	23.93%	6.148	357	71.91	711
11.500 -11.999	130	86,507,940.65	34.28%	6.585	356	72.06	707
12.000 -12.499	82	48,974,451.06	19.41%	6.717	355	71.62	703
12.500 -12.999	33	15,318,464.90	6.07%	7.210	355	76.39	699
13.000 -13.499	10	3,866,527.05	1.53%	7.428	355	75.21	691
13.500 -13.999	2	750,000.00	0.30%	7.525	354	66.34	642
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	2	594,000.00	0.24%	4.950	351	49.35	671
5.000	347	227,690,446.85	90.23%	6.444	356	71.80	709
6.000	55	24,051,972.96	9.53%	6.229	354	71.02	702
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	2	594,000.00	0.24%	4.950	351	49.35	671
1.000	56	27,985,370.84	11.09%	6.381	354	73.29	694
2.000	346	223,757,048.97	88.67%	6.429	356	71.53	711
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
07/01/09	1	428,000.00	0.17%	5.875	337	79.26	669
05/01/10	1	900,000.00	0.36%	5.750	347	30.00	752
06/01/10	2	4,257,712.00	1.69%	6.796	348	58.60	742
09/01/10	3	1,392,000.00	0.55%	5.563	351	71.28	690
10/01/10	9	3,710,320.03	1.47%	5.902	352	77.89	699
11/01/10	30	21,376,648.22	8.47%	6.139	353	75.28	718
12/01/10	64	32,731,270.69	12.97%	6.356	354	72.01	691
01/01/11	140	83,668,580.05	33.16%	6.581	355	72.85	702
02/01/11	21	14,228,661.90	5.64%	6.428	356	66.12	710
03/01/11	9	6,569,302.00	2.60%	5.869	357	57.84	751
04/01/11	21	15,901,222.91	6.30%	6.586	358	69.99	704
05/01/11	97	60,981,152.01	24.17%	6.406	359	73.45	718
06/01/11	6	6,191,550.00	2.45%	6.219	360	66.73	715
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	98	62,423,182.00	24.74%	6.388	359	73.56	718
COUNTRYWIDE	224	139,242,355.78	55.18%	6.546	355	72.66	701
DOWNEY	42	22,189,592.20	8.79%	6.203	355	72.11	695
FIRST REPUBLIC	2	594,000.00	0.24%	4.950	351	49.35	671
HSBC	6	3,622,137.77	1.44%	5.943	352	77.08	699
INMC	4	2,850,945.80	1.13%	5.931	353	77.30	750
MELLON TRUST	28	21,414,206.26	8.49%	6.110	358	58.30	745
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	98	62,423,182.00	24.74%	6.388	359	73.56	718
COUNTRYWIDE	224	139,242,355.78	55.18%	6.546	355	72.66	701
DOWNEY	42	22,189,592.20	8.79%	6.203	355	72.11	695
FIRST REPUBLIC	2	594,000.00	0.24%	4.950	351	49.35	671
HSBC	6	3,622,137.77	1.44%	5.943	352	77.08	699
INMC	4	2,850,945.80	1.13%	5.931	353	77.30	750
MELLON	28	21,414,206.26	8.49%	6.110	358	58.30	745
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	32	17,057,959.58	6.76%	6.421	357	71.40	704
60	253	154,723,526.17	61.32%	6.479	354	72.58	702
120	119	80,554,934.06	31.92%	6.307	358	69.98	723
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Times 30 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	390	243,078,903.53	96.33%	6.405	356	71.56	709
1	11	6,887,040.29	2.73%	6.695	355	77.59	729
2	3	2,370,475.99	0.94%	7.146	355	66.49	659
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Times 60 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	403	251,517,943.81	99.68%	6.418	356	71.66	709
1	1	818,476.00	0.32%	7.250	355	75.00	693
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Times 90 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	404	252,336,419.81	100.00%	6.420	356	71.67	709
Total	404	252,336,419.81	100.00%	6.420	356	71.67	709

Group 4 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$132,006,417	$84,000	$1,924,650
Average Scheduled Principal Balance	$556,989
Number of Mortgage Loans	237

Weighted Average Gross Coupon	6.539%	4.950%	8.000%
Weighted Average FICO Score	708	612	816
Weighted Average Original LTV	74.30%	20.31%	90.00%
Weighted Average Total LTV (Including Silent 2nd)	81.55%	20.31%	100.00%

Weighted Average Original Term	360 months	300 months	480 months
Weighted Average Stated Remaining Term	355 months	295 months	360 months
Weighted Average Seasoning	5 months	0 months	127 months

Weighted Average Gross Margin	2.329%	2.050%	3.875%
Weighted Average Minimum Interest Rate	2.329%	2.050%	3.875%
Weighted Average Maximum Interest Rate	11.643%	10.380%	13.000%
Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Weighted Average Subsequent Rate Cap	1.900%	1.000%	2.000%
Weighted Average Months to Roll	79 months	5 months	84 months

Maturity Date		Jan 1 2031	Jun 1 2036
Maximum Zip Code Concentration	1.79%	90292

ARM	100.00%	Cash Out Refinance	31.18%
		Purchase	56.61%
7/1 YR LIBOR	8.44%	Rate/Term Refinance	12.21%
7/1 YR LIBOR IO	81.20%
7/23 6 MO LIBOR	0.58%	Condominium	13.53%
7/23 6 MO LIBOR IO	9.34%	Planned Unit Development	26.49%
7/6 MO COFI IO	0.43%	Single Family	54.90%
		Two-to-Four Family	5.07%
Interest Only	90.55%
Not Interest Only	9.45%	Non-owner	7.27%
		Primary	88.28%
Prepay Penalty: N/A	69.25%	Second Home	4.45%
Prepay Penalty: 9 months	0.49%
Prepay Penalty: 12 months	22.62%	Top 5 States:
Prepay Penalty: 36 months	5.24%	California	56.09%
Prepay Penalty: 60 months	2.40%	Florida	6.88%
		New York	5.14%
First Lien	100.00%	Nevada	4.15%
		Massachusetts	3.42%
Alternative Documentation	0.76%
Express Documentation	0.58%
Fast Forward	2.50%
Full Documentation	20.70%
Lite Documentation	6.47%
Preferred Documentation	1.49%
Reduced Documentation	58.63%
Stated Documentation	8.86%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	1	84,000.00	0.06%	6.625	359	80.00	778
100,000.01 - 150,000.00	5	672,450.00	0.51%	6.389	358	62.91	726
150,000.01 - 200,000.00	9	1,556,238.44	1.18%	6.426	358	78.63	736
200,000.01 - 250,000.00	4	898,960.00	0.68%	6.469	358	75.74	741
250,000.01 - 300,000.00	11	3,051,700.00	2.31%	6.395	358	77.88	720
300,000.01 - 350,000.00	9	2,862,988.43	2.17%	6.485	357	73.32	713
350,000.01 - 400,000.00	11	4,193,805.43	3.18%	6.276	355	75.69	717
400,000.01 - 450,000.00	31	13,363,096.90	10.12%	6.687	355	75.69	681
450,000.01 - 500,000.00	37	17,527,445.62	13.28%	6.494	354	78.58	713
500,000.01 - 550,000.00	23	12,161,373.99	9.21%	6.491	355	73.41	697
550,000.01 - 600,000.00	25	14,257,877.78	10.80%	6.428	355	77.24	707
600,000.01 - 650,000.00	16	10,273,412.75	7.78%	6.490	355	73.02	701
650,000.01 - 700,000.00	10	6,784,750.00	5.14%	6.661	356	74.94	714
700,000.01 - 750,000.00	7	5,027,688.59	3.81%	6.677	355	77.40	728
750,000.01 - 800,000.00	5	3,908,605.84	2.96%	6.346	356	74.14	702
800,000.01 - 850,000.00	6	4,993,452.00	3.78%	6.319	356	74.95	739
850,000.01 - 900,000.00	4	3,523,487.17	2.67%	6.655	355	64.82	650
900,000.01 - 950,000.00	4	3,677,674.58	2.79%	6.876	356	78.73	700
950,000.01 - 1,000,000.00	10	9,862,581.84	7.47%	6.346	356	69.29	729
1,050,000.01 - 1,100,000.00	2	2,173,040.00	1.65%	6.494	357	74.31	800
1,300,000.01 - 1,350,000.00	1	1,312,500.00	0.99%	7.000	356	75.00	648
1,350,000.01 - 1,400,000.00	1	1,375,500.00	1.04%	6.875	356	70.00	779
1,450,000.01 - 1,500,000.00	2	2,999,937.33	2.27%	6.688	356	71.21	685
1,700,000.01 - 1,750,000.00	1	1,735,000.00	1.31%	7.375	359	55.00	687
1,800,000.01 - 1,850,000.00	1	1,804,200.00	1.37%	6.750	355	60.00	704
1,900,000.01 - 1,950,000.00	1	1,924,650.00	1.46%	7.000	358	70.00	710
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	1	572,806.35	0.43%	4.950	353	75.00	802
5.000 - 5.499	2	1,416,659.99	1.07%	5.199	354	60.92	766
5.500 - 5.999	28	14,291,756.87	10.83%	5.757	354	73.02	718
6.000 - 6.499	73	38,841,782.30	29.42%	6.228	356	72.63	710
6.500 - 6.999	99	53,406,983.50	40.46%	6.706	355	75.53	705
7.000 - 7.499	22	17,434,336.00	13.21%	7.151	356	73.94	710
7.500 - 7.999	11	5,588,291.68	4.23%	7.585	356	81.54	687
8.000 - 8.499	1	453,800.00	0.34%	8.000	354	80.00	647
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	3	1,943,623.52	1.47%	6.851	355	61.55	620
625-649	25	14,261,016.43	10.80%	6.637	356	71.91	640
650-674	41	19,900,803.60	15.08%	6.516	354	75.79	663
675-699	46	28,414,737.67	21.53%	6.526	356	75.15	688
700-724	35	20,687,529.90	15.67%	6.669	355	75.68	711
725-749	28	15,590,442.33	11.81%	6.587	355	75.77	737
750-774	32	14,937,704.54	11.32%	6.407	357	76.23	763
775-799	19	10,396,692.00	7.88%	6.716	356	70.37	785
800+	7	5,330,578.84	4.04%	5.785	355	69.29	809
None	1	543,287.86	0.41%	5.750	353	61.20	0
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	8	4,609,970.76	3.49%	6.319	356	40.04	729
50.00- 54.99	3	1,242,544.74	0.94%	6.520	332	51.72	675
55.00- 59.99	5	4,416,884.60	3.35%	6.367	357	56.38	698
60.00- 64.99	9	7,078,473.70	5.36%	6.448	355	61.66	670
65.00- 69.99	16	9,435,645.78	7.15%	6.320	356	67.67	737
70.00- 74.99	21	13,226,281.92	10.02%	6.558	356	72.02	711
75.00- 79.99	52	29,678,225.46	22.48%	6.471	356	76.82	703
80.00	119	60,146,358.74	45.56%	6.630	356	80.00	711
80.01- 84.99	1	646,715.42	0.49%	6.375	352	84.45	685
85.00- 89.99	2	877,400.00	0.66%	7.560	355	89.83	689
90.00- 94.99	1	647,915.57	0.49%	6.625	355	90.00	638
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	233	129,834,385.70	98.35%	6.533	355	74.07	709
LTV > 80 MGIC	4	2,172,030.99	1.65%	6.928	354	88.28	672
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	130	72,170,524.16	54.67%	6.530	355	72.66	701
Unknown	1	572,806.35	0.43%	4.950	353	75.00	802
Y	106	59,263,086.18	44.89%	6.566	356	76.30	716
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	7	4,504,970.76	3.41%	6.332	356	40.26	728
50.00- 54.99	3	1,242,544.74	0.94%	6.520	332	51.72	675
55.00- 59.99	4	3,416,885.60	2.59%	6.731	358	56.16	664
60.00- 64.99	5	4,173,487.86	3.16%	6.469	355	60.97	696
65.00- 69.99	9	4,377,251.28	3.32%	6.415	356	67.90	725
70.00- 74.99	19	10,724,630.92	8.12%	6.382	355	70.15	717
75.00- 79.99	40	23,270,553.01	17.63%	6.492	356	76.52	699
80.00	48	25,476,462.40	19.30%	6.563	356	78.95	697
80.01- 84.99	5	3,244,509.26	2.46%	6.333	355	75.87	697
85.00- 89.99	15	9,453,132.29	7.16%	6.566	355	73.94	711
90.00- 94.99	19	11,151,112.00	8.45%	6.382	356	78.01	729
95.00- 99.99	16	8,332,259.33	6.31%	6.594	355	79.09	696
100.00	47	22,638,617.24	17.15%	6.762	356	79.55	725
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
300	1	479,946.00	0.36%	6.750	295	50.53	651
360	235	130,953,664.34	99.20%	6.546	356	74.39	708
480	1	572,806.35	0.43%	4.950	353	75.00	802
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
241-300	1	479,946.00	0.36%	6.750	295	50.53	651
301-360	236	131,526,470.69	99.64%	6.539	356	74.39	709
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	3	2,729,850.00	2.07%	6.802	358	72.49	727
20.01 -25.00	2	639,846.41	0.48%	6.543	356	71.60	651
25.01 -30.00	17	8,350,767.19	6.33%	6.505	358	70.90	732
30.01 -35.00	24	13,274,236.79	10.06%	6.432	357	71.17	723
35.01 -40.00	22	8,177,696.26	6.19%	6.446	357	76.84	701
40.01 -45.00	23	9,388,155.29	7.11%	6.525	357	76.10	708
45.01 -50.00	5	2,558,481.84	1.94%	5.924	354	79.94	710
50.01 -55.00	4	2,490,612.55	1.89%	5.955	357	71.75	775
55.01 -60.00	1	572,806.35	0.43%	4.950	353	75.00	802
60.01+	2	1,250,000.00	0.95%	6.050	357	34.36	777
None	134	82,573,964.01	62.55%	6.618	355	75.28	700
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	237	132,006,416.69	100.00%	6.539	355	74.30	708
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
7/1 YR LIBOR	22	11,136,175.02	8.44%	6.552	355	70.65	691
7/1 YR LIBOR IO	181	107,194,516.80	81.20%	6.582	355	74.89	709
7/23 6 MO LIBOR	2	767,205.43	0.58%	6.509	354	77.51	730
7/23 6 MO LIBOR IO	31	12,335,713.09	9.34%	6.238	356	72.32	713
7/6 MO COFI IO	1	572,806.35	0.43%	4.950	353	75.00	802
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	212	119,530,229.89	90.55%	6.546	356	74.62	709
Not Interest Only	25	12,476,186.80	9.45%	6.476	355	71.27	699
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	170	91,414,607.23	69.25%	6.592	356	73.85	706
Prepay Penalty: 9 months	1	646,715.42	0.49%	6.375	352	84.45	685
Prepay Penalty: 12 months	49	29,862,943.93	22.62%	6.478	355	75.88	709
Prepay Penalty: 36 months	13	6,918,225.53	5.24%	6.012	355	69.99	747
Prepay Penalty: 60 months	4	3,163,924.58	2.40%	6.791	355	80.00	692
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	237	132,006,416.69	100.00%	6.539	355	74.30	708
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	2	1,008,000.00	0.76%	6.119	356	77.15	661
Express Documentation	3	769,269.18	0.58%	6.303	358	73.74	750
Fast Forward	5	3,305,999.00	2.50%	5.784	354	66.03	784
Full Documentation	61	27,319,859.27	20.70%	6.217	356	73.16	702
Lite Documentation	21	8,540,131.90	6.47%	6.443	357	73.76	702
Preferred Documentation	3	1,961,000.00	1.49%	6.062	355	75.98	791
Reduced Documentation	119	77,400,720.88	58.63%	6.719	355	75.79	705
Stated Documentation	23	11,701,436.46	8.86%	6.518	358	69.37	717
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	71	41,156,283.87	31.18%	6.455	355	69.55	696
Purchase	132	74,728,898.59	56.61%	6.596	356	76.84	720
Rate/Term Refinance	34	16,121,234.23	12.21%	6.493	356	74.67	688
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	33	17,861,381.13	13.53%	6.480	356	71.73	714
Planned Unit Development	64	34,971,698.88	26.49%	6.441	355	76.10	699
Single Family	130	72,474,838.68	54.90%	6.567	356	73.92	711
Two-to-Four Family	10	6,698,498.00	5.07%	6.916	352	75.92	717
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	16	9,593,885.24	7.27%	6.865	353	74.51	714
Primary	213	116,539,787.77	88.28%	6.537	356	74.70	707
Second Home	8	5,872,743.68	4.45%	6.054	356	66.12	719
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	8	3,940,124.32	2.98%	6.645	356	77.65	705
California	122	74,048,185.59	56.09%	6.516	356	74.93	711
Colorado	6	2,819,850.25	2.14%	6.315	355	79.86	733
District of Columbia	3	1,110,672.00	0.84%	6.206	356	80.00	697
Florida	14	9,076,306.23	6.88%	6.540	356	71.96	728
Georgia	4	1,497,120.00	1.13%	6.241	357	74.18	689
Hawaii	2	751,715.42	0.57%	6.288	352	76.92	694
Idaho	1	1,804,200.00	1.37%	6.750	355	60.00	704
Illinois	5	1,891,789.69	1.43%	6.542	355	73.56	674
Indiana	3	947,800.00	0.72%	6.684	357	79.67	700
Louisiana	1	304,000.00	0.23%	6.500	359	80.00	638
Maryland	6	2,445,199.29	1.85%	6.687	356	78.51	713
Massachusetts	8	4,512,688.16	3.42%	6.795	356	70.37	694
Michigan	1	679,000.00	0.51%	6.500	358	77.00	654
Missouri	2	401,600.00	0.30%	6.164	359	80.00	769
Nevada	11	5,473,142.56	4.15%	6.711	356	75.65	688
New Jersey	4	2,326,502.76	1.76%	6.990	356	75.38	662
New Mexico	1	514,940.43	0.39%	6.125	354	70.00	716
New York	10	6,784,306.03	5.14%	6.726	352	67.46	715
North Carolina	1	250,000.00	0.19%	6.500	356	69.44	723
Ohio	1	141,600.00	0.11%	6.500	359	80.00	696
Oregon	2	869,850.00	0.66%	6.532	359	70.29	750
Pennsylvania	1	304,362.55	0.23%	6.250	354	75.56	711
South Carolina	2	588,560.00	0.45%	6.419	359	76.78	707
Texas	2	1,196,000.00	0.91%	6.354	357	80.00	702
Virginia	10	4,455,325.60	3.38%	6.276	355	75.12	708
Washington	5	2,031,575.81	1.54%	6.548	355	76.27	689
Wyoming	1	840,000.00	0.64%	6.125	355	60.00	693
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	193	112,472,470.20	85.20%	6.594	355	74.81	705
2.500 - 2.999	43	18,887,231.07	14.31%	6.218	356	70.95	728
3.500 - 3.999	1	646,715.42	0.49%	6.375	352	84.45	685
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	193	112,472,470.20	85.20%	6.594	355	74.81	705
2.500 - 2.999	43	18,887,231.07	14.31%	6.218	356	70.95	728
3.500 - 3.999	1	646,715.42	0.49%	6.375	352	84.45	685
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	1	416,660.99	0.32%	5.375	353	70.00	651
10.500 -10.999	23	13,109,644.78	9.93%	5.723	354	73.03	720
11.000 -11.499	58	33,614,711.57	25.46%	6.184	356	71.92	711
11.500 -11.999	95	51,040,970.59	38.67%	6.675	355	75.59	708
12.000 -12.499	38	23,661,405.73	17.92%	6.924	357	73.94	712
12.500 -12.999	21	9,709,223.03	7.36%	7.206	356	78.33	684
13.000 -13.499	1	453,800.00	0.34%	8.000	354	80.00	647
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1	572,806.35	0.43%	4.950	353	75.00	802
5.000	236	131,433,610.34	99.57%	6.546	355	74.30	708
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1	572,806.35	0.43%	4.950	353	75.00	802
1.000	33	13,102,918.52	9.93%	6.254	356	72.62	714
2.000	203	118,330,691.82	89.64%	6.579	355	74.49	707
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
11/01/06	1	572,806.35	0.43%	4.950	353	75.00	802
08/01/12	1	488,038.92	0.37%	5.750	350	80.00	666
09/01/12	3	1,370,136.25	1.04%	6.019	351	74.28	722
10/01/12	5	2,445,215.42	1.85%	6.084	352	79.22	681
11/01/12	10	4,751,778.25	3.60%	5.901	353	75.21	707
12/01/12	22	10,935,903.89	8.28%	6.204	354	73.60	730
01/01/13	108	65,330,116.35	49.49%	6.599	355	75.13	699
02/01/13	18	12,353,118.69	9.36%	6.871	356	73.98	713
03/01/13	4	2,262,500.00	1.71%	6.001	357	56.21	781
04/01/13	21	14,816,250.57	11.22%	6.678	358	75.03	711
05/01/13	43	16,397,352.00	12.42%	6.602	359	72.30	716
06/01/13	1	283,200.00	0.21%	6.375	360	80.00	774
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	38	15,032,452.00	11.39%	6.617	359	72.35	715
COUNTRYWIDE	145	92,154,895.40	69.81%	6.651	355	75.20	701
DOWNEY	27	10,625,001.08	8.05%	6.397	357	74.14	704
FIRST REPUBLIC	1	572,806.35	0.43%	4.950	353	75.00	802
HSBC	7	3,520,731.87	2.67%	5.825	353	78.76	711
INMC	12	5,799,917.44	4.39%	5.823	354	71.80	761
MELLON TRUST	7	4,300,612.55	3.26%	5.988	357	61.96	764
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	38	15,032,452.00	11.39%	6.617	359	72.35	715
COUNTRYWIDE	145	92,154,895.40	69.81%	6.651	355	75.20	701
DOWNEY	27	10,625,001.08	8.05%	6.397	357	74.14	704
FIRST REPUBLIC	1	572,806.35	0.43%	4.950	353	75.00	802
HSBC	7	3,520,731.87	2.67%	5.825	353	78.76	711
INMC	12	5,799,917.44	4.39%	5.823	354	71.80	761
MELLON	7	4,300,612.55	3.26%	5.988	357	61.96	764
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	25	12,476,186.80	9.45%	6.476	355	71.27	699
84	162	97,785,293.34	74.08%	6.597	355	75.36	704
120	50	21,744,936.55	16.47%	6.318	358	71.28	732
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Times 30 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	230	128,194,702.83	97.11%	6.536	356	74.24	709
1	3	1,714,398.44	1.30%	6.248	355	70.20	677
2	3	1,643,515.42	1.25%	6.669	354	81.75	703
4	1	453,800.00	0.34%	8.000	354	80.00	647
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Times 60 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	235	131,009,616.69	99.24%	6.537	355	74.26	708
1	2	996,800.00	0.76%	6.860	355	80.00	715
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Times 90 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	237	132,006,416.69	100.00%	6.539	355	74.30	708
Total	237	132,006,416.69	100.00%	6.539	355	74.30	708

Group 5 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$57,075,912	$88,000	$1,560,000
Average Scheduled Principal Balance	$528,481
Number of Mortgage Loans	108

Weighted Average Gross Coupon	6.275%	4.500%	7.250%
Weighted Average FICO Score	739	507	819
Weighted Average Original LTV	72.55%	29.00%	90.00%
Weighted Average Total LTV (Including Silent 2nd)	78.09%	29.00%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	333 months	359 months
Weighted Average Seasoning	3 months	1 month	27 months

Weighted Average Gross Margin	2.303%	2.250%	3.250%
Weighted Average Minimum Interest Rate	2.303%	2.250%	3.250%
Weighted Average Maximum Interest Rate	11.400%	9.500%	13.125%
Weighted Average Initial Rate Cap	5.090%	5.000%	6.000%
Weighted Average Subsequent Rate Cap	1.964%	1.000%	2.000%
Weighted Average Months to Roll	117 months	93 months	119 months

Maturity Date		Mar 1 2034	May 1 2036
Maximum Zip Code Concentration	2.73%	81620

ARM	100.00%	Cash Out Refinance	22.33%
		Purchase	56.67%
10/1 YR CMT IO	0.79%	Rate/Term Refinance	21.00%
10/1 YR LIBOR	7.60%
10/1 YR LIBOR IO	88.06%	Condominium	9.23%
10/6 MO LIBOR IO	3.55%	Planned Unit Development	16.90%
		Single Family	71.77%
Interest Only	92.40%	Two-to-Four Family	2.10%
Not Interest Only	7.60%
		Non-owner	0.89%
Prepay Penalty: N/A	77.35%	Primary	91.49%
Prepay Penalty: 12 months	12.45%	Second Home	7.62%
Prepay Penalty: 36 months	9.43%
Prepay Penalty: 60 months	0.77%	Top 5 States:
		California	47.68%
First Lien	100.00%	Pennsylvania	6.36%
		Colorado	4.94%
Alternative Documentation	1.23%	Maryland	4.55%
Fast Forward	12.21%	New York	4.54%
Full Documentation	45.94%
Reduced Documentation	2.48%
Stated Documentation	38.15%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	1	88,000.00	0.15%	7.125	359	80.00	725
100,000.01 - 150,000.00	9	1,116,740.00	1.96%	6.686	359	79.53	730
150,000.01 - 200,000.00	4	698,090.00	1.22%	6.513	358	80.00	730
200,000.01 - 250,000.00	7	1,584,330.00	2.78%	6.600	358	72.64	740
250,000.01 - 300,000.00	7	1,920,700.00	3.37%	6.640	356	81.05	757
300,000.01 - 350,000.00	4	1,270,500.00	2.23%	6.604	359	64.94	743
350,000.01 - 400,000.00	9	3,356,542.21	5.88%	6.308	356	78.34	727
400,000.01 - 450,000.00	11	4,726,900.00	8.28%	6.278	356	67.75	729
450,000.01 - 500,000.00	11	5,350,594.32	9.37%	6.295	357	72.40	719
500,000.01 - 550,000.00	7	3,648,599.18	6.39%	6.124	356	74.02	758
550,000.01 - 600,000.00	6	3,550,400.00	6.22%	6.308	357	76.62	745
600,000.01 - 650,000.00	3	1,918,000.00	3.36%	6.672	358	79.66	721
650,000.01 - 700,000.00	2	1,379,529.69	2.42%	5.877	356	70.87	800
700,000.01 - 750,000.00	3	2,164,200.00	3.79%	5.746	355	73.53	746
750,000.01 - 800,000.00	7	5,460,359.35	9.57%	6.056	355	75.68	713
850,000.01 - 900,000.00	3	2,641,000.00	4.63%	6.456	359	63.76	739
900,000.01 - 950,000.00	3	2,763,778.33	4.84%	5.872	353	74.93	779
950,000.01 - 1,000,000.00	4	3,937,619.28	6.90%	5.810	353	59.02	753
1,150,000.01 - 1,200,000.00	1	1,180,000.00	2.07%	6.875	359	80.00	703
1,200,000.01 - 1,250,000.00	1	1,232,000.00	2.16%	6.375	359	80.00	779
1,250,000.01 - 1,300,000.00	2	2,536,000.00	4.44%	6.438	358	77.52	697
1,400,000.01 - 1,450,000.00	1	1,450,000.00	2.54%	6.625	359	70.00	794
1,500,000.01 - 1,550,000.00	1	1,542,030.00	2.70%	6.750	358	70.00	701
1,550,000.01 - 1,600,000.00	1	1,560,000.00	2.73%	6.250	358	60.00	801
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	1	977,619.28	1.71%	4.500	333	47.67	679
5.000 - 5.499	1	450,000.00	0.79%	5.350	350	41.67	802
5.500 - 5.999	17	11,016,348.26	19.30%	5.776	355	72.14	750
6.000 - 6.499	46	26,047,601.82	45.64%	6.223	357	71.10	740
6.500 - 6.999	32	15,522,843.00	27.20%	6.692	359	76.54	739
7.000 - 7.499	11	3,061,500.00	5.36%	7.093	357	78.70	708
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
500-524	1	791,759.35	1.39%	6.375	351	60.00	507
650-674	5	1,987,553.00	3.48%	6.759	358	79.78	660
675-699	16	7,242,219.28	12.69%	6.037	354	68.88	687
700-724	19	11,866,336.18	20.79%	6.444	357	74.74	709
725-749	23	10,079,419.49	17.66%	6.182	357	72.03	736
750-774	18	8,899,867.35	15.59%	6.272	356	75.77	763
775-799	17	10,285,457.71	18.02%	6.267	357	71.56	789
800+	9	5,923,300.00	10.38%	6.224	357	69.69	807
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	7	3,793,619.28	6.65%	5.611	351	41.51	721
50.00- 54.99	1	1,000,000.00	1.75%	5.875	359	53.00	798
55.00- 59.99	3	1,942,099.69	3.40%	6.098	357	55.99	749
60.00- 64.99	4	3,975,759.35	6.97%	6.057	355	61.48	728
65.00- 69.99	5	2,794,000.00	4.90%	6.220	356	67.59	753
70.00- 74.99	16	10,148,066.18	17.78%	6.375	358	71.68	737
75.00- 79.99	13	6,571,647.95	11.51%	6.327	356	77.69	727
80.00	58	26,594,219.91	46.59%	6.379	357	80.00	744
90.00- 94.99	1	256,500.00	0.45%	6.875	359	90.00	670
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	107	56,819,412.36	99.55%	6.272	356	72.47	740
LTV > 80 Triad Guaranty Ins. Co.	1	256,500.00	0.45%	6.875	359	90.00	670
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	55	32,917,071.56	57.67%	6.235	357	70.19	734
Unknown	1	450,000.00	0.79%	5.350	350	41.67	802
Y	52	23,708,840.80	41.54%	6.348	356	76.41	746
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	7	3,793,619.28	6.65%	5.611	351	41.51	721
50.00- 54.99	1	1,000,000.00	1.75%	5.875	359	53.00	798
55.00- 59.99	2	1,524,999.69	2.67%	6.125	358	56.26	758
60.00- 64.99	2	2,351,759.35	4.12%	6.292	356	60.00	702
65.00- 69.99	3	1,694,000.00	2.97%	6.274	356	67.14	745
70.00- 74.99	9	5,991,000.00	10.50%	6.306	358	71.50	744
75.00- 79.99	13	7,982,129.49	13.99%	6.296	357	72.32	721
80.00	22	12,256,193.75	21.47%	6.335	357	80.00	740
80.01- 84.99	2	908,000.00	1.59%	6.086	357	66.12	803
85.00- 89.99	10	4,722,536.60	8.27%	6.258	355	79.05	739
90.00- 94.99	15	7,570,484.51	13.26%	6.294	355	77.93	758
95.00- 99.99	6	3,597,119.69	6.30%	6.429	357	80.00	744
100.00	16	3,684,070.00	6.45%	6.697	358	79.44	729
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	108	57,075,912.36	100.00%	6.275	357	72.55	739
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	108	57,075,912.36	100.00%	6.275	357	72.55	739
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	5	2,205,000.00	3.86%	6.408	357	68.48	772
20.01 -25.00	8	2,889,106.18	5.06%	6.190	358	67.89	746
25.01 -30.00	11	5,753,029.69	10.08%	6.386	356	74.68	747
30.01 -35.00	20	11,568,119.28	20.27%	6.128	355	71.05	742
35.01 -40.00	33	19,391,155.83	33.97%	6.251	357	73.45	740
40.01 -45.00	18	9,611,499.49	16.84%	6.429	358	73.09	739
45.01 -50.00	12	5,219,001.89	9.14%	6.253	355	73.93	714
None	1	439,000.00	0.77%	6.500	358	67.64	691
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	108	57,075,912.36	100.00%	6.275	357	72.55	739
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 YR CMT IO	1	450,000.00	0.79%	5.350	350	41.67	802
10/1 YR LIBOR	8	4,337,165.53	7.60%	6.542	357	70.19	688
10/1 YR LIBOR IO	94	50,260,346.83	88.06%	6.251	357	72.73	743
10/6 MO LIBOR IO	5	2,028,400.00	3.55%	6.489	355	80.00	737
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	100	52,738,746.83	92.40%	6.253	356	72.75	744
Not Interest Only	8	4,337,165.53	7.60%	6.542	357	70.19	688
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	89	44,150,523.97	77.35%	6.324	357	73.43	737
Prepay Penalty: 12 months	9	7,103,540.75	12.45%	6.298	357	68.27	751
Prepay Penalty: 36 months	9	5,382,847.64	9.43%	5.824	354	71.42	752
Prepay Penalty: 60 months	1	439,000.00	0.77%	6.500	358	67.64	691
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	108	57,075,912.36	100.00%	6.275	357	72.55	739
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	1	701,000.00	1.23%	5.875	352	74.97	704
Fast Forward	12	6,966,116.28	12.21%	6.148	354	78.10	766
Full Documentation	52	26,219,028.27	45.94%	6.268	357	71.99	750
Reduced Documentation	2	1,416,619.28	2.48%	5.120	341	53.86	683
Stated Documentation	41	21,773,148.53	38.15%	6.411	358	72.60	723
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	20	12,744,328.89	22.33%	6.299	358	69.66	735
Purchase	66	32,347,458.52	56.67%	6.344	357	75.43	745
Rate/Term Refinance	22	11,984,124.95	21.00%	6.063	355	67.87	730
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	15	5,270,890.00	9.23%	6.433	358	77.50	751
Planned Unit Development	19	9,646,673.00	16.90%	6.267	357	70.49	748
Single Family	71	40,962,349.36	71.77%	6.236	356	72.19	738
Two-to-Four Family	3	1,196,000.00	2.10%	6.966	357	80.00	685
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	2	508,800.00	0.89%	6.401	354	80.00	695
Primary	97	52,219,512.36	91.49%	6.266	357	73.73	738
Second Home	9	4,347,600.00	7.62%	6.368	356	57.61	763
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	2	864,653.00	1.51%	6.552	359	80.00	750
California	43	27,212,545.35	47.68%	6.203	356	73.70	738
Colorado	7	2,817,820.00	4.94%	6.455	358	67.56	763
District of Columbia	2	868,000.00	1.52%	6.106	356	74.14	768
Florida	4	1,120,590.00	1.96%	6.624	353	71.44	733
Georgia	3	1,162,900.00	2.04%	6.037	358	69.17	798
Hawaii	1	400,000.00	0.70%	7.000	354	80.00	656
Idaho	1	118,400.00	0.21%	7.125	359	80.00	732
Illinois	4	1,214,000.00	2.13%	6.840	358	80.00	730
Maryland	6	2,594,188.14	4.55%	6.451	357	76.99	757
Massachusetts	4	1,471,800.00	2.58%	6.411	359	64.04	732
Michigan	2	615,906.18	1.08%	6.496	354	75.67	716
Nevada	1	900,000.00	1.58%	6.125	359	40.00	694
New Jersey	1	208,000.00	0.36%	7.125	359	80.00	682
New York	3	2,592,000.00	4.54%	6.209	358	70.74	752
North Carolina	2	468,000.00	0.82%	6.644	359	80.00	756
Ohio	1	1,542,030.00	2.70%	6.750	358	70.00	701
Oregon	2	978,000.00	1.71%	5.981	357	72.13	740
Pennsylvania	6	3,632,050.00	6.36%	6.194	358	71.01	741
South Carolina	2	632,500.00	1.11%	6.726	359	84.06	710
Texas	2	664,600.00	1.16%	6.458	358	71.84	690
Utah	1	450,000.00	0.79%	5.350	350	41.67	802
Virginia	3	2,189,400.00	3.84%	6.444	356	77.76	724
Washington	5	2,358,529.69	4.13%	5.768	354	73.00	755
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	95	50,915,312.67	89.21%	6.265	357	72.96	737
2.500 - 2.999	12	6,072,599.69	10.64%	6.342	355	69.06	759
3.000 - 3.499	1	88,000.00	0.15%	7.125	359	80.00	725
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	95	50,915,312.67	89.21%	6.265	357	72.96	737
2.500 - 2.999	12	6,072,599.69	10.64%	6.342	355	69.06	759
3.000 - 3.499	1	88,000.00	0.15%	7.125	359	80.00	725
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	1	977,619.28	1.71%	4.500	333	47.67	679
10.500 -10.999	16	10,656,348.26	18.67%	5.772	355	71.88	752
11.000 -11.499	41	22,715,802.13	39.80%	6.202	357	71.72	737
11.500 -11.999	31	14,000,443.00	24.53%	6.676	359	77.20	731
12.000 -12.499	15	6,174,299.69	10.82%	6.579	357	69.48	745
12.500 -12.999	2	1,882,400.00	3.30%	6.654	358	72.30	796
13.000 -13.499	2	669,000.00	1.17%	7.050	350	79.99	702
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000	101	51,961,112.67	91.04%	6.272	357	73.61	736
6.000	7	5,114,799.69	8.96%	6.300	356	61.87	779
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	5	2,028,400.00	3.55%	6.489	355	80.00	737
2.000	103	55,047,512.36	96.45%	6.267	357	72.28	740
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
03/01/14	1	977,619.28	1.71%	4.500	333	47.67	679
07/01/15	1	477,388.14	0.84%	6.000	349	80.00	752
08/01/15	1	450,000.00	0.79%	5.350	350	41.67	802
09/01/15	2	1,174,500.10	2.06%	6.212	351	66.52	589
10/01/15	2	1,453,600.00	2.55%	5.746	352	77.57	699
11/01/15	11	6,607,314.20	11.58%	5.925	353	74.82	745
12/01/15	10	5,160,099.49	9.04%	6.225	354	76.50	759
01/01/16	6	2,756,438.46	4.83%	6.249	355	79.99	759
03/01/16	1	524,999.69	0.92%	6.125	357	56.76	798
04/01/16	9	7,250,030.00	12.70%	6.389	358	66.27	736
05/01/16	64	30,243,923.00	52.99%	6.440	359	73.63	742
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	66	31,805,953.00	55.73%	6.424	359	73.27	738
COUNTRYWIDE	3	2,696,619.28	4.72%	5.775	349	66.27	684
FIRST REPUBLIC	1	450,000.00	0.79%	5.350	350	41.67	802
HSBC	14	8,352,624.11	14.63%	5.928	352	73.59	714
INMC	17	8,855,916.28	15.52%	6.195	354	77.96	761
MELLON TRUST	7	4,914,799.69	8.61%	6.403	357	62.69	776
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
AMERICAN HOME	66	31,805,953.00	55.73%	6.424	359	73.27	738
COUNTRYWIDE	3	2,696,619.28	4.72%	5.775	349	66.27	684
FIRST REPUBLIC	1	450,000.00	0.79%	5.350	350	41.67	802
HSBC	14	8,352,624.11	14.63%	5.928	352	73.59	714
INMC	17	8,855,916.28	15.52%	6.195	354	77.96	761
MELLON	7	4,914,799.69	8.61%	6.403	357	62.69	776
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	8	4,337,165.53	7.60%	6.542	357	70.19	688
108	1	269,000.00	0.47%	7.125	345	79.98	771
120	99	52,469,746.83	91.93%	6.248	357	72.71	744
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Times 30 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	106	55,344,774.68	96.97%	6.280	357	72.61	742
1	2	1,731,137.68	3.03%	6.104	352	70.85	657
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Times 60 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	108	57,075,912.36	100.00%	6.275	357	72.55	739
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

Times 90 in the last 12 months	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	108	57,075,912.36	100.00%	6.275	357	72.55	739
Total	108	57,075,912.36	100.00%	6.275	357	72.55	739

HarborView Mortgage Loan Pass-Through Certificates

Series 2006-6

Exhibit A

The Originators – Page 2

Downey Savings and Loan Association – Page 2

Countrywide Home Loans – Page 4

American Home Mortgage Corp. – Page 9

 The Servicers - Page 13

Downey Savings and Loan Association – Page 13

Countrywide Home Loans Servicing LP – Page 14

American Home Mortgage Servicing, Inc. – Page 17

The Master Servicer and Securities Administrator – Page 18

Wells Fargo Bank NA – Page 18

The Trustee – Page 19

Deutsche Bank National Trust Company – Page 19

THE ORIGINATORS

Downey Savings and Loan Association

Downey Savings and Loan Association (“Downey”) is a Federal Association engaged in the mortgage banking business, and, as such, originates, purchases, sells and services mortgage loans. Downey originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents. Loans originated, purchased, sold or serviced by Downey are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences.

The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660.

Underwriting Standards

Downey Underwriting Guidelines. All of the mortgage loans sold to the seller by Downey (the “Downey Mortgage Loans”) were originated or acquired by Downey generally in accordance with the underwriting criteria described in this section.

Downey’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history, as applicable in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are mitigating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The decision is based upon the applicant’s financial information and credit history.

The Downey Mortgage Loans have been underwritten under one of the following documentation programs:

• Full/Alternative Documentation (“Full/Alt Doc”): The guidelines for this program require verification of employment, income and assets.

• Lite/Reduced Documentation (“Lite Doc”): The guidelines for this program do not require verification of income.

• Express Documentation (“Downey Express”): The guidelines for this program do not require verification of income or assets.

Under each program, Downey obtains a credit report relating to the applicant from a credit reporting company.  Credit scores from each of the three credit repositories is required, if available. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. Adverse information in the credit report may be required to be explained by the prospective borrower.  The minimum credit score required varies from 620 for certain products, to a minimum credit score of 700 for others. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant.

For purchase transactions with loan-to-value ratios less than 80%, the downpayment is not required to be verified.

Downey generally requires a 2-year employment history on the application. Employment and income may be verified with either or a combination of paystubs, W-2 forms, Federal tax returns, or verification of employment form completed by the employer, or other acceptable means.

Downey’s underwriting standards are applied by or on behalf of Downey to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Under its underwriting guidelines, Downey generally permits a housing payment-to-income ratio based on the prospective borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the prospective borrower’s total monthly debt of up to 40%.

Downey may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to certain limitations. The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the loan-to-value ratio may not exceed 95%. Private mortgage insurance is obtained on that portion exceeding 80% loan-to-value.  Downey’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from other lenders.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. In general, under each program, each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, employment history and other personal information.

Under each program, Downey obtains appraisals using staff appraisers, automated valuation models, independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area; a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. These are the standards accepted by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

Downey requires title insurance on all of the Downey Mortgage Loans. Downey also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.  Flood insurance is required when necessary to comply with Federal regulations.

Downey’s Full/Alt Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000 ($650,000 California only), up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1,000,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million.

For Full/Alt Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $600,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million, and up to 60% loan-to-value for mortgage loans with original principal balances of up to $1.5 million.  The maximum “cash-out” amount permitted is $200,000, and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Downey if the borrower retains an amount in excess of 1% of the entire amount of the proceeds from the refinancing of the existing loan, or $5,000, whichever is greater, or, if the loan-to-value ratio is greater than 80%, an amount in excess of 2% of the proceeds, or $2,000, whichever is greater.

Downey’s Lite Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000 ($500,000, California, only), up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $650,000, up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million.

For Lite Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $700,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million. The maximum “cash-out” amount permitted is $150,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Lite Doc program requires verification of reserves, if required, and permits stated income. Downey obtains from a prospective borrower either a verification of deposit or a bank statement for the one-month period immediately preceding the date of the mortgage loan application. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

With a FICO credit score of 700 or more, the Downey Express underwriting guidelines for fixed-period adjustable rate mortgage loans allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000 (Arizona and California, only). With a FICO credit score of 680 or more, the underwriting guidelines generally allow up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $500,000 (Arizona and California, only), up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million. With a FICO credit score of 620 or more, the underwriting guidelines generally allow up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $500,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 60% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 55% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million, and up to a 40% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million.

For Downey Express cash-out refinance transactions, Downey’s underwriting guidelines generally allow, with a FICO credit score of 680 or more, a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $550,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $700,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million, and, with a FICO credit score of 620 or more, a loan-to-value ratio at origination of up to 65% for mortgage loans with original principal balances of up to $550,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $700,000, up to 55% loan-to-value for mortgage loans with original principal balances of up to $1 million. The maximum “cash-out” amount permitted is $100,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Downey Express program is a stated income/stated assets program. Under the program the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment, and that the stated assets are consistent with the borrower’s income.

Countrywide Home Loans

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

·

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

·

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under [“—Underwriting Standards—General”].

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

·

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

·

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See [“—Underwriting Standards—General” in this prospectus supplement.]

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center.  American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of short-reset ARM loans for the past three years and for the quarter ended March 31, 2006:

Short-Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	9,652	21,858	28,177	10,458
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$4,021,135,047

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.

THE SERVICERS

Downey Savings and Loan Association, F.A.

Downey is a federally charter savings and loan association. Downey was formed in 1957 as a California licensed savings and loan association, was incorporated in Delaware on October 21, 1994, and converted to a federal charter in 1995. The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660. Downey’s primary business is banking. The banking activities focus on: attracting funds from the general public and institutions and obtaining borrowings; and originating and investing in loans, primarily residential real estate mortgage loans, investment securities and mortgage-backed securities. Downey also engages in the mortgage banking business, and, as such, originates, purchases, sells, and services mortgage loans. Downey is an approved seller/servicer in good standing with Fannie Mae, Freddie Mac, and the Federal Housing Administration.

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.384 billion and sub-serviced loans having an aggregate unpaid principal balance of approximately $2.908 billion. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.292 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:

• collecting, aggregating, and remitting loan payments;

• administering escrow funds for the payment of real estate taxes and insurance premiums;

• contacting delinquent mortgagors;

• supervising foreclosures in the event of non-remedied defaults; and

• generally administering the loans.

The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of Downey with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

[Table to be inserted]

When a loan is past due, Downey’s collection department attempts to bring the delinquent mortgage, installment, or line of credit account current in as short a time as possible, and to avoid foreclosure. It is important to address a one payment delinquency immediately to prevent it from becoming more serious. An early determination of the reason for the delinquency gives the collection department and the borrower time to arrange an acceptable method of curing the default.

Downey considers every possible collection alternative, including possible workouts, if feasible. When all collection alternatives have been exhausted, the collector must protect the interests of Downey, the investor, and the guarantor or insurer of the loan and submit a recommendation to initiate foreclosure.

Periodically and at Downey’s discretion, Downey will identify and review all delinquent loans including loans in foreclosure that may pose a higher risk, and will send the borrower a workout option letter with financial forms in attempt to mitigate any loss. Due to this periodic mailing, the borrower may receive more than one workout option letter during his/her default.

In the event that any payment due under any mortgage loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Downey will take such action as it shall deem to be in the best interest of the trust fund.

In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, Downey will commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Downey will notify the trust fund in writing of Downey’s intention to do so, and Downey will not commence foreclosure proceedings if the trust fund objects to such action within ten (10) business days of receiving such notice.

Foreclosure proceedings are processed in accordance the provisions of the deed of trust or mortgage, state law, government agency requirements, and the related servicing agreement.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Three Months Ended March 31,

	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$32,068
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$48,204
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$2,878
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$11,063
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$9,205
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$103,418
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$183,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	50%

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at

http://www.countrywidedealsdata.com/?CWDD=01200606.

American Home Mortgage Servicing, Inc.

American Home Mortgage Servicing, Inc. (“American Home Servicing”), referred to in this prospectus supplement as a Servicer and in this section as the Servicer, is a Maryland corporation.  The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.  The Servicer has been servicing mortgage loans since its incorporation in 1972.  The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of the Cut-off Date.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account.  If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current.  If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower.  As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property.  The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of short-reset adjustable-rate mortgage (“ARM”) loans for the past three years and for the quarter ended March 31, 2006:

Short-Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	6,328	20,751	36,698	42,825
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096	$13,801,968,216

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer.  The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations.  The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property.  However, all servicing decisions are made by the Servicer.

The Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”.  The Servicer is a “taxable REIT subsidiary” of AHMIC.

Collections on the related mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are hybrid mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period.  The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default.  If the Servicer reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

The Servicer does not have any custodial responsibility for the assets.  The Custodian has sole responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

American Home Servicing is an affiliate of American Home Mortgage Corp., one of the Originators.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

If specified in the related terms sheet, Wells Fargo Bank, N.A. (“Wells Fargo”) may act as master servicer and securities administrator under the pooling agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the Unites States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the related servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with each servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the related servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of March 31, 2006, Wells Fargo was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

If specified in the related terms sheet, under the terms of the pooling agreement, Wells Fargo may also be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo will be responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of March 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

THE TRUSTEE

Deutsche Bank National Trust Company.  Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee.  DBNTC is a national banking association which has an office in Santa Ana, California.  DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

HarborView Mortgage Loan Pass-Through Certificates 2006-6

Preliminary Markets Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.”  This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below.  There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans.  Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables.  In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

·

Each Loan Group of Mortgage Loans will have the characteristics set forth in the table below.

·

Distributions on the certificates are received, in cash, on the 19th day of each month, commencing in July 2006.

·

The mortgage loans prepay at the related constant percentages of CPB and CPR.

·

No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

·

No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

·

Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in July 2006 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

·

Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in June 2006 and include 30 days' interest.

·

The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

·

Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

·

The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

·

The 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, COFI and 1-Year CMT are 5.090%, 5.320%, 5.420%, 3.624% and 4.970%, respectively.

·

No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

·

The certificates are purchased on June 30, 2006.

Assumed Mortgage Loan Characteristics

The Group 1 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Frequency of Rate Adjustment (Months)	Months to Roll	Gross Margin (%)	Minimum Rate (%)	Maximum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Adjustment Cap (%)	Remaining Term to Maturity (Months)	Remaining Interest Only Term (Months)
1	335,793.42	6.00682	0.39000	1 YR CMT	12	26	2.75000	2.75000	12.00682	2.00000	2.00000	350	N/A
2	313,507.00	4.62500	0.39000	1 YR CMT	12	30	2.75000	2.75000	10.62500	3.00000	2.00000	354	30
3	4,159,176.48	5.80530	0.40850	1 YR LIBOR	12	25	2.27477	2.27477	11.80584	2.00000	2.00000	349	N/A
4	289,622.97	4.50000	0.39000	1 YR LIBOR	12	22	2.25000	2.25000	10.50000	6.00000	2.00000	346	N/A
5	24,698,384.47	5.94314	0.41288	1 YR LIBOR	12	27	2.27888	2.27888	11.94365	2.00000	2.00000	351	27
6	1,731,853.16	5.89847	0.33819	1 YR LIBOR	12	32	2.49884	2.49884	11.89847	2.00000	2.00000	356	116
7	344,000.00	6.25000	0.39000	1 YR LIBOR	12	24	2.25000	2.25000	11.25000	5.00000	2.00000	348	24
8	664,697.86	5.50000	0.39000	1 YR LIBOR	12	20	2.38115	2.38115	11.50000	6.00000	2.00000	344	20
9	849,811.56	6.00000	0.26500	1 YR LIBOR	12	33	2.25000	2.25000	12.00000	6.00000	2.00000	321	81
10	11,294,664.90	6.01006	0.26500	1 YR LIBOR	12	34	2.25000	2.25000	12.00972	6.00000	2.00000	358	118
11	1,948,167.78	5.96125	0.26500*	6 MO LIBOR	6	31	2.75000	2.75000	11.96125	5.00000	1.00000	355	N/A
12	459,100.00	5.25000	0.39000	6 MO LIBOR	6	30	2.75000	2.75000	11.25000	3.00000	1.00000	354	114
13	22,457,712.76	5.94925	0.26500*	6 MO LIBOR	6	30	2.75000	2.75000	11.94925	5.00000	1.00000	354	30

The Group 2 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Frequency of Rate Adjustment (Months)	Months to Roll	Gross Margin (%)	Minimum Rate (%)	Maximum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Adjustment Cap (%)	Remaining Term to Maturity (Months)	Remaining Interest Only Term (Months)
1	1,764,360.00	6.36380	0.26500	1 YR LIBOR	12	59	2.28582	2.28582	11.36380	5.00000	2.00000	359	N/A
2	1,588,340.56	6.02759	0.28725	1 YR LIBOR	12	49	2.25000	2.25000	11.02759	5.00000	2.00000	349	49
3	8,879,797.19	5.99665	0.26500*	1 YR LIBOR	12	52	2.25000	2.25000	10.99665	5.00000	2.00000	352	52
4	51,820,426.00	6.47253	0.31204	1 YR LIBOR	12	59	2.32291	2.32291	11.47253	5.00000	2.00000	359	119
5	1,302,123.67	7.08366	0.26500*	6 MO LIBOR	6	55	2.92729	2.92729	12.39387	5.00000	1.00000	355	N/A
6	3,566,951.36	6.49788	0.26500*	6 MO LIBOR	6	54	2.57846	2.57846	12.49788	6.00000	2.00000	354	N/A
7	224,000.00	7.37500	0.26500*	6 MO LIBOR	6	54	3.62500	3.62500	13.37500	3.00000	1.00000	354	54
8	21,238,451.22	6.66988	0.26500*	6 MO LIBOR	6	54	2.58506	2.61077	12.10830	5.00000	1.00000	354	54
9	619,959.25	6.19760	0.39000	6 MO LIBOR	6	54	2.75000	2.75000	12.19760	5.00000	1.00000	354	114
10	467,953.24	6.71550	0.26500*	6 MO LIBOR	6	53	2.33815	2.33815	11.71550	5.00000	2.00000	353	53
11	187,920.00	7.25000	0.26500*	6 MO LIBOR	6	53	2.25000	2.25000	13.25000	6.00000	1.00000	353	53
12	45,872,491.76	6.51337	0.27182*	6 MO LIBOR	6	54	2.46625	2.61847	12.51337	6.00000	2.00000	354	54

*Certain Expense Fee Rates are equal to 0.26500% through the Reset Date and 0.39000% or higher thereafter

The Group 3 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Frequency of Rate Adjustment (Months)	Months to Roll	Gross Margin (%)	Minimum Rate (%)	Maximum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Adjustment Cap (%)	Remaining Term to Maturity (Months)	Remaining Interest Only Term (Months)
1	594,000.00	4.95000	0.26500*	1 MO LIBOR	1	51	2.30000	2.30000	11.95000	0.00000	0.00000	351	51
2	482,503.27	5.87500	0.26500*	1 YR CMT	12	55	2.75000	2.75000	10.87500	5.00000	2.00000	355	N/A
3	7,137,495.35	6.62637	0.29964	1 YR LIBOR	12	58	2.25000	2.25000	11.62637	5.00000	2.00000	358	N/A
4	5,161,010.76	6.24261	0.26500*	1 YR LIBOR	12	55	2.25000	2.25000	11.24261	5.00000	2.00000	355	N/A
5	14,366,760.76	6.36765	0.33672	1 YR LIBOR	12	56	2.25000	2.25000	11.36800	5.00000	2.00000	356	56
6	93,315,117.61	6.58754	0.26834*	1 YR LIBOR	12	54	2.25423	2.25423	11.58754	5.00000	2.00000	354	54
7	79,242,188.26	6.31248	0.27402	1 YR LIBOR	12	58	2.27850	2.27850	11.31248	5.00000	2.00000	358	118
8	2,691,999.73	6.48319	0.26500*	6 MO LIBOR	6	56	2.93502	2.93502	12.31873	5.00000	1.00000	356	N/A
9	1,584,950.47	6.13876	0.26500*	6 MO LIBOR	6	55	2.43655	2.43655	12.13876	6.00000	2.00000	355	N/A
10	23,980,625.31	6.39206	0.26500*	6 MO LIBOR	6	55	2.68621	2.68621	12.21918	5.00000	1.00000	355	55
11	884,745.80	6.00000	0.39000	6 MO LIBOR	6	53	2.75000	2.75000	12.00000	5.00000	1.00000	353	113
12	428,000.00	5.87500	0.26500*	6 MO LIBOR	6	37	2.25000	2.25000	10.87500	5.00000	1.00000	337	97
13	22,467,022.49	6.23519	0.26500*	6 MO LIBOR	6	54	2.28836	2.28836	12.23519	6.00000	2.00000	354	54

The Group 4 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Frequency of Rate Adjustment (Months)	Months to Roll	Gross Margin (%)	Minimum Rate (%)	Maximum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Adjustment Cap (%)	Remaining Term to Maturity (Months)	Remaining Interest Only Term (Months)
1	3,460,752.42	6.94381	0.28087	1 YR LIBOR	12	81	2.25000	2.25000	11.94441	5.00000	2.00000	357	N/A
2	7,675,422.60	6.37523	0.26500*	1 YR LIBOR	12	78	2.25000	2.25000	11.37523	5.00000	2.00000	354	N/A
3	10,834,958.84	6.66615	0.34589	1 YR LIBOR	12	81	2.25000	2.25000	11.66691	5.00000	2.00000	357	81
4	74,898,541.41	6.64239	0.26786*	1 YR LIBOR	12	79	2.26784	2.26784	11.64239	5.00000	2.00000	355	79
5	21,461,016.55	6.32639	0.29675	1 YR LIBOR	12	82	2.37413	2.37413	11.32639	5.00000	2.00000	358	118
6	767,205.43	6.50912	0.26500*	6 MO LIBOR	6	78	2.75000	2.75000	12.50912	5.00000	1.00000	354	N/A
7	2,193,997.44	5.63537	0.39000	6 MO LIBOR	6	78	2.75000	2.75000	11.63537	5.00000	1.00000	354	78
8	9,857,795.65	6.38806	0.26500*	6 MO LIBOR	6	81	2.75000	2.75000	12.38806	5.00000	1.00000	357	81
9	283,920.00	5.67123	0.39000	6 MO LIBOR	6	78	2.75000	2.75000	11.67123	5.00000	1.00000	354	114
10	572,806.35	4.95000	0.26500*	6 MO COFI	6	5	2.05000	2.05000	10.95000	0.00000	0.00000	353	N/A

*Certain Expense Fee Rates are equal to 0.26500% through the Reset Date and 0.39000% or higher thereafter

The Group 5 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Frequency of Rate Adjustment (Months)	Months to Roll	Gross Margin (%)	Minimum Rate (%)	Maximum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Adjustment Cap (%)	Remaining Term to Maturity (Months)	Remaining Interest Only Term (Months)
1	450,000.00	5.35000	0.26500*	1 YR CMT	12	110	2.50000	2.50000	11.35000	6.00000	2.00000	350	110
2	4,337,165.53	6.54230	0.26500	1 YR LIBOR	12	117	2.25000	2.25000	11.54378	5.00000	2.00000	357	N/A
3	44,617,927.86	6.27502	0.29365	1 YR LIBOR	12	117	2.25746	2.25746	11.27535	5.00000	2.00000	357	117
4	977,619.28	4.50000	0.26500*	1 YR LIBOR	12	93	2.25000	2.25000	9.50000	5.00000	2.00000	333	93
5	269,000.00	7.12500	0.26500	1 YR LIBOR	12	118	2.75000	2.75000	13.12500	6.00000	2.00000	345	106
6	4,395,799.69	6.34626	0.26500	1 YR LIBOR	12	118	2.57256	2.57256	12.34626	6.00000	2.00000	358	118
7	2,028,400.00	6.48945	0.39000	6 MO LIBOR	6	115	2.75000	2.75000	12.48945	5.00000	1.00000	355	115

*Certain Expense Fee Rates are equal to 0.26500% through the Reset Date and 0.39000% or higher thereafter

Weighted Average Lives
Price = 100-22+ Prepay	15 CPB	20 CPB	25 CPB	30 CPB	40 CPB
2A-1A
WAL	3.16	2.79	2.46	2.16	1.67
Mod Durn 30360	2.73	2.43	2.16	1.91	1.51
Principal Window Begin	1	1	1	1	1
Principal Window End	59	59	59	59	59

	(To Maturity)
Price = 100-22+ Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1A
WAL	5.56	4.18	3.27	2.64	1.83
Mod Durn 30360	4.10	3.27	2.68	2.23	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	359	359	359	359	359

Price = 100-23 Prepay	15 CPB	20 CPB	25 CPB	30 CPB	40 CPB
2A-1B
WAL	3.16	2.79	2.46	2.16	1.67
Mod Durn 30360	2.73	2.43	2.16	1.91	1.51
Principal Window Begin	1	1	1	1	1
Principal Window End	59	59	59	59	59

	(To Maturity)
Price = 100-23 Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1B
WAL	5.56	4.18	3.27	2.64	1.83
Mod Durn 30360	4.10	3.27	2.68	2.23	1.62
Principal Window Begin	1	1	1	1	1
Principal Window End	359	359	359	359	359

Percent of Original Certificate Principal Balance Outstanding(1)

	Class 2A-1A and Class 2A-1B
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
June 19, 2007	84	79	73	68	57
June 19, 2008	70	62	53	46	33
June 19, 2009	59	48	39	31	19
June 19, 2010	49	38	29	22	11
June 19, 2011	41	30	22	15	7
June 19, 2012	35	24	16	11	4
June 19, 2013	29	19	12	7	2
June 19, 2014	25	15	9	5	1
June 19, 2015	21	12	7	3	1
June 19, 2016	17	9	5	2	*
June 19, 2017	14	7	4	2	*
June 19, 2018	12	6	3	1	*
June 19, 2019	10	4	2	1	*
June 19, 2020	8	3	1	1	*
June 19, 2021	7	3	1	*	*
June 19, 2022	5	2	1	*	*
June 19, 2023	4	2	1	*	*
June 19, 2024	4	1	*	*	*
June 19, 2025	3	1	*	*	*
June 19, 2026	2	1	*	*	*
June 19, 2027	2	1	*	*	*
June 19, 2028	1	*	*	*	*
June 19, 2029	1	*	*	*	*
June 19, 2030	1	*	*	*	*
June 19, 2031	1	*	*	*	*
June 19, 2032	*	*	*	*	*
June 19, 2033	*	*	*	*	*
June 19, 2034	*	*	*	*	*
June 19, 2035	*	*	*	*	*
June 19, 2036	0	0	0	0	0

Weighted Average Life
Years to CPB	3.16	2.79	2.46	2.16	1.67
Weighted Average Life
Years to Maturity	5.56	4.18	3.27	2.64	1.83

(1) Rounded to the nearest whole percentage.

(*) Less than 0.5%, but greater than zero.

TERMS SHEET SUPPLEMENT

(Dated June 8, 2006)

HARBORVIEW MORTGAGE LOAN TRUST

Mortgage Loan Pass-Through Certificates

(Issuable in Series)

Greenwich Capital Acceptance, Inc.

Depositor

Greenwich Capital Financial Products, Inc.

Sponsor and Seller

Consider carefully the risk factors beginning on page S-8 of this terms sheet supplement and on page 6 of the accompanying prospectus.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This terms sheet supplement  must be read in conjunction with the attached prospectus.

The Trusts

Each HarborView Mortgage Loan Trust will be established to hold assets transferred to it by Greenwich Capital Financial Products, Inc.  The assets in each trust fund will generally consist of first or second lien, adjustable rate mortgage loans secured by one- to four-family residential properties.  The mortgage loans will have been originated by one or more originators of residential mortgage loans, and will be serviced by one or more servicers and, if specified in the related terms sheet, may be master serviced by a master servicer.

The Certificates

Greenwich Capital Markets, Inc. will sell the certificates pursuant to a prospectus supplement.  The certificates will be grouped into one or more series, each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund.  A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this terms sheet supplement relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>.  Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

Although a registration statement (including the prospectus) relating to the securities discussed in this terms sheet supplement has been filed with the SEC and is effective, the final prospectus supplement relating to the securities discussed in this terms sheet supplement has not been filed with the SEC.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this terms sheet supplement.

Underwriter:

For use with the prospectus dated April 26, 2006

This terms sheet supplement is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This terms sheet supplement is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this terms sheet supplement and the related terms sheet is preliminary and is subject to completion or change.  The information in this terms sheet supplement, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this terms sheet supplement and any information contained in any prior similar terms sheet supplement relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This terms sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this terms sheet supplement and the related terms sheet are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in the related terms sheet may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this terms sheet supplement or on any electronic communication to which this terms sheet supplement is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Page

Summary of Terms

S-3

Risk Factors

S-8

Glossary

S-20

Static Pool Information

S-20

The Depositor

S-20

The Sponsor and Seller

S-21

Affiliations and Relationships

S-21

The Originators

S-22

The Master Servicer and the Securities

     Administrator

S-22

The Servicers

S-22

Servicing of the Mortgage Loans

S-23

Servicing and Administration of the Trust Fund

S-26

Fees and Expenses of the Trust Fund

S-30

The Pooling Agreement

S-33

Description of the Certificates

S-42

Yield, Prepayment and Maturity

     Considerations

S-535

Material Federal Income Tax Consequences

S-56

Legal Investment Considerations

S-567

ERISA Considerations

S-568

Glossary of Terms

S-568

Exhibit A:  Prospectus

S-A-1

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

Parties

Sponsor and Seller

Greenwich Capital Financial Products, Inc. will sell the mortgage loans to the depositor.

Depositor

Greenwich Capital Acceptance, Inc., a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity.  The depositor’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is  (203) 625-2700.

Issuing Entity

A common law trust formed under the laws of the State of New York.

Master Servicer

If the trust fund has a master servicer, as specified in the related terms sheet,  the master servicer will oversee the servicing of the mortgage loans by the servicer or servicers.

Servicer or Servicers

One or more servicers of residential mortgage loans, as specified in the related terms sheet, will service the mortgage loans on behalf of the related trust fund.

Originator or Originators

The mortgage loans have been originated by one or more originators of residential mortgage loans, and will be specified in the related terms sheet.

Securities Administrator

If the trust fund has a securities administrator, as specified in the related terms sheet, the securities administrator will perform certain reporting and calculation functions pursuant to the pooling agreement.

Trustee

A trustee will be appointed pursuant to the pooling agreement.

Custodians

One or more custodians, one of which may also be the trustee, will be appointed to maintain custody of the mortgage loan documents.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first or second lien, adjustable rate, residential mortgage loans.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups or subgroups, sorted on the basis of specified characteristics.  In such event, payments of principal and interest on a specified group of certificates will be based solely on collections from the related mortgage loans.  Any references to one or more loan groups in this terms sheet supplement may also apply to one or more subgroups of a loan group, if specified in the related terms sheet.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the mortgage loans, certificates that are entitled to receive only interest payments from the mortgage loans, certificates that are entitled to receive only principal payments from the mortgage loans, certificates that are entitled to receive payments of any prepayment penalties from the mortgage loans, or any combination of the foregoing.  In addition, the certificates of each series may also include certificates that are entitled to receive certain excess or residual amounts from the related trust fund.

With respect to any series of certificates backed by a loan pool consisting of two or more loan groups (referred to as a “multi-group series”), each class of interest-only certificates and principal-only certificates may, if so specified in the related terms sheet, consist of two or more components, each of which will relate to one loan group.  The holders of any such interest-only certificates or principal-only certificates will receive payments on any distribution date to the extent of payments made with respect to the related components.  The holders of any such interest-only certificates or principal-only certificates may not transfer any component separately.

With respect to any multi-group series, any calculations or provisions in this terms sheet supplement referring to the interest-only or principal only certificates relating to a loan group or subgroup should be read to refer to the interest-only or principal-only components relating to that loan group or subgroup, as applicable.

Cut-off Date

The cut-off date, which is specified in the related terms sheet, is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

Distribution Date

The distribution date for each trust fund will be specified in the related terms sheet.  Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee or if a securities administrator has been appointed, at the corporate trust office of the securities administrator.

Record Date

Unless otherwise specified in the related terms sheet, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

Interest Payments on the Certificates

On each distribution date, to the extent funds are available from the related mortgage loan group or groups, each class of certificates (other than any principal-only class of certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance or class notional balance, as applicable, immediately prior to that distribution date, the applicable pass-through rate and interest accrual period, and, in certain cases, any accrued and unpaid interest shortfall attributable solely to basis risk, but solely to the extent of funds available in the basis risk reserve fund; provided, however, that the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of any net deferred interest accrued on any related negative amortization mortgage loans for the month before that distribution date and allocable to such class of certificates, as described under “Description of the Certificates—Interest” in this terms sheet supplement.  In the case of any class of certificates relating to any mortgage group containing negative amortization mortgage loans, other than any class of interest only certificates, any amount of net deferred interest allocable to such class of certificates will be added as principal to the outstanding class principal balance of such class of certificates.  With respect to any class of principal-only certificates, any amount of net deferred interest allocable to the related class of interest-only certificates will be added as principal to the class principal balance of such class of principal-only certificates.

For any mortgage group which contains negative amortization mortgage loans, net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the related negative amortization mortgage loans over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the negative amortization mortgage loans during the related prepayment period.

Interest payments on certain classes of certificates for each accrual period will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis, based on each certificateholder’s related certificate principal balance of that class.

With respect to each distribution date, the interest accrual period for certain classes of certificates will be the calendar month immediately preceding the month in which that distribution date occurs, and with respect to certain other classes of certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates (other than any class of interest-only certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in the prospectus supplement.

In addition, the manner of allocating payments of principal to the certificates may differ, as described in the prospectus supplement, depending upon the occurrence of several different events or triggers:

(a)  with respect to any overcollateralization series (as described below under “—Credit Enhancement”):

·

On each distribution date (1) on or after the applicable stepdown date and (2) on which a trigger event is not in effect, principal payments will be made to the certificates (other than the interest-only certificates) in a priority of payment different than otherwise would be the case, as specified in the related terms sheet; and

(b)  with respect to any non-overcollateralization series (as described below under “—Internal Credit Enhancement”):

·

up to and including the distribution date specified in the related terms sheet, the subordinate certificates may not receive any principal prepayments unless the senior certificates are paid down to zero; or

·

after that time, subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time.

Certificates designated as interest-only certificates are not entitled to payments of principal.

Payment Priorities

Certain certificates, referred to as the senior certificates, will have a payment priority over certain other certificates, referred to as the subordinate certificates.  The classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Limited Cross-Collateralization With Respect To Multi-Group Series

With respect to a multi-group series, in certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group or loan groups may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans.  The master servicer (or the trustee, if no master servicer has been appointed for the related trust fund) will be obligated to make advances if a servicer is obligated to make an advance and fails to do so, and if the trust fund has a master servicer, the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  Each servicer is also required to make certain servicing-related advances.

Optional Termination of the Trust Fund

The master servicer, or if the trust fund only has one servicer, the servicer, in either case as specified in the related terms sheet, may, subject to certain conditions set forth in the pooling agreement, (1) purchase all of the mortgage loans and the other property of the trust fund when the total scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than the percentage specified in the related terms sheet of the total scheduled principal balance of all of the mortgage loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling agreement.

Fees and Expenses

Each servicer, the master servicer, if any, the securities administrator, if any, the trustee, each custodian and the certificate insurer, if any, will receive compensation based on a schedule described in the prospectus supplement.

Each servicer, the master servicer, if any, the securities administrator, if any, the trustee, each custodian and the certificate insurer, if any, will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

Internal Credit Enhancement

Subordination

With respect to any series, the senior certificates will have a prior right of payment over the subordinate certificates.  Among the classes of subordinate certificates, the classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date (with respect to any overcollateralization series, if there is not sufficient excess interests or overcollateralization to absorb realized losses on the mortgage loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that certain classes of senior certificates, referred to in this terms sheet supplement as the senior support certificates, may bear the principal portion of all realized losses otherwise allocable to certain other classes of senior certificates, for so long as such class  of senior support certificates is outstanding.

Overcollateralization

With respect to certain series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates.  This feature is referred to as overcollateralization.  A series that has an overcollateralization feature is referred to as a “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”

With respect to any overcollateralization series, the required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization for any overcollateralization series.

Excess Interest

With respect to any overcollateralization series, the mortgage loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust fund.  Such excess interest will be available to absorb realized losses on the mortgage loans, to create and maintain overcollateralization at required levels and cover basis risk shortfalls, if any, as described in the pooling agreement.

Yield Maintenance Agreements

If so specified in the related terms sheet, the trustee or the securities administrator, on behalf of the trust fund, will enter into one or more yield maintenance agreements with a counterparty for the benefit of certain classes of certificates.  On certain distribution dates payments may be made under a yield maintenance agreement and deposited into a reserve fund.  Amounts on deposit in the reserve fund will be available to make certain payments to the certificates entitled to the benefits of the related yield maintenance agreement.

Certificate Insurance Policy

If so specified in the related terms sheet a financial guaranty insurance company will issue an insurance policy for the benefit of one or more classes of certificates, referred to in this terms sheet supplement as the insured certificates.  The policy, if issued, will unconditionally and irrevocably guarantee payment of (1) the outstanding principal balance of the insured certificates on their final maturity date, (2) the amount of any realized losses allocated to the insured certificates and (3) accrued and unpaid interest calculated at the certificate rate due on the insured certificates, subject to certain terms and conditions set forth in the certificate insurance policy.  Any certificate insurance policy will not provide credit enhancement for any class of certificates other than the related insured certificates.

Any certificate insurance policy, if issued, will not cover basis risk shortfalls or shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Service Members Civil Relief Act.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, each trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs.

ERISA Considerations

If specified in the related terms sheet, certain classes of certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment Considerations

Generally, offered certificates rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they continue to have the required rating, and provided that the related mortgage loans are secured by first liens on the related mortgaged properties.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

We refer you to “Legal Investment Considerations” in the prospectus for more information.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the certificates.

Loan prepayments may

adversely affect the

average life of, and rate

of return on, your

certificate

Borrowers may prepay their mortgage loans in whole or in part at any time; however, certain of the mortgage loans may require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during certain periods after origination.  These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period.  Prepayment penalty payments received on the mortgage loans may be distributed to holders of the certain classes of certificates that may or may not be offered, or they may be retained by the seller or the related servicer.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·

If you purchase interest-only certificates or if you purchase other certificates at a premium and principal of the related mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

·

“Hybrid mortgage loans” are adjustable rate mortgage loans, which have fixed interest rates for the initial period after origination specified in the related mortgage note, which then convert to adjustable interest rates  The prepayment experience on adjustable-rate mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to a variety of factors, including provisions for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate.  In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate.  As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

·

The related originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured.  These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

·

If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

·

Under the principal payment priorities described in the related terms sheet, if prepayments (net of any deferred interest in the case of any negative amortization mortgage loans) in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.  If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

·

Prospective purchasers of any class of interest only certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of those purchasers to recover their initial investments.

In addition, with respect to any overcollateralization series, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.  Also, as a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, may result in an earlier return of the principal of the offered certificates and will have a similar effect on the yields on the offered certificates as principal prepayments on the mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this terms sheet supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage loans with

interest-only payments

If specified in the related terms sheet, some mortgage loans may require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of up to ten years following the origination of the related mortgage loans.  After the interest-only period, each borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.  If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.  Because no scheduled principal payments are required to be made on these mortgage loans for a period of time, certificateholders will receive smaller principal payments during such period than they would have received if the borrowers were required to make monthly payments of interest and principal from origination of the mortgage loans.  Absent other considerations, this slower rate of principal payments will result in longer, and in some cases substantially longer, weighted average lives of the related certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

The yield on your certificates

may be limited by initial fixed

mortgage interest rates on some

mortgage loans and maximum

mortgage interest rates

For each hybrid mortgage loan, the mortgage interest rate will be fixed generally for the initial period specified in the related terms sheet of the term of the mortgage loan.  In addition, each mortgage loan has a maximum mortgage interest rate.  These factors may prevent the mortgage interest rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected.

The yields and weighted

average lives of the

certificates will be subject to

any negative amortization

on the mortgage loans

If the mortgage loans included in the trust fund include negative amortization loans, the interest rates on these mortgage loans will adjust monthly but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps.  The initial interest rates on some of the negative amortization mortgage loans may be lower than the sum of the index applicable at origination and the related margin.  During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the negative amortization mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates.  In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.  If interest rates on the negative amortization mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize faster.  If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity.  In addition, on the fifth payment adjustment date of a negative amortization mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that negative amortization mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the negative amortization mortgage loan to be paid in full in equal monthly installments at its maturity.  These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances.

Any deferral of interest on any negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the certificates.  The reduction in interest collections will be offset, in part, by applying certain prepayments received on the negative amortization mortgage loans to interest payments on the certificates.  The excess of any deferred interest on the negative amortization mortgage loans over the prepayments received on these mortgage loans, or net deferred interest, will be allocated among the classes of certificates (other than any class of interest only certificates) in an amount equal to the excess of the interest accrued on each such class at its applicable pass-through rate over the amount of interest that would have accrued if the applicable pass-through rate for each class had been equal to a pass-through rate adjusted for net deferred interest on the related mortgage loans as described under “Description of the Certificates—Interest” in this terms sheet supplement.  Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest.  Any such allocation of net deferred interest could, as a result, affect the weighted average lives of the affected classes of certificates.

If credit enhancement is

insufficient, you could

experience losses on your

certificates

Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, only with respect to an overcollateralization series, by excess interest and overcollateralization, and third, by the allocation of realized losses on the mortgage loans to the subordinated classes in reverse order of their numerical class designations.  Certain classes of certificates may be insured by a certificate insurance policy issued by a financial guaranty insurance company.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of the related loan group.  Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement, which applies only with respect to an overcollateralization series, is excess interest and overcollateralization.  With respect to an overcollateralization series, the mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are provided for, the available excess interest generated by the mortgage loans will be used to create and maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or create and maintain the required level of overcollateralization.

The third form of credit enhancement provides that (with respect to any overcollateralization series only, if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from either loan group are allocated:

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and second, to the class or classes of related senior certificates (other than any classes of interest only certificates) until their respective class principal balances are reduced to zero; provided, that realized losses allocated to certain classes of senior certificates may be borne by certain other classes of senior certificates, referred to in this terms sheet supplement as senior support certificates, until the total class principal balance of such senior support certificates has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates.  In addition, with respect to a multi-group series, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group or groups of mortgage loans.

Loan prepayments may

result in shortfalls in

interest collections and

reduce the yields on your

certificates

When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  Each servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full and/or in part, as applicable, but only to the extent of a portion of or the full related servicing fee (as specified in the related terms sheet).

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.  Any certificate insurance policy, if issued, will not cover prepayment interest shortfalls allocated to the insured certificates.

Certain certificates are

subject to counterparty risk

The issuing entity may enter into a yield maintenance agreement or agreements with the counterparty, for the benefit of certain certificates.  The yield maintenance agreement or agreements will require the counterparty to make certain payments in the circumstances set forth in the prospectus supplement.  The receipt of such amounts by such certificates will be subject to the credit risk of the counterparty.

Certain certificates may not receive

amounts expected from a yield

maintenance agreement

Payments under a yield maintenance agreement that may be entered into, if any, for any distribution date will be based on a schedule of notional amounts which decreases during the life of the related yield maintenance agreement. The notional amounts will be derived using a specified percentage of a prepayment assumption on the related mortgage loans.  The actual rate of payment on the mortgage loans is likely to differ from the specified percentage of the prepayment assumption used.  If prepayments on the related mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the total class principal balance of the certificates entitled to the benefits of the related yield maintenance agreement may be greater than such notional amount for a distribution date.  For those certificates and any distribution date on which the related notional amount is lower than the actual total class principal balance of such classes of certificates, the amount paid by the counterparty under the related yield maintenance agreement may not be enough to pay the payments for which such amounts will be used on such distribution date, adversely affecting the yields on those certificates.

With respect to any
overcollateralization series,
excess interest generated by

certain mortgage loans may be

insufficient to maintain

related overcollateralization

With respect to any overcollateralization series, the mortgage loans related to certain mortgage pools are expected to generate more interest than is needed to pay interest owed on the related offered certificates and to pay certain fees and expenses of the issuing entity allocable to such mortgage loans.  Any remaining interest generated by these mortgage loans will then be used to absorb losses that occur on such mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by these mortgage loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that such mortgage loans will generate.

·

Every time a mortgage loan in such a mortgage pool is prepaid in full or in part, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan in such a mortgage pool is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on a mortgage loan in such a mortgage pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required payments on the certificates.

Changes in mortgage

index may reduce the
yields on certain classes

of certificates

Certain classes of certificates may accrue interest at a rate based, among other factors, on the weighted average of the net loan rates on certain of the mortgage loans.  The interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this terms sheet supplement.  As a result, declines in the index on which the interest rates on the related mortgage loans are based, without a corresponding decline in the rates at which interest on the other classes of certificates is based, will result, over time, in lower yields on the these certificates.  The yields on these certificates may be particularly sensitive to declines in the index at which the related mortgage loans accrue interest because the pass-through rate of these certificates will also be reduced.  Furthermore, any increase in the index in the related loan group on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on the related offered certificates then entitled to principal.  In addition, prepayments on mortgage loans with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans and, consequently, reduce the pass-through rate of these certificates.

The yields on certain classes

of certificates may be affected

by changes in rates

No prediction can be made as to future levels of certain indices that may be used to determine the pass-through rates of certain certificates and/or certain mortgage loans.

The holders of certain classes of certificates that have a pass-through rate which is calculated based on a certificate index plus a margin may not always receive interest at a rate equal to such certificate index plus the related margin.  With respect to such classes of certificates, if the related certificate index plus the applicable margin is greater than a certain rate cap, the pass-through rate of those certificates will be reduced to the capped rate.  Thus, the yields to investors in such classes of certificates will be sensitive to fluctuations in the level of the related certificate index, and may be adversely affected by the application of the related rate cap.

To the extent that the related rate cap limits the amount of interest paid on certain classes of certificates, the excess, if any, between the calculation of the certificate interest rate without regard to the related rate cap, over the related rate cap, will create a shortfall that may carry forward, with interest thereon as described in the related terms sheet.  However, any such resulting shortfall will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts on deposit in the basis risk reserve fund funded from interest accrued on and otherwise distributable to certain other classes of interest only certificates on the related distribution date (or, with respect to any overcollateralization series, from net monthly excess cashflow otherwise distributable to the Class C Certificates on the related distribution date, which net monthly excess cashflow is only payable after payments to certain other classes of certificates, any payments required to be paid to the certificate insurer, if any, and payments required to create or maintain overcollateralization), and with respect to certain other classes of certificates, amounts paid under the related yield maintenance agreement, if any.  Accordingly, these shortfalls may remain unpaid on the final distribution date.

See “Description of the Certificates—Distributions of Interest” in this terms sheet supplement.

Rapid prepayments will
reduce the yield on any class

of interest only certificates

You should fully consider the risks associated with an investment in any class of interest only certificates.  If the related mortgage loans prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment.

Default risk on high-balance

mortgage loans

As of the cut-off date, if specified in the related terms sheet, some of the mortgage loans may have principal balances greater than $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

Risks associated with mortgage

loans secured by non-owner

occupied properties

Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default.  As of the cut-off date, certain of the mortgage loans may be secured by non-owner occupied properties.  You should consider the risk that the loss and delinquency experience on these mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

Special default risks of second

lien mortgage loans

As of the cut-off date, if specified in the related terms sheet, the trust fund may include mortgage loans that are secured by second liens on the related mortgaged properties.  These second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, certificateholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason..

Simultaneous second

lien risk

As of the cut-off date, if specified in the related terms sheet, at the time of origination of a first lien mortgage loan included in the trust fund, an originator may also have originated a second lien mortgage loan that will not be included in the trust fund.  With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because borrowers have less equity in the mortgaged property.  Investors should also note that any borrower may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

If the receipt of liquidation

proceeds is delayed or if the

liquidation proceeds are

less than the mortgage

loan balance, you could

suffer a loss on your

certificates

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

An investment in the

certificates may not be

appropriate for some

investors

The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates.  This may be the case due, for example, to the following reasons.

·

The yields to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

·

The rate of principal payments on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of certificates.  Accordingly, the offered certificates may be an inappropriate investment if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments.

·

You may not be able to reinvest payments on an offered certificate at a rate at least as high as the pass-through rate applicable to your certificate, because payments generally are expected to be greater during periods of relatively low interest rates.

·

Your investment in any of the offered certificates may be ended before you desire if the optional termination of the trust fund is exercised.

Geographic concentration

of the mortgage loans

may adversely affect

your certificates

A significant concentration of the total principal balance of the mortgage loans may be secured by properties in California or other states.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the mortgage loans in general:

·

Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

·

Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

It may be difficult to

resell your certificates

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Transfer of servicing

rights

The servicing rights with respect to the mortgage loans may be owned by a third-party unrelated to the applicable servicer.  The owner of the servicing rights has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the mortgage loans and that satisfies the requirements of the master servicer and the trustee.  It is possible that the servicing responsibilities with respect to some or all of the mortgage loans may be transferred from an initial servicer to a third-party in the future, which may or may not occur within a short time following the closing date.  At any time that servicing responsibilities are transferred as described above the mortgage loans may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Terrorist attacks and

related military action

The effects that terrorist attacks in the United States, possible future attacks or other incidents and related military action, or military action by U.S. forces in Iraq or other regions, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act or the “Relief Act.”  Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act.  Neither the master servicer nor any servicer is required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.  In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.  Any certificate insurance policy, if issued, will not cover any interest shortfalls on the insured certificates attributable to the application of the Relief Act.

Bankruptcy or insolvency

may affect the timing and

amount of payments on

your certificates

The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.  Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment.  In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment.  Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

Risks associated with

forty year mortgage loans

Certain of the mortgage loans may have an original term to maturity of 480 months.  These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type.  These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan.  It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period.

Originators and servicers may

be subject to litigation or

governmental proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to an originator or a servicer of the mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of that servicer to service the mortgage loans in accordance with the related servicing agreement, or the ability of that originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

Glossary

There is a glossary of terms beginning on page S-58 where you will find definitions of the capitalized terms used in this terms sheet supplement.  Any terms used in this terms sheet supplement but not defined in the glossary are defined in the accompanying prospectus.

Static Pool Information

Certain static pool information may be found at www.rbsgcregab.com.  Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time.  The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups.  These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties.  In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans.  We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

The Depositor

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets.  The depositor is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. (“GCM”). GCM is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been engaged in the securitization of residential mortgage loans since 1987.  The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, residential mortgage loans.  The depositor acquires residential mortgage loans from affiliated and non-affiliated entities.  If acquiring and engaging in the securitization of mortgage loans by its affiliated entity, Greenwich Capital Financial Products, Inc., mortgage loans are originated by third-party originators according to their respective underwriting guidelines.

From January 2000 through and including December 2005, the depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion.  During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the depositor securitized mortgage loans with an aggregate principal balance of approximately $1.2, $1.6, $1.3, $3.9, $15.7 and $31.6 billion, respectively.  Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-A and sub-prime residential mortgage loans originated by various third parties.

The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates (Registration No. 333-127352).

After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

·

giving prompt written notice to the other parties to the pooling agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

·

appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling agreement; and

·

preparing and filing any reports required under the Exchange Act.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or the trustee in accordance with the pooling agreement or mortgage loan purchase agreement, as applicable.

The Sponsor and Seller

The sponsor  will be Greenwich Capital Financial Products, Inc. and was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of the depositor.  The sponsor was organized for the purpose of issuing securities through its affiliates, Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., which are private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830.  Its telephone number is (203) 625-2700.

The sponsor does not originate mortgage loans.  The sponsor is a purchaser of funded mortgage loans, originated in accordance with the fixed rate or adjustable rate underwriting guidelines of the related originator, and in each case, may include prime, alt-a or sub-prime characteristics.  These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement.  Portfolios may include second and first liens, REO and, on a limited basis, non-residential properties.  Residential mortgage loans purchased by the sponsor include seasoned, performing, program exception, and non-performing residential mortgages.   All loans acquired by the sponsor are subject to due diligence.  Portfolios are reviewed for issues including, but not limited to, a thorough credit and compliance review with loan level testing.  See “The Originators” in this terms sheet supplement for additional information.

From January 2000 through and including December 2005, the sponsor has securitized mortgage loans with an aggregate principal balance of approximately $92.5 billion.  During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.81, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively.  Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor has been securitizing residential mortgage loans since 1990.

Affiliations and Relationships

The depositor, the sponsor and Greenwich Capital Markets, Inc. are all affiliates of each other and have the following ownership structure:

•

The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•

The sponsor, Greenwich Capital Financial Products, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•

The underwriter, Greenwich Capital Markets, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•

Greenwich Capital Holdings, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

The Originators

The mortgage loans have been originated by one or more originators.  Each originator that is expected to have originated 10% or more of the mortgage pool will be specified in the related terms sheet.

Each originator has represented and warranted that each of the mortgage loans was underwritten in accordance with standards utilized by it during the period of origination for the mortgage loans.  The underwriting criteria under which the mortgage loans were originated for each originator that is expected to have originated 20% or more of the mortgage pool will be provided in the related prospectus supplement.

As described under “The Pooling Agreement—Assignment of the Mortgage Loans” in this terms sheet supplement, each originator will make certain representations and warranties to the trustee regarding the mortgage loans.  In the event of a breach that materially and adversely affects the mortgage loans, the certificateholders or the certificate insurer, if any, the related originator will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

The Master Servicer

If specified in the related terms sheet, a master servicer may be appointed under the pooling agreement.  The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the related servicing agreement.  In particular, the master servicer will independently calculate monthly loan balances based on servicer data, will compare its results to servicer loan-level reports and will reconcile any discrepancies with each servicer.  The master servicer will also review the servicing of defaulted loans for compliance with the terms of the pooling agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the related servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer.

The Servicers

The mortgage loans included in the trust fund will be serviced by one or more servicers (each, a “servicer”).  Each servicer that is expected to service 10% or more of the mortgage pool will be specified in the related terms sheet.

Each servicer will have primary responsibility for servicing the related mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the applicable mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the related servicing agreement or reconstitution agreement (each, a “servicing agreement”).

The trustee or the master servicer, if any, are either parties to or third-party beneficiaries under the related servicing agreement and can enforce the obligations of the related servicer thereunder.  Each servicer’s servicing responsibilities will be performed under the supervision of the the master servicer (or if there is no master servicer, the trustee) in accordance with the provisions of the applicable servicing agreement and the pooling agreement.  Under each servicing agreement, the master servicer (or if there is no master servicer, the trustee) has the right to terminate the related servicer for certain events of default that indicate such servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.  In addition, a servicing agreement may provide that the owner of the servicing rights will retain the right to transfer the servicing of the mortgage loans to one or more successor servicers at any time with 30 or 60 days’ notice, without cause, subject to the terms of such servicing agreement and the pooling agreement, which includes providing prior notice to each rating agency regarding such transfer.

Servicing of the Mortgage Loans

General

Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own accounts, to the extent such procedures are consistent with the related servicing agreement.

If a master servicer has been appointed for the related trust fund, the servicer or servicers will directly service the mortgage loans under the supervision of the master servicer.  Notwithstanding anything to the contrary in this terms sheet supplement or the prospectus, a master servicer will not be ultimately responsible for the performance of the servicing activities by the servicers, except as described under “—Advances” below.  If a servicer fails to fulfill its obligations under the related servicing agreement, the master servicer has the right to terminate that servicer and appoint a successor servicer as provided in the pooling agreement.

Generally, the transfer of the servicing of mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling agreement and the applicable servicing agreement, which include, among other things, the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates (without regard to any certificate insurance policy).

Servicing Compensation and Payment of Expenses

The master servicer, if any, will be paid a monthly fee (the “master servicing fee”) with respect to each mortgage loan calculated at the master servicing fee rate specified in the related terms sheet of the outstanding principal balance of each mortgage loan as of the first day of the related due period.  If a master servicer has been appointed, the master servicer will pay, unless otherwise specified in the related terms sheet, any ongoing fees of the securities administrator (if any), each custodian and the trustee using a portion of its master servicing fee.  See “Fees and Expenses of the Trust Fund.”

Each servicer will be paid a monthly fee (a “servicing fee”) with respect to each mortgage loan serviced by it calculated at a per annum rate (the applicable “servicing fee rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period.  The applicable servicing fee rate of each servicer is specified in the related terms sheet.

With respect to some or all of the mortgage loans, instead of receiving the related servicing fee, a servicer may receive a subservicing fee (a “subservicing fee”) with respect to each mortgage loan subserviced by it in an amount equal to or less than the servicing fee (the applicable “subservicing fee rate”).  In such cases, the excess of the servicing fee rate over such subservicing fee rate paid to that servicer (or any successor servicer) will be paid on each distribution date to the holder of a class of non-offered certificates or to a third-party owner of the servicing rights.

The master servicing fees and the servicing fees (and any subservicing fees) are subject to reduction as described below under “—Prepayment Interest Shortfalls.”  The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.”  Any prepayment interest shortfall with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is required to be paid by the related servicer, generally limited to the extent that such amount does not exceed the total of its servicing fees (which may be a portion of or the full related servicing fee, as specified in the related terms sheet)) on the mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the related servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

Any certificate insurance policy, if issued, will not cover prepayment interest shortfalls on the insured certificates.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee or, if applicable, any subservicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan.  The master servicer, if any, will be obligated to make any such advances if the servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling agreement.  Each servicer, the master servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans if nonrecoverable.  Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Any certificate insurance policy, if issued, will not cover any interest shortfalls on the insured certificates attributable to application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep, with respect to each mortgage loan (other than a loan secured by a condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.  Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

The servicers, on behalf of the trust fund, the certificate insurer, if any, and the certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account.  In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

Each servicer will take such action as it deems to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in each servicing agreement, the servicers will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders that exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

Collection of Taxes, Assessments and Similar Items

Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and each servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each servicing agreement provides that each year during which the related servicer services any of the mortgage loans, that servicer will cause a firm of independent accountants to furnish a statement to the master servicer or the trustee, as applicable, to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans serviced by that servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the applicable servicing agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Servicer Default

If any servicer is in default in its obligations under the related servicing agreement (and such default is not cured within any applicable grace period provided for in that servicing agreement), the master servicer or the trustee, as applicable, will terminate the defaulting servicer and either appoint a successor servicer in accordance with the related servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the applicable servicing agreement and the pooling agreement.

No assurance can be given that termination of the rights and obligations of a servicer under the related servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

Servicing and Administration of the Trust Fund

Servicing and Administrative Responsibilities

Each servicer, the trustee, each custodian and if any, the master servicer and the securities administrator, will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the trustee or the securirities administrator for deposit into the distribution account on the related remittance date;

•

collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•

making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the related servicing fee or, if applicable, related subservicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

•

paying, as servicing advances, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the related servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the trustee or the securities administrator, as applicable.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling agreement, including but not limited to:

•

if a master servicer has been appointed, upon the termination of the master servicer, appointing a successor master servicer, and until a successor master servicer is appointed, acting as successor master servicer.

• enforcing the obligations of each of the master servicer and the securities administrator under the pooling agreement;
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling agreement; and
• upon the termination of a custodian, appointing a successor custodian.

In addition, if no master servicer or securities administrator has been appointed for the related trust fund, then the trustee will also perform the responsibilities and duties of the master servicer and the securities administrator, as set forth under “Master Servicer” and “Securities Administrator” immediately below.

Master Servicer

If a master servicer has been appointed for the trust fund, the master servicer will be responsible for performing the master servicing functions in accordance with the provisions of the pooling agreement, including but not limited to:

• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement and the related mortgage loan purchase agreement;
• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• reviewing and reconciling remittance reports containing loan-level information prepared by the servicers (“Remittance Reports”).

Securities Administrator

If a securities administrator has been appointed for the trust fund, the securities administrator will be responsible for performing the securities administrator functions in accordance with the provisions of the pooling agreement, including but not limited to:

• making monthly distributions to certificateholders from the distribution account on each distribution date;

•

establishing and receiving amounts from the certificate insurer, if any, for the Policy Account (as defined below), and transferring appropriate amounts from that account to the distribution account for distribution to the insured certificates;

•

establishing and receiving amounts from the yield maintenance provider, if any, for the Yield Maintenance Account (as defined below), and transferring appropriate amounts from that account to the distribution account for distribution to the yield maintained certificates;

•

making available to the trustee, each certificateholder, the certificate insurer, if any, the sponsor, the master servicer and each rating agency, statements based on Remittance Reports received from the master servicer;

•

with respect to any certificate insurance policy, establishing and maintaining a certificate insurance policy account (the “Policy Account”) into which the securities administrator will deposit amounts received by it from the certificate insurance policy and payable to the insured certificates;

•

with respect to any yield maintenance agreements, establishing and maintaining a yield maintenance account (the “Yield Maintenance Account”) into which the securities administrator will deposit amounts received by it from the yield maintenance provider and payable to the yield maintained certificates;

• preparing and distributing annual investor reports summarizing aggregate distributions to holders necessary to enable holders of certificates to prepare their tax returns;
• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund; and
• preparing and filing periodic reports with the Commission on behalf of the trust fund with respect to the certificates.

Custodians	Performing the custodial functions in accordance with the provisions of the related custodial agreement, including but not limited to:
• holding and maintaining the related mortgage files in a fireproof facility intended for the safekeeping of mortgage loan files as agent for the trustee.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the holders of certificates, be invested in the trust accounts, which are accounts established in the name of the trustee or the securities administrator.  Funds on deposit in the trust accounts may be invested in permitted investments by the party responsible for such trust account.  The trust accounts will be established by the applicable parties listed below, and any investment income earned on each trust account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.
Distribution Account	Securities Administrator or Trustee	Any investment earnings will be paid as compensation to the securities administrator or trustee, as applicable, and will not be available for distribution to the holders of any certificates.
Basis Risk Reserve Fund	Securities Administrator or Trustee

Any investment earnings will remain in the Basis Risk Reserve Fund and will be for the benefit of, and be available for distribution to, the holder(s) of certain classes of certificates that are entitled to reimbursements for basis risk shortfalls.

Policy Account	Securities Administrator or Trustee

If there is a certificate insurance policy, amounts on deposit in the Policy Account will not be invested and will not be held in an interest-bearing account; therefore, the Policy Account will not produce any investment income and no investment income will be available for retention or distribution.

Yield Maintenance Account	Securities Administrator or Trustee

If there are any yield maintenance agreements, amounts on deposit in the Yield Maintenance Account will not be invested and will not be held in an interest-bearing account; therefore, the Yield Maintenance Account will not produce any investment income and no investment income will be available for retention or distribution.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by such responsible party out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the securities administrator or trustee for the benefit of the certificateholders and any certificate insurer acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the securities administrator or trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the securities administrator or the trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the rating agencies rating the certificates;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the securities administrator or the trustee or an affiliate thereof having the highest applicable rating from each rating agency rating the certificates; and

(vii)

if previously confirmed in writing to the securities administrator or the trustee, as applicable, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement and each custodial agreement will each provide that in March of each year, beginning March 2007, the related servicer and the related custodian, respectively, will provide to the master servicer, the securities administrator or the trustee, the certificate insurer, if any, and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  The pooling agreement will provide that in March of each year, beginning March 2007, the master servicer, if any, will provide to the securities administrator and the depositor and the certificate insurer, if any, a report on an assessment of compliance with the AB Servicing Criteria.  In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the securities administrator or the trustee, the certificate insurer, if any, and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each servicing agreement will also provide for delivery to the depositor and the securities administrator or the trustee in March of each year, beginning March 2007, a separate annual statement of compliance from the related servicer to the effect that, to the best knowledge of the signing officer, that servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.   This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance filed by the securities administrator or the trustee, as applicable, may be obtained on the securities administrator’s or the trustee’s website, as applicable.  These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, each servicer, the master servicer, if any, the lender paid mortgage insurance providers, the trustee, the securities administrator, if any, the certificate insurer, if any, the yield maintenance providers, if any, and each custodian will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	monthly

For each mortgage loan, the applicable “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the related servicing fee rate.

The applicable “servicing fee rate” for loans serviced by each servicer is specified in the related terms sheet.

If specified in the related terms sheet, a servicer may act as a subservicer for some or all of the mortgage loans, and will receive the applicable “subservicing fee” described in the related terms sheet.

The subservicing fee will not be an obligation of the trust fund, but will be paid out of the servicing fee.

Withdrawn from the related servicing account in respect of each mortgage loan, before distribution of any amounts to certificateholders.

Trustee	monthly

(A) If a master servicer and securities administrator have not been appointed for the related trust fund, the trustee will receive as compensation for its services (1) certain investment earnings on amounts on deposit in the distribution account and/or (2) the “trustee fee,” which is a monthly fee out of interest collections received from each mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the trustee fee rate.  Any “trustee fee rate” is specified in the related terms sheet.

 (B) If a master servicer and securities administrator have been appointed for the related trust fund, the trustee will receive certain compensation paid separately by the master servicer and which will not be obligations of the trust fund.

(A) Withdrawn by the trustee from the distribution account before distributions of any amounts to certificateholders. (B) Paid separately by the master servicer or the securities administrator.

Custodians	monthly

Unless specified in the related terms sheet, each custodian will receive certain compensation paid separately by the master servicer or the trustee and which will not be an obligation of the trust fund.

Paid separately by the master servicer, the securities administrator or the trustee.

Master Servicer	monthly

If a master servicer has been appointed for the related trust fund, for each mortgage loan, the “master servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the master servicing fee rate.

The “master servicing fee rate” is specified in the related terms sheet.

Withdrawn by the securities administrator from the distribution account and paid to the master servicer before distributions of any amounts to certificateholders.

Securities Administrator	monthly

Unless specified in the related terms sheet, if a securities administrator has been appointed for the related trust fund, the securities administrator will receive as compensation for its services  certain amounts paid by the master servicer from the master servicer’s compensation pursuant to a separate agreement.

Paid separately by the master servicer.

Lender Paid Mortgage Insurance Providers	monthly

For any mortgage loan covered by a lender paid mortgage insurance policy, the product of the outstanding scheduled principal balance of the related mortgage loan and the related lender paid mortgage insurance fee rate.

Payable out of funds on deposit in the servicing account before distribution of any amounts to certificateholders.

Certificate Insurer	monthly

The certificate insurer, if any, will receive as compensation for its services a premium on each distribution date equal to certain percentage of the outstanding aggregate principal balance of the insured certificates, as specified in the related terms sheet.

Withdrawn from the distribution account in respect of each mortgage loan, before distribution of any amounts to certificateholders.

Yield Maintenance Provider	monthly

Unless otherwise specified in the related terms sheet, any yield maintenance provider will generally receive certain compensation paid separately by the sponsor or seller and will not be an obligation of the related trust fund.

Paid separately by the sponsor or seller.

The servicing fees, or a portion thereof, are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.”   Each servicer, the master servicer, if any, the securities administrator, if any, the trustee and each custodian will each be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

None of the servicing fees set forth in the table above may be changed without amendment of the applicable servicing agreement, and generally none of the other fees set forth in the table above may be changed without amendment of the pooling agreement.

The Pooling Agreement

General

The certificates will be issued pursuant to a pooling agreement dated as of the cut-off date, among the depositor, the seller, the trustee and if applicable, the master servicer and the securities administrator.

The Issuing Entity

On the closing date, and until the termination of the trust fund pursuant to the pooling agreement, the “Issuing Entity” will be a common law trust formed under the laws of the State of New York.  The Issuing Entity will be created under the pooling agreement by the depositor and its assets will consist of:

·

all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

·

all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof;

·

any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

·

the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling agreement;

·

the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

·

the rights to enforce the representations and warranties made by the originators with respect to the mortgage loans under the related underlying purchase agreement and/or the related reconstitution agreement, if any;

·

the rights of the depositor under each servicing agreement (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

·

the irrevocable and unconditional financial guaranty insurance policy, if any (the “Policy”), for the benefit of the holders of the insured certificates, pursuant to which the certificate insurer, if any, will guarantee certain distributions to holders of the insured certificates;

·

the rights of the trustee under any yield maintenance agreements; and

·

certain other assets of the trust fund, including rights to amounts in the distribution account and the Basis Risk Reserve Fund, as described herein.

On the closing date, the trustee or the securities administrator will establish the basis risk reserve fund, which will be an asset of the trust fund.  The Issuing Entity will not have any liabilities as of the closing date.  The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors.  The trustee, the securities administrator, the depositor, each servicer, the master servicer and each custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the pooling agreement, the mortgage loan purchase agreement and each servicing agreement.  See “The Master Servicer and the Securities Administrator,” “The Servicers,” “Servicing of the Mortgage Loans,” “Administration of the Trust Fund” and “The Pooling Agreement” in this terms sheet supplement.

The trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the pooling agreement.  Under the pooling agreement, the trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the pooling agreement, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling agreement by holders of certificates and the other parties thereto as described under “The Pooling Agreement—Amendment” in this terms sheet supplement.

If the assets of the trust fund are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected distributions of interest and principal and will suffer a loss.  The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates.  See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this terms sheet supplement.  The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the sponsor, the depositor or an originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust fund all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date.  Concurrently with the transfer, upon order of the depositor, the trustee will deliver the certificates to the depositor.  Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling agreement.  The mortgage loan schedule will include the Stated Principal Balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans.  Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans.  In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the custodian, which will hold the mortgage notes on behalf of the trustee.

Delivery of Mortgage Loan Files.  The pooling agreement will require that, upon certain conditions and within the time period specified in the pooling agreement the seller will deliver to the trustee (or the custodian, as the trustee’s agent for that purpose) the mortgage notes evidencing the mortgage loans endorsed in blank or to the trustee on behalf of the certificateholders, together with the other related documents received by the seller from each originator pursuant to the terms of the related underlying purchase agreement.  In lieu of delivery of an original mortgage, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the closing date, the custodian on behalf of the trustee will review the mortgage loans and the related documents pursuant to the pooling agreement.  Pursuant to the terms of each underlying purchase agreement, if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the related originator by the trustee (or the custodian, as the trustee’s agent for that purpose), that originator will be obligated to repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the related originator’s obligation to purchase the defective loan arises.  The obligation of an originator to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders or the certificate insurer, if any, in a mortgage loan and the related documents, the seller or the related originator, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure.  With respect to the applicable originator, if such breach is not cured within the 90-day period, that originator will be obligated to repurchase such mortgage loan under the same terms and conditions as set forth above for the purchase of defective loans as a result of deficient documentation.  With respect to the seller, if such breach is not cured within the 90-day period, the seller will be obligated to either:

·

substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

·

repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus the amount of any unreimbursed servicing-related advances, plus, in the event that the defective loan is repurchased by the seller due to a breach of any representation and warranty relating to predatory and abusive lending laws, any costs and damages incurred by the trust fund in connection with a violation of a predatory or abusive lending law with respect to such defective loan.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises.  The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a mortgage loan (the “affected loan”), the substituted loan must meet the following criteria on the date of the substitution:

·

the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single affected loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

·

the substituted loan has a maximum loan rate and a gross margin not less than those of the affected loan and uses the same index as the affected loan;

·

the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the affected loan;

·

the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

·

the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the affected loan;

·

the substituted loan is of the same or better credit quality as the affected loan; and

·

the substituted loan satisfies certain other conditions specified in the pooling agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the affected loan arises, a substitution adjustment amount equal to the excess of the principal balance of the affected loan over the principal balance of the eligible substitute mortgage loan.

We can make no assurance that the seller or any originator will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Representations and Warranties

Pursuant to the underlying purchase agreements and the reconstitution agreements (if any), each originator has made certain representations and warranties with respect to the mortgage loans either as of the closing date or as of the date such mortgage loans were sold to the seller (the “Original Sale Date”).  On the closing date the seller will generally represent and warrant, among other things, that:

(a) The information contained in the mortgage loan schedule is complete, true and correct;

(b) All payments required to be made up to, and excluding, the related cut-off date for such mortgage loan under the terms of the mortgage note have been made; the seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

(c) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property;

(d) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the depositor, and which have been delivered to the depositor or the custodian.  No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage file and the terms of which are reflected in the mortgage loan schedule;

(e) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) All buildings upon the mortgaged property are insured by an insurer acceptable to either Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of either Fannie Mae or Freddie Mac;

(g) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan have been complied with;

(h) The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i) The mortgage (including any negative amortization that may arise thereunder, with respect to a negative amortization mortgage loan) is a valid, existing and enforceable first or second lien (as applicable) on the mortgaged property, including all improvements on the mortgaged property subject only to (a) the lien of current real property taxes and assessments not yet due and payable and, in the case of any second lien only, subject also to the first lien on the mortgaged property, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the related originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the mortgage loan establishes and creates a valid, existing and enforceable first or second lien, as applicable, and first or second priority, as applicable, security interest on the property described therein.  In the case of any first lien mortgage loan only, the mortgaged property was not, as of the date of origination of the mortgage loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

(j) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

(k) The seller has good and marketable title to the mortgage loan and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan;

(l) The mortgage loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

(m) There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration;

(n) To the best of the seller’s knowledge after reasonable inquiry and investigation, there are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property which are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage;

(o) The mortgage loan was originated by the seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act.  With respect to each negative amortization mortgage loan, the related mortgage note requires a monthly payment that is sufficient during the period following each payment adjustment date, to fully amortize the outstanding principal balance as of the first day of such period (including any negative amortization) over the then remaining term of such mortgage note and to pay interest at the related mortgage interest rate; provided, that the monthly payment will not increase to an amount that exceeds 107.5% of the amount of the monthly payment that was due immediately prior to the payment adjustment date; provided, further, that the payment adjustment cap will not be applicable with respect to the adjustment made to the monthly payment that occurs in a year in which the mortgage loan has been outstanding for a multiple of five years and in any such year the monthly payment will be adjusted to fully amortize the mortgage loan over the remaining term;

(p) The origination and collection practices used by each originator with respect to each related mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business;

(q) To the best of the seller’s knowledge, after reasonable inquiry and investigation, the mortgaged property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(r) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby and there is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage;

(s) The mortgage loan was underwritten generally in accordance with the related originator’s underwriting standards in effect at the time the mortgage loan was originated or acquired and the underwriting guidelines described in the related purchase price and terms letter;

(t) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

(u) No mortgage loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions that may constitute a “buydown” provision. The mortgage loan is not a graduated payment mortgage loan and the mortgage loan does not have a shared appreciation or other contingent interest feature;

(v) With respect to an adjustable rate mortgage loan, the mortgagor has received all disclosure materials required by applicable law with respect to the making of an adjustable rate mortgage loan and rescission materials with respect to refinanced mortgage loans;

(w) No fraud was committed by any originator in connection with the origination or servicing of the mortgage loan and to the best of seller’s knowledge, no fraud was committed with respect to the mortgage loan on the part of the mortgagor or any other person involved in the origination of the mortgage loan;

(x) No mortgage loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans;

(y) None of the proceeds of the mortgage loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance;

(z) No mortgage loan has a balloon payment feature;

(aa) Each prepayment penalty is permissible and enforceable in accordance with its terms under applicable state law, except if the enforceability of that prepayment penalty is limited due to acceleration in connection with a foreclosure or other involuntary payment; and

(bb) No mortgage loan is a convertible mortgage loan.

Payments on Mortgage Loans; Deposits to Distribution Account

Distribution Account.  The trustee, or if a securities administrator has been appointed for the related trust fund, the securities administrator, will establish and maintain a separate distribution account for the benefit of thecertificate insurer, if any, and the holders of the certificates and if applicable, the trustee.  The distribution account must be a segregated account that is:

·

an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this terms sheet supplement at the time any amounts are held on deposit in the account; or

·

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each rating agency named in this terms sheet supplement, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the certificate account is maintained; or

·

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

·

otherwise acceptable to each rating agency named in this terms sheet supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Upon receipt by the trustee or the securities administrator, as applicable, of amounts in respect of the mortgage loans (excluding amounts representing the applicable servicing fee, the trustee fee, if any, the master servicing fee, if any, the reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the trustee or the master servicer, as applicable, will deposit these amounts in the distribution account.  Amounts deposited in the distribution account may accrue interest with the depository institution with which it is held, or may be invested in certain eligible investments specified in the pooling agreement maturing no later than one business day prior to (or, in respect of an eligible investment that is an obligation of the trustee or the securities administrator, as applicable, on) the related distribution date.

Servicing Fees and Other Compensation

Trust fund expense fees are payable out of the interest payments on each mortgage loan.  Trust fund expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan.  With respect to each mortgage loan, the “trust expense fee rate” will be equal to the sum of the applicable servicing fee rate, the master servicing fee rate, if any, the trustee fee rate, if any, the custodial fee rate, if any, and the rate at which the premiums with respect to any lender paid mortgage insurance policies are calculated.

The Trustee

An entity will be appointed to serve as trustee of the mortgage loans for the trust fund (referred to as the “trustee”).  The trustee will be entitled to the compensation set forth under “Fees and Expenses of the Trust Fund.”  The trustee will also be entitled to be reimbursed by the trust fund for certain expenses and indemnified for certain costs and liabilities in connection with the performance of its duties under the pooling agreement.

If a securities administrator and a master servicer have not been appointed for the related trust fund, the trustee will perform certain administrative duties with respect to the certificates, including acting as paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling agreement, if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or its property, or if the credit rating of the trustee falls below certain levels.  Upon such resignation or removal of the trustee, the depositor will be entitled to appoint a successor trustee.  The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust fund.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Securities Administrator

If a securities administrator has been appointed for the related trust fund under the pooling agreement (referred to in such capacity as the “securities administrator”), the securities administrator will perform certain administrative duties with respect to the certificates, on behalf of the trustee, including acting as paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders.  Any securities administrator will be compensated by the master servicer for its services rendered under the pooling agreement.  Any securities administrator will also be entitled to be reimbursed by the trust fund for certain expenses and indemnified for certain costs and liabilities in connection with the performance of its duties under the pooling agreement and any yield maintenance agreements.  The securities administrator may resign at any time, in which event the trustee will be obligated to appoint a successor securities administrator.  The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the securities administrator or its property.  Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator.  The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust fund.  Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Custody of the Mortgage Files; Custodians

The servicers will generally not have responsibility for custody of the mortgage loan documents described under “—Assignment of Mortgage Loans” above.  These documents are generally required to be delivered to the applicable custodian (one of which may be the trustee).  Each custodian will hold the mortgage loan documents on behalf of the trustee pursuant to a custodial agreement between the related custodian and the trustee.  The mortgage loan documents related to a mortgage loan will be held together in an individual file separate from other mortgage loan files held by each custodian.  Each custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

Each custodian will be entitled to its compensation as set forth under “Fees and Expenses of the Trust Fund.”

Voting Rights

Voting rights will be allocated as specified in the pooling agreement.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class.  However, any certificate registered in the name of any servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

If a Policy has been issued with respect to any insured certificates, for so long as there does not exist a failure by the certificate insurer to make a required payment under the Policy (such event, a “certificate insurer default”), the certificate insurer will have the right to exercise all rights, including voting rights, of the holders of the insured certificates under the pooling agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the certificate insurer except as provided in the pooling agreement.  In addition, to the extent of unreimbursed payments under the Policy, the certificate insurer will be subrogated to the rights of the holders of the insured certificates to which such insured amounts were paid.  In connection with each insured amount paid on an insured certificates, the securities administrator or the trustee as attorney-in-fact for the holder thereof will be required to assign to the certificate insurer the rights of such holder with respect to the insured certificates to the extent of such insured amount.

Amendment

The pooling agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus.  In addition, the pooling agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling agreement or of modifying in any manner the rights of the holders of any class of certificates.  However, in no event, may any amendment:

·

reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

·

affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66⅔%; or

·

reduce the aforesaid percentages of the aggregate outstanding principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Notwithstanding the foregoing, if a Policy is issued with respect to any insured certificates, the certificate insurer’s written consent will be required for any amendment that adversely affects in any respect the rights and interest of the certificate insurer or of holders of the insured certificates (without regard to the Policy).

Optional Termination of the Trust Fund

On any distribution date following the date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than the percentage specified in the related terms sheet of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, if the trust fund has only one servicer, the servicer, and otherwise the master servicer, will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust fund.  We refer to the date on which this option may be exercised as the “optional termination date” of the trust fund.  In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (x) the Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of each REO property and (y) the fair market value of the mortgage loans and REO properties (as determined and agreed upon by the servicer or the master servicer, as applicable, and if specified in the pooling and servicing agreement, the holders of a majority in percentage interest of the class or classes of certificates specified in the pooling and servicing agreement) in their good faith business judgment, plus, in each case, accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the servicer or the master servicer, as applicable, in respect of that mortgage loan; provided, however, that the option will only be exercised if the termination price is sufficient to result in the payment of all interest accrued on (other than any Basis Risk Shortfalls) and amounts necessary to retire the class principal balances of the certificates.  To extent the fair market value determined in clause (y) above exceeds the amount determined in clause (x) above, plus all amounts owed by the trust fund, such excess will be distributed pursuant to the pooling and servicing agreemen by the trustee or the securites administrator, as applicable, either to the holders of the class or classes of certificates specified in the pooling and servicing agreement, or to a third party specified in the pooling and servicing agreement.  All other proceeds from the termination will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling agreement.  Any unpaid Basis Risk Shortfalls will not be paid to certificateholders in connection with the optional termination of the trust fund.  No such purchase by the servicer or the master servicer, as applicable, will be permitted without the consent of the certificate insurer, if any, if a draw on any Policy will be made or if any amounts due to the certificate insurer, if any, would remain unreimbursed on the final distribution date.

Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Events of Default

An event of default with respect to a servicer or any master servicer will consist, among other things, of:

·

any failure by that servicer or master servicer, as applicable, to make an advance and any other failure by that servicer to deposit in the related servicing account or by the master servicer to deposit in the distribution account the amounts required to be deposited by it which continues unremedied for one business day following written notice to that servicer or master servicer, as applicable; or

·

any failure by the the servicer or master servicer, as applicable to observe or perform in any material respect any other of its covenants or agreements in the related servicing agreement or pooling agreement, as applicable, which continues unremedied for 60 days after the date on which written notice of the failure is given to that servicer or master servicer, as applicable; or

·

insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of that servicer or master servicer, as applicable, indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the related servicing agreement or pooling agreement remains unremedied, the trustee may (and, pursuant to the related servicing agreement or pooling agreement, as applicable, if so directed by holders of certificates evidencing not less than 51% of the voting rights, must) terminate all of the rights and obligations of the related servicer or master servicer, as applicable, in its capacity as servicer or master servicer of the mortgage loans, as provided in the related servicing agreement or pooling agreement, as applicable.  If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer or master servicer under the related servicing agreement or pooling agreement, as applicable, including the obligation to make advances.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling agreement to institute any proceeding with respect to the termination of a servicer or the master servicer, unless the holder previously has given to the trustee written notice of the servicer’s or master servicer’s, as applicable, default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling agreement.  Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued.  The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling agreement.  When particular provisions or terms used in the pooling agreement are referred to, the provisions or terms are as specified in the pooling agreement.

The Issuing Entity will issue various classes of senior certificates and subordinate certificates.

Only the senior certificates and the subordinate certificates with an investment grade rating are offered pursuant to the registration statement.  The trust fund may also issue Class P, Class C (with respect to any Overcollateralization Series), Class ES and residual certificates which are not offered pursuant to the registration statement.

The classes of offered certificates will have the respective initial class principal balances or class notional balance set forth in the related terms sheet.  The initial class principal balances and class notional balance of the certificates may vary in the aggregate by plus or minus 10%.  On any date subsequent to the closing date, the class principal balance of a class of certificates will be equal to its initial class principal balance, and in the case of any certificates relating to a mortgage group containing negative amortization mortgage loans, as increased by any amounts of net deferred interest allocated to such class as described under “—Interest” below, and reduced by all amounts actually distributed as principal of that class, all Realized Losses applied in reduction of principal of that class on all prior distribution dates, and any amounts allocated to any class of subordinate certificates in reduction of its class principal balance if the aggregate class principal balances of all classes of certificates following all distributions and the allocations of Realized Losses on that distribution date exceeds the Pool Balance as of the first day of the month of that Distribution Date, as described below under “—Allocation of Losses;” provided, however, that on any distribution date, the class principal balance of a class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the class principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows:  (a) first, the class principal balance of each class of senior certificates with respect to which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and (b) second, the class principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed.

The classes of offered certificates will have the respective pass-through rates described in the related terms sheet.

The offered certificates will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below.  Generally, the offered certificates will be issued in minimum dollar denominations of $25,000 (or, with respect to any interest-only certificates, minimum denominations in notional balance of $100,000) and integral multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.

Distributions on the offered certificates will be made either by the trustee, as paying agent, or if a securities administrator has been appointed for the related trust fund, by the securities administrator as paying agent for the trustee, on each distribution date, beginning in the month specified in the related terms sheet, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date.  The record date for any distribution date with respect to the certificates will be either the last business day preceding that distribution date (or the closing date, in the case of the first distribution date), or the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration and Definitive Certificates

The offered certificates initially will be book-entry certificates.  Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed “certificate owners” and will hold their certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems.  Each class of book-entry certificates will be issued in the form of one or more global certificates that equal the class principal balance or class notional balance, as applicable, of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear.  Investors may hold beneficial interests in the book-entry certificates in minimum denominations of $25,000, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.  Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate.  Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the offered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners of book-entry certificates will not be “Certificateholders” as that term is used in the pooling agreement.  Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose.  In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee, or the securities administrator as paying agent for the trustee, through DTC and DTC participants.  So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

·

make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

·

receive and transmit distributions of principal of, and interest on, the book-entry certificates.

Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners.  Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC’s rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below.  Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants.  Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates—Non-U.S. Persons,” “—Information Reporting and Backup Withholding” and “—New Withholding Regulations” in the prospectus.

Transfers between participants will occur in accordance with DTC’s rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the relevant European depositary.  However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC’s rules as in effect from time to time.

Clearstream Banking Luxembourg, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg.  Clearstream is a subsidiary of Clearstream International, société anonyme (“Clearstream International”), which was formed in March 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG.  In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg (Luxembourg Central Bank) and the Commission de Surveillance du Secteur Financier (Luxembourg Commission for the Supervision of the Financial Sector), which supervise Luxembourg banks.

Clearstream holds securities for its participating organizations.  Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates.  Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear.  The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the trustee, or the securities administrator, as paying agent for the trustee, to DTC.  DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent.  In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, because such payments will be forwarded by the trustee, or the securities administrator, as paying agent for the trustee, to Cede & Co.  Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary.  Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates— Non-U.S. Persons” and “—Information Reporting and Backup Withholding” in the prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates.  In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market because certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC’s rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates that conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if

·

DTC or the depositor advises the trustee, or the securities administrator, as paying agent for the trustee, in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; or

·

the depositor, with the consent of the applicable DTC participants, elects, in writing, to terminate the book entry system through DTC; or

·

after the occurrence of an event of default under the pooling agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee, or the securities administrator as paying agent for the trustee, will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates.  Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee or the securities administrator, as applicable, will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as “Certificateholders” under the pooling agreement.  The definitive certificates will be transferable and exchangeable at the offices of the trustee, or the securities administrator as certificate registrar, from time to time for these purposes.  The trustee, or the securities administrator as certificate registrar, will designate its offices for such purposes in the related prospectus.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

None of the depositor, any master servicer, any servicer, any underwriter, the seller, any securities administrator, any certificate insurer or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or transfer thereof.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Priority of Distributions on the Certificates

On each distribution date distribution of Available Funds will be made in the order of priority set forth in the related terms sheet.

Interest

Calculation of Interest.  On each distribution date, each class of certificates (other than any classes of principal-only certificates) will be entitled to receive, to the extent of funds available, an amount allocable to interest as set forth in the related terms sheet.

“Negative amortization mortgage loans” are mortgage loans that may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest.  With respect to each negative amortization mortgage loan and each related due date, “deferred interest” will be the excess, if any, of the amount of interest accrued on such negative amortization mortgage loan from the preceding due date to such due date over the portion of the monthly payment allocated to interest for such due date.  Such excess may occur because the mortgage rates of the negative amortization mortgage loans adjust monthly, while the monthly payment adjusts generally no more frequently than annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

With respect to each loan group with negative amortization mortgage loans and each related due date, “net deferred interest” will be the greater of (i) the excess, if any, of the aggregate of deferred interest for that due date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period with respect to such negative amortization mortgage loans and (ii) zero.

For any distribution date, the net deferred interest on each loan group of negative amortization mortgage loans will be allocated among the related classes of certificates in an aggregate amount equal to the excess, if any, for each such class of (i) the current interest accrued at the pass-through rate for such class over (ii) the amount that would have been calculated as current interest had the pass-through rate for such class equaled the applicable adjusted cap rate for such class and for such distribution date.

On each distribution date, any amount of net deferred interest allocable to a class of certificates (other than any class of interest only certificates) relating to a loan group consisting of negative amortization mortgage loans on such distribution date will be added as principal to the outstanding class principal balance of such class of certificates.  With respect to any class of interest only certificates and each distribution date, any amount of net deferred interest that is allocated to such class of certificates on such distribution date will be added as principal to the outstanding class principal balances of the related class of principal only certificates.  As a result of the allocation of net deferred interest, a portion of the interest accrued on such certificates may be distributed to such certificates later than otherwise anticipated and in the case of any class of interest only certificates, will be distributable in respect of the related class of principal only certificates.

The interest accrual period for each class of certificates will be either the calendar month preceding the month of that distribution date or the period beginning with the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.  Interest will accrue during the interest accrual period for each distribution date and each class of certificates either on the basis of an assumed 360-day year consisting of twelve 30-day months or on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period.  Any class of principal only certificates will not accrue interest.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans.  See “—Net Interest Shortfall” below.

Pass-Through Rates.  The pass-through rates of the certificates (other than any class of principal-only certificates) for any distribution date will be calculated as described in the related terms sheet.

Net Interest Shortfall.  The interest entitlement of each class of certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) all of the loan groups, in the case of the subordinate certificates.  For each distribution date and loan group, the “net interest shortfall” will be equal to the sum of

·

the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related loan group during the preceding calendar month exceeds the compensating interest paid out of the related servicing fee (or a portion thereof) for the related distribution date as described under “Servicing of Mortgage Loans—Prepayment Interest Shortfalls,” plus

·

the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Servicemembers Civil Relief Act, as amended and similar state and local laws (the “Relief Act”).

See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this terms sheet supplement.

The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates based on (a) in the case of the senior certificates entitled to interest, the amount of interest that the respective classes of certificates would otherwise be entitled to receive with respect to such loan group on that distribution date and (b) in the case of the subordinate certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts on such date due to (i) the net interest shortfall, (ii) any net deferred interest allocable to such class or component, (iii) with respect to the certain classes of certificates, the related Required Reserve Fund Deposit; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

If on any distribution date Available Funds for a loan group in the distribution account applied in the order described under “—Priority of Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date.  A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Basis Risk Shortfalls.

For certain classes of certificates and any distribution date, the “Basis Risk Shortfalls” for such class will equal the sum of:

(i)

the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such distribution date;

(ii)

any excess described in clause (i) above remaining unpaid from prior distribution dates; and

(iii)

interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Any financial guaranty insurance policy, if issued, will not cover Basis Risk Shortfalls or shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, net deferred interest or the application of the Relief Act.

Basis Risk Reserve Fund.  Pursuant to the terms of the pooling agreement, the trustee or the securities administrator will establish an account (the “Basis Risk Reserve Fund”), which will be held in trust by the trustee or the securities administrator, as applicable, on behalf of the holders of the certificates that are entitled to reimbursements for Basis Risk Shortfalls.  The Basis Risk Reserve Fund will not be an asset of any REMIC.  The Basis Risk Reserve Fund will be the sole source of payments to the holders of such certificates with respect to any Basis Risk Shortfalls on such certificates.

On each distribution date, the interest that would otherwise be distributable with respect to certain classes of certificates that are not entitled to reimbursements of Basis Risk Shortfalls will be deposited instead in the Basis Risk Reserve Fund to the extent of the related “Required Reserve Fund Deposit” and distributed to the classes of certificates that are entitled to reimbursements of Basis Risk Shortfalls as described in the pooling agreement.

Determination of One-Month LIBOR.  If One-Month LIBOR is a Certificate Index with respect to any classes of certificates (the “LIBOR certificates”), on the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period (other than the first accrual period) the trustee or the securities administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the second LIBOR Determination Date preceding the commencement of each interest accrual period (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”).  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

A “LIBOR Determination Date” is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the trustee or the securities administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the trustee or the securities administrator will designate an alternative index that has performed, or that the trustee or the securities administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The trustee or the securities administrator, as applicable, will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trustee or the securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the trustee or the securities administrator and the trustee’s or the securities administrator’s, as applicable, calculation of the pass-through rate applicable to the LIBOR certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

LIBOR for the first distribution date will be determined two business days prior to the closing date.

Determination of MTA.  If MTA is a Certificate Index for any classes of certificates (the “MTA certificates”), the following will be applicable.  MTA is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months.  The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual period (an “MTA Determination Date”).

If MTA is no longer available, the trustee or the securities administrator will choose a new index for the MTA Certificates that is based on comparable information.  When the trustee or the securities administrator chooses a new index for the MTA certificates, it will increase or decrease the related Certificate Margin by the difference between MTA for the final three years it was in effect and the average of the most recent three years for the replacement index.  The related Certificate Margin will be increased by that difference if the average MTA is greater than the average replacement index and the related Certificate Margin will be decreased by that difference if the replacement index is greater than the average MTA.  The trustee or the securities administrator, as applicable, will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trustee or the securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of MTA on each MTA Determination Date by the trustee or the securities administrator and the trustee’s or the securities administrator’s, as applicable, calculation of the pass-through rate applicable to the MTA certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

MTA for the first distribution date will be determined fifteen days prior to the closing date.

The Yield Maintenance Agreements

If so specified in the related terms sheet, on the Closing Date, the trustee or securities administrator, on behalf of the trust fund, will enter into one or more yield maintenance agreements with a yield maintenance provider.  With respect to each yield maintenance agreement, the trustee or the securities administrator, as applicable, will establish an accounts (a “Yield Maintenance Account”), which will be an asset of the trust fund.  The trustee or the securities administrator, as applicable, will deposit into the related Yield Maintenance Account amounts received by it pursuant to the related yield maintenance agreement.

On each distribution date, payments under the related yield maintenance agreement for the related certificates will be made based on an amount specified in the related terms sheet.  The aggregate of all payments made on a distribution date pursuant to a yield maintenance agreement is referred to in this prospectus supplement as a “Yield Maintenance Payment.”

With respect to each distribution date on which a Yield Maintenance Payment is received under a yield maintenance agreement, the trustee, or the securities administrator as paying agent for the trustee, will pay to the related Certificateholders, up to the amount of current interest that each such class would have been entitled to receive had the applicable pass-through rate not been subject to the related rate cap, to the extent not paid out of the Available Funds for such Distribution Date.  Any funds from the Yield Maintenance Payment remaining in the Yield Maintenance Accounts after payment of current interest to such certificates, as calculated in the preceding sentence, will be distributed as specified in the pooling agreement.

Principal

General.  All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates, the subordinate certificates and the Class C Certificates, if applicable.

Principal Distribution Amount.  On each distribution date, the Principal Distribution Amount with respect to each loan group, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the related class or classes of senior certificates in the priority specified in the related terms sheet.

Limited Cross-Collateralization in Multi-Group Series.

Cross-Collateralization Due to Rapid Prepayments in a Loan Group of a Non-Overcollateralization Series.  Only with respect to any Non-Overcollateralization Series, the priority of distributions of principal prepayments (net of any deferred interest, in the case of any negative amortization mortgage loans) will change in the case where a loan group is experiencing rapid prepayments provided all the following conditions are met:

·

the aggregate class principal balance of the senior certificates and principal-only certificates related to a loan group have been reduced to zero;

·

the distribution date is prior to the Senior Credit Support Depletion Date; and

·

either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate class principal balance of the subordinate certificates, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal prepayments (net of deferred interest, in the case of any negative amortization mortgage loans) received or advanced with respect to the mortgage loans in a loan group relating to the senior certificates and principal-only certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates (other than the interest-only certificates) related to the other loan group (pro rata based on their class principal balances) rather than applied as a principal distribution to the subordinate certificates.  Such principal prepayments (net of deferred interest, in the case of any negative amortization mortgage loans) would be distributed in the same priority as those senior certificates and principal-only certificates would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group.  With respect to any multi-group series, if, on any distribution date, the aggregate class principal balance of the senior certificates and principal-only component related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates and principal-only component related to such loan group, the “undercollateralized group” and the senior certificates and principal-only component related to the other loan group, the “overcollateralized group”), then the priority of distributions described in this terms sheet supplement will be altered as follows:

The Available Funds for the overcollateralized group, to the extent remaining following distributions of interest and/or principal to the related senior certificates and components relating to such loan group, will be paid in the following priority:

·

first, up to an amount necessary to equal, for the undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized group will be distributed to the senior certificates and components related to such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

·

second, any remaining amount will be distributed as specified in the related terms sheet.

On each distribution date, for purposes of determining cross-collateralization payments due to disproportionate Realized Losses, the “accrued interest amount” for an undercollateralized group will equal one month’s interest on the applicable principal deficiency amount at the related net WAC cap, plus any shortfall of interest on the senior certificates of such undercollateralized group from prior distribution dates.

On each distribution date, the “principal deficiency amount” for an undercollateralized group will equal the excess of the aggregate class principal balance of the senior certificates and principal-only certificates related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

Allocation of Losses

On each distribution date, the principal portion of all Realized Losses with respect to the mortgage loans in any loan group will be allocated, first, only with respect to any Overcollateralization Series, to Net Monthly Excess Cashflow, second, only with respect to any Overcollateralization Series, to the Overcollateralization Amount, and third, with respect to any series, to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of subordinate certificates have been reduced to zero, and then to the related class or classes of senior certificates (other than the interest-only certificates) on a pro rata basis, until their respective class principal balances have been reduced to zero; provided, however, all realized losses allocable to certain classes of senior certificates may instead be allocated to certain other classes of senior certificates, referred to herein as the senior support certificates, for so long as such senior support certificates are outstanding.

If on any distribution date the aggregate of the class principal balances of all classes of certificates following all distributions, and in the case of any certificates relating to a mortgage group containing negative amortization mortgage loans, allocations of net deferred interest (in the case of any certificates relating to a mortgage group containing negative amortization mortgage loans) and the allocation of Realized Losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the class principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Any allocation of a realized loss to an offered certificate will be made by reducing the class principal balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such realized loss was incurred.

After realized losses have been allocated to and borne by the offered certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of subsequent recoveries).  However, only with respect to any Overcollateralization Series, Allocated Realized Loss Amounts may be paid to the holders of the subordinate certificates from Net Monthly Excess Cashflow, according to the priorities set forth in the related terms sheet.

On each distribution date and with respect to any mortgage loan group, the interest portion of Realized Losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation outstanding on that date and, when the subordinate certificates are reduced to zero, to the related classes of senior certificates, pro rata.

Subordination of the Subordinate Certificates

The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the class of subordinate certificates with the lowest numerical designation) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this terms sheet supplement.  The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative distribution priority with protection against Realized Losses.  Realized Losses will be allocated, first, only with respect to any Overcollateralization Series, to Net Monthly Excess Cashflow and the Overcollateralization Amount, and second, with respect to any series, to the class of subordinate certificates then outstanding with the highest numerical class designation.

Overcollateralization

With respect to any Overcollateralization Series, the weighted average net mortgage rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the certificates and the amount needed to pay certain fees and expenses of the trust.  As a result, interest collections on the mortgage loans are expected to exceed the amount of interest distributable to the holders of the certificates and the fees and expenses payable by the trust.  The pooling and each servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be distributed as specified in the related terms sheet.

Reports to Certificateholders

On each distribution date, the securities administrator, or if no securities administrator has been appointed for the related trust fund, the trustee, will make available to each holder of a certificate, the certificate insurer, if any, and each rating agency a statement (based on information received from the servicer or from the master servicer, as applicable) generally setting forth, among other things:

·

the amount of the distributions, separately identified, with respect to each class of certificates;

·

the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, net principal prepayments or other unscheduled recoveries of principal included in that amount;

·

the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

·

the amount of any unpaid interest shortfall amount or Basis Risk Shortfalls (if applicable) with respect to each class of certificates;

·

for each loan group or subgroup, the amount of any deferred interest and any net deferred interest for such loan group;

·

the class principal balance or class notional amount, as applicable, of each class of certificates after giving effect to the distribution of principal on that distribution date;

·

the principal balance of each loan group, the Pool Balance and the each net WAC cap;

·

only with respect to any Non-Overcollateralization Series, the Senior Percentage for the senior certificates and principal-only certificates related to each loan group, and Subordinate Percentage for the following distribution date;

·

only with respect to any Non-Overcollateralization Series, the Senior Prepayment Percentage for the senior certificates and principal-only certificates related to each loan group, and Subordinate Prepayment Percentage for the following distribution date;

·

the amount of the servicing fee paid to or retained by the each servicer; the amount of the master servicing fee, if any, paid to or retained by any master servicer; the amount of the servicing fee and/or any subservicing fee paid to or retained by the servicer; and the amount of the custodial fee, if any, paid to the custodian;

·

the amount of advances for the related Due Period;

·

the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date, and the method of determining delinquency;

·

the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

·

the aggregate amount of Realized Losses for each loan group incurred during the preceding calendar month;

·

the cumulative amount of Realized Losses for each loan group;

·

the Realized Losses, if any, allocated to each class of certificates (other than any interest only certificates) on that distribution date;

·

the pass-through rate for each class of certificates for that distribution date;

·

the number of mortgage loans and the aggregate balance of mortgage loans that have negative amortization;

·

only with respect to any Overcollateralization Series, the Overcollateralization Amount for that distribution date;

·

only with respect to any Overcollateralization Series, the Overcollateralization Target Amount for that distribution date; and

·

for each loan group, the aggregate minimum amount of payments required to be made in respect of interest and principal on the mortgage loans.

The trustee or the securities administrator, as applicable, will make that statement available each month, to any interested party, via the trustee’s or the securities administrator’s, as applicable, website.  Information regarding the address of the trustee’s or the securities administrator’s, as applicable, Internet website and regarding assistance in using the website will be provided in the related prospectus supplement.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the trustee’s or the securities administrator’s, as applicable, customer service desk and indicating such.  The trustee or the securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the trustee or the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the trustee or the securities administrator, pursuant to the pooling agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of certain classes of the offered certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until the related distribution date, which distribution date is specified in the related terms sheet and is in the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquent payments on the mortgage loans that are not advanced by the servicer, the master servicer or the trustee, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yields on the senior certificates and the subordinate certificates.  Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first, only with respect to any Overcollateralization Series, by excess spread and the Class C Certificates, and second, with respect to any series, by the subordinate certificates in the reverse order of their numerical class designations, and then by the senior certificates.  If, as a result of these shortfalls, the aggregate of the class principal balances of all classes of certificates following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, first, only with respect to any Overcollateralization Series, the class principal balance of the Class C Certificates, second, with respect to any series, the class principal balance of the subordinate certificates, beginning with the class of subordinate certificates then outstanding with the highest numerical class designation, and third, with respect to any series, the class principal balance of the senior certificates, pro rata based on class principal balance, will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates.  All Realized Losses initially will be borne first, only with respect to any Overcollateralization Series, by the Class C Certificates, and then, with respect to any series, by the subordinate certificates, in the reverse order of their numerical class designations.  As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses on the mortgage loans.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates and in all loan groups, in the case of the subordinate certificates.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by an originator or the seller, as applicable.  The mortgage loans may be prepaid by the mortgagors at any time; however, if specified in the related terms sheet, certain of the mortgage loans may require the payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination during the periods specified in the related terms sheet.  The mortgage loans are subject to the “due-on-sale” provisions included therein.

The negative amortization of any negative amortization mortgage loans may affect the yields on the related classes of certificates.  As a result of the negative amortization of the negative amortization mortgage loans, the outstanding principal balance of a negative amortization mortgage loan in any loan group will increase by the amount of interest that is deferred.  During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that negative amortization mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization mortgage loan that is required to be liquidated.  Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of such negative amortization mortgage loan (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the negative amortization mortgage loan.  Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

In addition, because the loan rates on the negative amortization mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the negative amortization mortgage loans over its then remaining term at the applicable loan rate.  Accordingly, the negative amortization mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule).  In the event the loan rate on a negative amortization mortgage loan is increased, deferred interest is added to the principal balance of such negative amortization mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Net Principal Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this terms sheet supplement, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans.  Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans.  Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  The application of principal prepayments to payments of deferred interest (in the case of any negative amortization mortgage loans) will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

Only with respect to any Non-Overcollateralization Series, the applicable Senior Prepayment Percentage of all Net Principal Prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates (other than any interest-only certificates) then entitled to receive principal distributions.  This may result in all or a disproportionate percentage of Net Principal Prepayments being distributed to holders of senior certificates and none or less than their pro rata share of Net Principal Prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in the related terms sheet.  In addition, with respect to any Non-Overcollateralization Series with two or more loan groups, since the step down in each Senior Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinate certificates from receiving distributions of Net Principal Prepayments from the other loan group.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors.  These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described in the related terms sheet.  If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease.  The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Certain of the mortgage loans may provide for payment by the borrower of a prepayment premium for a period of time after the date of origination.  These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans of a loan group with net loan rates in excess of the then-current net WAC of the mortgage loans may reduce the pass-through rate on the related certificates.  Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates.  Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates.  In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate.  Due to the different types of mortgage loans comprising the two loan groups, such different experience is likely to occur.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.  In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein.  Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

Material Federal Income Tax Consequences

Upon the issuance of the certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the pooling agreement, each of the REMICs formed pursuant to the pooling agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Certain classes of certificates may be issued with original issue discount (“OID”).  A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.  See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus.

Legal Investment Considerations

Unless otherwise specified in the related terms sheet, the certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties.  Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors.  See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section  4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section  4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus. See “ERISA Considerations” in the prospectus.

The certificates that are identified as “ERISA eligible” in the related terms sheet  will generally be eligible to be purchased by Plans under the Underwriters Exemption.  Under certain circumstances the certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under a class exemption.

Glossary of Terms

AB Servicing Criteria.  The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Aggregate Subordinate Percentage.  For any distribution date, the percentage equivalent of a fraction the numerator of which is the aggregate class principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance.

Allocated Realized Loss Amount.  Only with respect to any Overcollateralization Series, for any distribution date and any class of offered certificates, an amount equal to the sum of any realized losses allocated to that class of Certificates on the distribution date and any Allocated Realized Loss Amounts for that class remaining unpaid from the previous distribution date minus any Recoveries applied to that Allocated Realized Loss Amount.

Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

Apportioned Principal Balance.  Only with respect to any Non-Overcollateralization Series, for any distribution date, any loan group and for any class of subordinate certificates, an amount equal to the class principal balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

Available Funds.  For any distribution date and any loan group, an amount equal to:

(A)

the sum of the following with respect to each mortgage loan in that loan group:

·

all scheduled installments of interest and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

·

all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

·

any amounts received with respect to foreclosed properties for that distribution date;

·

any amount of compensating interest received in respect of the mortgage loan for that distribution date;

·

all partial or full prepayments of the mortgage loan, received during the related Prepayment Period for that distribution date and all Recoveries, if any, for that distribution date; and

·

if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the mortgage loan;

reduced by

(B)

the aggregate of the sum of the following with respect to each mortgage loan in that loan group:

·

amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which each servicer, the master servicer, each custodian, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling agreement;

·

the expense fees of the trust fund for such distribution date; and

·

the portion of the premium payable on such distribution date to the certificate insurer, if any, from such loan group.

Class Subordination Percentage.  For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the class principal balance of that class immediately before that date and the denominator of which is the aggregate class principal balance of all classes of certificates immediately before that date.

Determination Date.  For any distribution date and each mortgage loan, the date set forth in a servicing agreement on which the related servicer determines the amount to be remitted to the master servicer or the trustee, as applicable.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Extra Principal Distribution Amount.  Only with respect to any Overcollateralization Series, for any distribution date, is the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

Interest Remittance Amount.  Only with respect to any Overcollateralization Series, for any distribution date and loan group, the portion of the related Available Funds for such distribution date attributable to interest received or advanced with respect to the mortgage loans.

Monthly Interest Distributable Amount.  With respect to each interest-bearing class of Certificates and any distribution date, the amount of interest accrued during the related accrual period at the lesser of the related adjusted cap rate and the related pass through rate on the class principal balance or class notional balance, as applicable, immediately prior to that distribution date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such distribution date).

Net Monthly Excess Cashflow.  Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Net Principal Prepayments.  The excess, if any, of principal prepayments over deferred interest, if any, on the related mortgage loans during the related collection period.

Non-Overcollateralization Series.  Any series of mortgage-pass through certificates issued by the Issuing Entity that is not an Overcollateralization Series.

Original Applicable Credit Support Percentage.  For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

Overcollateralization Deficiency Amount.  Only with respect to any Overcollateralization Series, with respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date).

Overcollateralization Release Amount.  Only with respect to any Overcollateralization Series, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date.

Overcollateralization Target Amount.  Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Overcollateralized Amount. Only with respect to any Overcollateralization Series, for any distribution date, an amount equal to (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate certificate principal balance of the offered certificates and the Class P Certificates as of such distribution date (after giving effect to distributions to be made on such distribution date).

Overcollateralization Series.  Any series of mortgage-pass through certificates issued by the Issuing Entity, with respect to which, as of the closing date, (i) the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate class principal balance of the certificates and (ii) the mortgage loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the certificates and to pay certain fees and expenses of the trust fund.

Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans as of the due date in the month preceding the month of that distribution date.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount.  With respect to any Overcollateralization Series, for any distribution date and loan group, the excess of (x) the related Principal Remittance Amount for such distribution date over (y) such loan group’s pro rata share, based on the aggregate outstanding principal balance of the mortgage loans, of the Overcollateralization Release Amount for such distribution date.

With respect to any Non-Overcollateralization Series, for any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

·

each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by a servicer, the master servicer or the trustee, as applicable, in the related Due Period;

·

if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

·

the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

·

if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

·

if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

·

the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of any deferred interest, if applicable) and all Recoveries, if any, for that distribution date.

Principal Remittance Amount.  Only with respect to any Non-Overcollateralization Series, for any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

·

each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by a servicer, the master servicer or the trustee, as applicable, in the related Due Period;

·

if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

·

the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

·

if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

·

if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

·

the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of any deferred interest, if applicable) and all Recoveries, if any, for that distribution date.

Realized Loss:  With respect to any liquidated mortgage loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net liquidation proceeds in respect of such liquidated mortgage loan.

Recovery.  With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the prior calendar month that has previously been allocated as a Realized Loss to a class or classes of certificates or principal-only component, net of reimbursable expenses.

Senior Credit Support Depletion Date.  Only with respect to any Non-Overcollateralization Series, the date on which the aggregate class principal balance of the subordinate certificates has been reduced to zero.

Senior Percentage.  Only with respect to any Overcollateralization Series, for each distribution date and each loan group, the percentage equivalent of a fraction the numerator of which is the aggregate of the class principal balance of the class or classes of senior certificates and principal-only certificates relating to the loan group immediately prior to that date and the denominator of which is the sum of the Stated Principal Balance of all mortgage loans in the related loan group as of the due date in the month immediately preceding the month of that distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group, the Senior Percentage for such loan group will be equal to 0%; and, provided, further, that on any distribution date after a Senior Termination Date has occurred for one loan group, the Senior Percentage of the remaining senior certificates and principal-only certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the class principal balances of the remaining class or classes of senior certificates and principal-only certificates immediately prior to such date and the denominator of which is the aggregate of the class principal balances of all classes of certificates and principal-only certificates, immediately prior to such date.

Senior Prepayment Percentage.  Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Senior Principal Distribution Amount.  With respect to any Overcollateralization Series, as specified in the related terms sheet.

With respect to any Overcollateralization Series, for any distribution date and each loan group, will equal the sum of:

·

the related Senior Percentage of all amounts for that date described in the first four bullets of the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount” with respect to that loan group;

plus

·

for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a) the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

(b) the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

·

the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount.”

Senior Termination Date.  Only with respect to any Overcollateralization Series, for any loan group the date on which the aggregate principal balance of the related class or classes of senior certificates and the related principal-only certificates is reduced to zero.

Stated Principal Balance. For any mortgage loan and any date, the unpaid principal balance of the mortgage loan as of the immediately preceding due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments, net liquidation proceeds received, the payment of principal due on that due date irrespective of any delinquency in payment by the related borrower and any deferred interest (in the case of any negative amortization mortgage loan) added to the principal balance of that mortgage loan pursuant to the terms of the related mortgage note on or prior to that due date.

Stepdown Date.  Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Step Down Test.  Only with respect to any Non-Overcollateralization Series, as to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,

the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed the percentage specified in the related terms sheet, and second,

cumulative Realized Losses on all of the mortgage loans do not exceed, for any distribution date on or after a certain specified anniversary of the first distribution date specified in the related terms sheet, the percentage specified in the related terms sheet of the aggregate class principal balance of the subordinate certificates as of the closing date.

Subordinate Component.  Only with respect to any series, for any distribution date and with respect to any loan group is the aggregate Stated Principal Balances of the mortgage loans in the related loan group, as of the first day of the related Due Period, minus the aggregate class principal balance of the related senior certificates and principal-only component immediately prior to such distribution date.

Subordinate Percentage.  Only with respect to any Non-Overcollateralization Series, for each loan group and any distribution date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

Subordinate Prepayment Percentage.  Only with respect to any Non-Overcollateralization Series, for any distribution date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount.  Only with respect to any Non-Overcollateralization Series, for any distribution date and each loan group will equal the sum of the following amounts:

·

the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount,”

·

for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

·

the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount.”

On any distribution date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Principal Distribution Amount will not be calculated by that loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such distribution date with respect to all of the mortgage loans as opposed to the mortgage loans in the related loan group only.

Two Times Test.  Only with respect to any Non-Overcollateralization Series, as specified in the related terms sheet.

Unpaid Interest Shortfall Amount.  With respect to each class of offered certificates and any distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the pass-through rate for such class for the related Accrual Period.

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates

(Issuable in Series)

Greenwich Capital Acceptance, Inc.

Depositor

Greenwich Capital Financial Products, Inc.

Sponsor/Seller

TERMS SHEET SUPPLEMENT

RBS Greenwich Capital

Prospectus

MORTGAGE-BACKED/ASSET-BACKED SECURITIES
(ISSUABLE IN SERIES)

GREENWICH CAPITAL ACCEPTANCE, INC. OR FINANCIAL ASSET SECURITIES CORP.
DEPOSITOR

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

·

Each series of securities will consist of one or more classes.

·

Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

·

A series may include classes of securities that are senior in right of payment to other classes.  Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

·

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

·

mortgage loans secured generally by senior liens on one- to four-family residential properties,

·

closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

·

mortgage loans secured by senior liens on multifamily residential properties,

·

conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

·

home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

·

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

·

private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 6 of this prospectus.
       The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
       This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 26, 2006

Page

Important Notice About Information in This Prospectus and Each

Accompanying Prospectus Supplement

5

Risk Factors

6

The Trust Fund

41

The Mortgage Loans—General

42

Single Family Loans

48

Home Equity Loans

48

Multifamily Loans

49

Manufactured Housing Contracts

50

Home Improvement Contracts

50

Agency Securities

51

Private Label Securities

57

Incorporation of Certain Information by Reference

60

Static Pool Information

60

Use of Proceeds

61

The Sponsor

61

The Depositors

62

Loan Program

62

Underwriting Standards

63

FICO Scores

64

Qualifications of Sellers

64

Representations by Sellers; Repurchases or Substitutions

65

Description of the Securities

67

General

71

Distributions on Securities

73

Advances

77

Purchase Obligations

78

Reports to Securityholders

79

Credit Enhancement and Other Support

81

General

81

Subordination

82

Pool Insurance Policies

84

Primary Mortgage Insurance Policies

86

FHA Insurance; VA Guarantees

87

Special Hazard Insurance Policies

89

Bankruptcy Bonds

91

FHA Insurance on Multifamily Loans

91

Reserve Accounts

92

Cross Support

92

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments

or Agreements

93

Derivatives

93

Yield and Prepayment Considerations

95

Operative Agreements

98

Assignment of Trust Fund Assets

98

Payments on Loans; Deposits to Security Account

101

Pre-Funding Account

103

Sub-Servicing of Loans

104

Collection Procedures

106

Hazard Insurance

107

Realization upon Defaulted Mortgage Loans

109

Servicing and Other Compensation and Payment of Expenses

112

Evidence as to Compliance

112

Certain Matters Regarding the Master Servicer and the Depositors

113

Events of Default; Rights upon Event of Default

114

Amendment

117

Termination; Optional Termination; Calls

118

The Trustee

120

Material Legal Aspects of the Loans

122

General

122

Foreclosure

126

Repossession of Manufactured Homes

128

Rights of Redemption

130

Equitable Limitations on Remedies

130

Anti-Deficiency Legislation and Other Limitations on Lenders

131

Homeownership Act and Similar State Laws

132

Due-on-Sale Clauses

134

Prepayment Charges; Late Fees

135

Applicability of Usury Laws

135

Servicemembers Civil Relief Act

136

Environmental Risks

136

The Home Improvement Contracts

139

Installment Contracts

140

Junior Mortgages; Rights of Senior Mortgagees

141

The Title I Program

142

Material Federal Income Tax Consequences

146

General

147

Taxation of Debt Securities

148

Non-REMIC Certificates

156

Single Class of Senior Certificates

156

Multiple Classes of Senior Certificates

160

Possible Application of Contingent Payment Regulations to Certain
Non-REMIC Certificates

165

Sale or Exchange of a Senior Certificate

166

Non-U.S. Persons

167

Information Reporting and Backup Withholding

167

REMIC Certificates

167

General

167

Tiered REMIC Structures

169

Regular Certificates

169

Residual Certificates

181

Prohibited Transactions and Other Taxes

187

Liquidation and Termination

187

Administrative Matters

187

Tax-Exempt Investors

188

Non-U.S. Persons

188

Tax-Related Restrictions on Transfers of Residual Certificates

189

Reportable Transactions

193

Penalty Avoidance

193

State Tax Considerations

193

ERISA Considerations

193

Insurance Company General Accounts

195

Prohibited Transaction Class Exemption 83-1

196

Underwriter Exemption

196

Legal Investment Considerations

199

Method of Distribution

201

Legal Matters

202

Financial Information

202

Available Information

203

Reports to Securityholders

203

Ratings

204

Glossary of Terms

205

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

·

this prospectus, which provides general information, some of which may not apply to a particular series; and

·

the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

_____________________

You may obtain additional information by contacting either depositor.  The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Information by Reference” on page 33 of this prospectus.

____________________

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the
loans may adversely affect the
average life of, and rate of return

on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•

the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

•

how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

•

if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

•

the rate and timing of defaults and losses on the assets in the related trust; and

•

repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

Only the assets of the related
trust are available to pay your

securities

Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities.  Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

•

moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

•

funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be
adequate to prevent losses on

your securities

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement.  Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization.  The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.  If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may
reduce the effective yield

on your securities

Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according
to non-agency underwriting
guidelines may have higher

expected delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan
origination process may result

in higher expected delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic
conditions may adversely affect
the performance of mortgage
loans, particularly adjustable
payment loans of various

types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•

“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Legal and other factors could
reduce the amount and delay
the timing of recoveries

on defaulted loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

•

an overall decline in the residential real estate markets where the properties are located,

•

failure of borrowers to maintain their properties adequately, and

•

natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans

with interest-only payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans
that provide for negative

amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “-— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans secured by junior liens are

subject to additional risks

If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage.  Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest

rate swap agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of
swap counterparty on ratings

of securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special risks for certain

classes of securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

•

in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

•

in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military action and terrorist

attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures
may affect the timing of collections

on the mortgage loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

Risks relating to defaults or
resignation of the Master Servicer

or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due

to servicing transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings
could delay or reduce payments

on the securities

Each transfer of a mortgage loan to Greenwich Capital Financial Products, Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality
borrowers are more likely
to experience late payments
and defaults and increase your

risk of loss

Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

•

customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

•

customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Early or multiple payment defaults
may be indicative of higher rates
of delinquencies and losses

in the future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original
loan-to-value ratios may present

a greater risk of loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of

mortgage loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•

Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•

Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•

Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security
interests in manufactured
homes may result in losses

on your securities

Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans

Generally are riskier than single

family loans

Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

•

Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

•

Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

•

Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

•

Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance

mortgage loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Loans with balloon payments

may increase your risk of loss

Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may
limit interest rates on the variable

rate securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

If amounts in any pre-funding
account are not used to
purchase trust assets, you will
receive a prepayment on the

related securities

The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance.  Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal
laws may reduce or delay

mortgage loan collections

The loans may also be subject to federal laws relating to the origination and underwriting. These laws

•

require certain disclosures to the borrowers regarding the terms of the loans;

•

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•

regulate the use and reporting of information related to the borrower’s credit experience; and

•

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Originators and servicers may be
subject to litigation or

governmental proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

Proceeds of liquidated loans
generally are paid first to

providers of trust services

There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be
subject to environmental risks

that could result in losses

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty
selling your securities or

obtaining your desired price

No market will exist for the securities before they are issued.  In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not
address all investment risks and

must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

•

any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

•

an adverse change in the financial or other condition of a credit enhancement provider, or

•

a change in the rating of the credit enhancement provider’s long-term debt.

The securities may not be

suitable investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trust Fund

The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

·

Single Family Loans,

·

Home Equity Loans,

·

Multifamily Loans,

·

Manufactured Housing Contracts,

·

Home Improvement Contracts,

·

Agency Securities or

·

Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “trust fund” refers to the related trust fund.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each trust fund are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.  Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units.  In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

·

Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

·

Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

·

Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

·

Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

·

Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term.  Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

·

Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

·

Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

·

Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

·

Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method.  This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

·

Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

·

Interest may be payable at

·

a fixed rate,

·

a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

·

a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

·

a rate that otherwise varies from time to time, or

·

a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

·

Principal may be

·

payable on a level debt service basis to fully amortize the loan over its term,

·

calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

·

nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

·

Monthly payments of principal and interest may

·

be fixed for the life of the loan,

·

increase over a specified period of time, or

·

change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

·

Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

·

the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

·

the type of mortgaged property securing each loan,

·

the original terms to maturity of the loans,

·

the largest principal balance and the smallest principal balance of the loans,

·

the earliest origination date and latest maturity date of the loans,

·

the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

·

the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

·

the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

·

a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

·

the actual cost of any accessories depending on the size of the unit, and

·

the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

·

excessive building resulting in an oversupply of rental housing stock,

·

a decrease in employment reducing the demand for rental units in an area,

·

federal, state or local regulations and controls affecting rents, prices of goods and energy,

·

environmental restrictions,

·

increasing labor and material costs, and

·

the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties.  See “Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

·

its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Trust Fund Assets”; and

·

its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home.  Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae.  The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae Certificate held in a trust fund will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac.  The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac.  The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae.  The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities.  Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions – but not the interest distributions, or the interest distributions – but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities.  If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

Private Label Securities

General.  Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

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pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

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collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

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other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions – but not the interest distributions, or the interest distributions – but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts.  In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act.  As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.  The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

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no loan will have had a loan-to-value ratio at origination in excess of 95%;

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each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

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each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

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no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

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each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

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each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities.  Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information.  If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

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the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

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the maximum original term-to-stated maturity of the PLS,

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the weighted average term-to-stated maturity of the PLS,

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the pass-through or certificate rate of the PLS,

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the weighted average pass-through or interest rate of the PLS,

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the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

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certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

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the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

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the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

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the payment features of the mortgage loans,

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the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the loans, and

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the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each trust fund, that file electronically with the SEC.

Static Pool Information

For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type.  In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement.  The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors.  The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830.  Its telephone number is (203) 625-2700.

From January 2000 through and including December 2005, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $92.5 billion.  During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively.  Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties.  Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion.  During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively.  Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself.  These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities, except as otherwise specified in the related prospectus supplement.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

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to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

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to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

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be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

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maintain satisfactory facilities to originate and service the loans,

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be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

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be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

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Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

·

The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

·

Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

·

The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

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Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

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The mortgaged property was free from damage and was in acceptable condition.

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There were no delinquent tax or assessment liens against the mortgaged property.

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Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

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There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

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No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

·

The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

·

Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan.  Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

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to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

·

substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate.  See “Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

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be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

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evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

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not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each trust fund will consist of the following:

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the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

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those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

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property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

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primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

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reinvestment income on payments received on the trust fund assets,

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a reserve fund,

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a pool insurance policy,

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a special hazard insurance policy,

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an interest rate swap or yield supplement agreement,

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a currency swap,

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a market value swap,

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a bankruptcy bond,

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one or more letters of credit,

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a surety bond,

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guaranties, or

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similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage – which may be 0% – of future interest payments and a specified portion or percentage – which may be 0% – of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement.  Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code.  See “ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code.  All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series.  See “Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds.  All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)

the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

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all payments which were due on or before the cut-off date;

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all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

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all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

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amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

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amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

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that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)

the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)

if applicable, amounts withdrawn from a reserve account;

(iv)

any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)

if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest.  Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement.  Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal.  Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

·

the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

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all distributions reported to securityholders of that class as allocable to principal increased by

·

in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

·

in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions.  If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal – including principal prepayments – on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date.  Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances.  See “—Distributions on Securities” above.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events.  A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events .  A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level.  A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

·

the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

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the total cash flows received and the general sources thereof;

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the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

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the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

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the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

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the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

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the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

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interest rates, as applicable, to the pool assets and securities;

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the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

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the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

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the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

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number and amount of pool assets, together with updated pool composition information;

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the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

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if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

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material breaches of pool asset representation or warranties or transaction covenants;

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information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

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information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

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any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

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the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

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with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

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the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

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the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

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the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

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the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

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the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

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the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

·

the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

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if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

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the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

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other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund.  In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action.  Credit enhancement may take the form of one or more of the following:

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a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

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the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

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the establishment of one or more reserve accounts,

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an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

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a currency swap,

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a market value swap,

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the use of a cross-support feature, or

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a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

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reducing the ownership interest of the holders of the related subordinated securities,

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a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

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as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

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the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

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the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

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the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

·

on each distribution date,

·

for specified periods, or

·

until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

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in the order of their scheduled final distribution dates,

·

in accordance with a schedule or formula,

·

in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

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any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

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hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

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if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

·

the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

·

to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

·

to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

·

the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

·

the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

·

fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

·

failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses.  Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan.  A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default.  The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability.  If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

·

loss by reason of damage to mortgaged properties caused by certain hazards – including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement – not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

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loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

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the cost to repair or replace the mortgaged property, and

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upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement.  See “Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans.  Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

The reserve account for a series of securities will be funded in one of the following ways:

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by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

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by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

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in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable.  Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

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to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

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to pay administrative expenses, or

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to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.  The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans.  Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

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make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

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make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively.  Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

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30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

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the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities.  See “Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.  Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Trust Fund Assets

Assignment of the Trust Fund Loans.  When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

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the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

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in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

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in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

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an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

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any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

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the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

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the original security agreement,

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the proprietary lease or occupancy agreement,

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the recognition agreement,

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an executed financing agreement and the relevant stock certificate,

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related blank stock powers, and

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any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities.  The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities.  The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form.  Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Trust Fund—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

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It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

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It must be an account the deposits in which are fully insured by the FDIC.

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It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

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It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

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all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

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all payments on account of interest on the loans, net of applicable servicing compensation;

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Insurance Proceeds;

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Liquidation Proceeds;

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any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

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all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

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all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

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any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

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all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

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collecting payments from borrowers and remitting collections to the master servicer;

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maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

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maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

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processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

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attempting to cure delinquencies;

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supervising foreclosures;

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inspecting and managing mortgaged properties under certain circumstances;

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maintaining accounting records relating to the loans; and

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to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer.  See “— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

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waive any assumption fee, late payment or other charge in connection with a loan; and

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to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause.  See “Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage – generally 80% to 90% – of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

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the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

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such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described.  See “Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies.  To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

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all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

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hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

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amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

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claim payments previously made by the primary insurer, and

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unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

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fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

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failure to construct the related mortgaged property in accordance with specified plans,

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physical damage to the mortgaged property and

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lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy.  As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

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to advance or discharge all hazard insurance policy premiums;

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to advance

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real estate property taxes,

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all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

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mortgaged property sales expenses,

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any outstanding liens on the mortgaged property (as defined in the policy) and

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foreclosure costs, including court costs and reasonable attorneys’ fees,

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in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

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in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

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to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account.  In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

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the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

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the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest.  See “Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

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payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

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payment of the fees and disbursements of the trustee and independent accountants;

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payment of expenses incurred in connection with distributions and reports to securityholders; and

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payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

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any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

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any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement.  Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

·

any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment – other than an advance – which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

·

any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

·

any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

·

events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans.  Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.  Pending the appointment, the trustee is obligated to act in this capacity.  The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

·

the holder has previously given to the trustee written notice of default;

·

the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

·

the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture.  Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

·

failure to pay for five days or more any principal or interest on any note of that series;

·

failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

·

the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

·

events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

·

any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

·

the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

·

the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

·

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

·

to cure any ambiguity,

·

to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

·

to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

·

reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

·

reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement.  The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

·

the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

·

the purchase from the trust fund by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See “Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement.  The exercise of this right will effect early retirement of the securities of that series.  However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement.  If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture.  The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series.  In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls.  One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement.  With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.”  With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement  of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date.  In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.”  In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement.  The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds.  On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee.  The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective.  The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer.  The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the trust fund).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans.  Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated.  The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans.  The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located.  A mortgage creates a lien upon the real property encumbered by the mortgage.  The mortgage lien generally is not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.  There are two parties to a mortgage:  the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid.  The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans.  Certain of the loans may be cooperative loans.  The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts.  Each Manufactured Housing Contract evidences both

·

the obligation of the borrower to repay the loan it represents, and

·

the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper.  Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian.  In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts.  Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state.  In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered.  If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract.  As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes.  Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party.  However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home.  In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home.  There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state.  If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home.  Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released.  The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest.  The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract.  However, repair liens could arise at any time during the term of a Manufactured Housing Contract.  No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  Judicial foreclosure proceedings are often not contested by any of the parties.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check.  Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure.  Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust.  See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans.  Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law.  A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence.  So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC.  Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing.  While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice.  Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin).  The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home.  In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved.  However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence.  The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments.  The deficiency judgment is a personal judgment against the debtor for the shortfall.  Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC.  Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property.  A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts.  While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession.  The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale.  In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale.  As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers.  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home.  However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court.  If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

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reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

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reduce the monthly payments due under the mortgage loan,

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change the rate of interest of the mortgage loan, and

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alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.  In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees.  Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds.  The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans.  Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act.  Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act.  The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices.  Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination.  Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.  Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied.  Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.  Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule.  Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract.  If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling.  Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process.  Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract.  Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

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the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

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the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing.  As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party.  Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law.  Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period:  Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law.  With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan.  Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans.  The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans.  Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made.  In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments.  Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.  The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003.  However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted such a law prior to the April 1, 1983 deadline.  In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V.  No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied.  These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act.  It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans.  Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders.  In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status.  Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up.  In several states such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator.  CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.  Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA.  Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption.  For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property.  The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act.  Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank.  Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans.  However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator.  However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial.  Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders.  Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.  The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants.  However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property.  A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General.  The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee.  In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements.  The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing.  In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements.  So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage.  The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage.  Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance.  In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General.  Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.  Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans.  The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account.  The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.”  With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.  With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender.  The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income.  The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan.  The note must contain a provision permitting full or partial prepayment of the loan.  The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note.  Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method.  The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds.  Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation.  The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs).  If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.  In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans.  The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days.  A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property.  In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal.  Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application.  The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities.  With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer.  With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower.  The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage.  Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance.  The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments.  The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations.  For each eligible loan reported and acknowledged for insurance, the FHA charges a premium.  For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term.  For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount.  If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA.  The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so.  Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program.  The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance.  Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less).  However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.  Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I.  Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure.  If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency.  The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance.  If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.  Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan.  Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings.  If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender.  If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note.  If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment.  Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account.  The “claimable amount” means an amount equal to 90% of the sum of:

·

the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

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the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

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the uncollected court costs;

·

the attorney’s fees not to exceed $500; and

·

the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin LLP, Thacher Proffitt & Wood LLP or McKee Nelson LLP, as specified in the related prospectus supplement.  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively.  This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules.  Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code.  The prospectus supplement for each series of securities will specify whether a REMIC election will be made.  In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation.  A trust fund that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

·

the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

·

owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described below.

A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC.  The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund.  The trust fund would then be treated as a partnership and could be a publicly traded partnership.  If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business.  Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders.  For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans.  Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

·

securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

·

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount.  In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method.  Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting.  When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID.  The following discussion is based in part on the OID Regulations.  A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price.  In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date.  The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security.  The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security.  The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.  Debt securities may provide for default remedies in the event of late payment or nonpayment of interest.  Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID.  However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon.  Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below.  Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below.  In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID.  Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security.  For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security.  Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

·

the interest is unconditionally payable at least annually,

·

the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

·

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments.  These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code.  Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus.  However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID.  The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period.  In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest.  The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments.  The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument.  The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

·

sum of

·

the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

·

the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

·

the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

·

the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

·

events that have occurred before the end of the accrual period, and

·

the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption.  Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments.  If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests.  Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies.  In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible.  As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.  However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities.  An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities.  It is not clear how income should be accrued with respect to interest weighted securities.  The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security.  However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any.  Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.  Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments.  This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below.  See “—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities.  In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities.  Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount.  In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized.  This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

·

on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

·

in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred.  In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan).  A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium.  In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method.  Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class.  If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium.  The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.  Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount.  The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994.  If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter.  Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security.  Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security.  Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller.  Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains.  The deductibility of capital losses is subject to certain limitations.  Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

·

the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

·

the debt security is part of a straddle;

·

the debt security is marketed or sold as producing capital gain; or

·

other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons.  Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S.  Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty).  Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate.  Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

·

the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

·

the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

·

the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding.  The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees.  If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization.  The trust fund may be created with one class of senior certificates and one class of subordinated certificates.  In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool.  Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting.  Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund.  A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income.  A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer.  A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier.  If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans.  The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

·

a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

·

a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

·

a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain trust funds may include “buydown” mortgage loans.  The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code.  There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans.  Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes “buydown” mortgage loans.

Premium.  The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis.  A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985.  Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made.  Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code.  A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan.  If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate.  It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations.  These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election).  The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code.  Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above.  Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply.  Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates.  Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender.  OID generally must be reported as ordinary gross income as it accrues under a constant interest method.  See “—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount.  A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.”  Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest.  Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

·

the total remaining market discount

times

·

a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

·

the total remaining market discount

times

·

a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply.  Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate.  The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income.  The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction.  In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition.  This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994.  If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Regular Certificates—Original Issue Discount and Premium” below.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule.  The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General.  Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules.  If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code.  See “—Single Class of Senior Certificates—Original Issue Discount” above.  However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

·

the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

·

no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain.  The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis.  However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code.  As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate.  If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate.  However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners.  Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans.  While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections.  Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment.  Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General.  The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans.  OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992.  Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992.  In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired.  The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price.  The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees.  The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments.  The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period.  This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued.  The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate.  No representation is made that any certificate will prepay at the prepayment assumption or at any other rate.  The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent.  However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount.  Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments.  A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date).  This will be done, in the case of each full month accrual period, by adding

·

the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

·

any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period.  The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.  However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal.  Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans.  Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments.  In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues.  Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments.  Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan.  However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments.  The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment.  On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal.  Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium.  The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder.  The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS.  In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate.  It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate.  Such adjusted basis generally will equal the seller’s purchase price for the  senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller.  Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains.  The deductibility of capital losses is subject to certain limitations.  Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.”  A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

·

the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

·

the senior certificate is part of a straddle;

·

the senior certificate is marketed or sold as producing capital gain; or

·

other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty.  Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate.  Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

·

the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

·

the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

·

the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees.  If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The trust fund relating to a series of certificates may elect to be treated as a REMIC.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter.  In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below.  While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued.  Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied.  With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC.  The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

·

certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

·

certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

·

interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections.  See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above.  REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code.  REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.  The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications.  Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes.  Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus.  The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

·

whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

·

whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General.  Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium.  The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.”  Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act.  Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption.  Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued.  The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates.  The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID.  No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.”  The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date.  The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate.  The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.”  Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below.  The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.  Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity.  Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate.  For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

·

the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

·

a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates.  This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances.  The income tax treatment of these super-premium certificates is not entirely certain.  For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID.  The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption.  The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium.  If such position were to prevail, the rules described under “—Premium” below would apply.  It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate.  It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply.  However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period).  This will be done, in the case of each full accrual period, by adding

·

the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

·

any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period.  The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate.  In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

·

the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

·

any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates.  Regular certificates may provide for interest based on a variable rate.  Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

·

the interest is unconditionally payable at least annually;

·

the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

·

interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest.  In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates.  It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments.  Such treatment may effect the timing of income accruals on regular certificates.

Market Discount.  A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

·

the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

·

the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price.  In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent.  A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method.  If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires.  See “—Original Issues Discount and Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase.  If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

·

the total remaining market discount

multiplied by

·

a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

·

the total remaining market discount

multiplied by

·

a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate.  The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income.  The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction.  In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition.  This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium.  A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method.  A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.  It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose.  However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code.  The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium.  The foregoing discussion is based in part on such proposed regulations.  On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made.  Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates.  Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.  Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization.  Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made.  It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates.  Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies.  Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates.  Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible.  As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans.  However, the timing and character of such losses or reductions in income are uncertain.  Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption.  If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate.  The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.  Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate.  The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss.  Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains.  The deductibility of capital losses is subject to certain limitations.  Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

·

the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

·

the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle.  Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period.  In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.  Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date.  The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval.  Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date.  If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate.  However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above.  Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.”  Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations.  Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense.  An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code.  That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income.  In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.  As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006.  Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010.  The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial.  The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses.  The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts.  Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses.  Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless.  Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired.  Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.  Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

·

the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

·

the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

·

the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding.  The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates.  If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.  See “—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates.  The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter.  The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day.  The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC.  Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.”  As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors.  Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder.  Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate.  Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above.  The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder.  See “—Sale or Exchange of Residual Certificates” below.  It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made.  The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates.  The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values).  Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values.  A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance.  Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates.  The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method.  It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption.  However, the election would not apply to any mortgage loan originated on or before September 27, 1985.  Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income.  However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets.  See “—Sale or Exchange of Residual Certificates” below.  For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see “— Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests.  Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes.  Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method.  Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income.  The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate.  Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise).  The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations.  Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market.  The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees.  The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder.  The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC.  The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual.  However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.”  Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense.  Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income.  In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items.  The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses.  The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.  Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates.  See “— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions.  A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events.  Thus, for example, an excess inclusion

·

may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

·

will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see “Tax-Exempt Investors” below); and

·

is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See “—Non-U.S. Persons” below.  The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

·

the income of the residual certificateholder for that calendar quarter from its residual certificate over

·

the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued.  For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter.  The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder.  Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder.  First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion.  Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.  Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate.  To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates.  In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day.  In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income.  The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder.  Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.  Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates.  If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below).  A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder.  In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset.  However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code.  In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains.  The deductibility of capital losses is subject to certain limitations.  Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.”  In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates.  In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax.  However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess.  It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners.  Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year.  Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See“—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see “—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984.  Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties.  See “— Residual Certificates—Excess Inclusions” above.  If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID.  The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value).  See “—Residual Certificates—Excess Inclusions” above.  If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply.  Instead, the amounts paid to such non-U.S.  Person will be subject to U. S. federal income taxation at regular graduated rates.  For special restrictions on the transfer of residual certificates, see “—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations.  An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

·

an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

·

the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent.  The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false.  A “disqualified organization” means

·

the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

·

any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

·

a rural electric or telephone cooperative, and

·

electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

·

the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

·

the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.  For this purpose, a “pass-through entity” means

·

a regulated investment company, real estate investment trust or common trust fund,

·

a partnership, trust or estate, and

·

certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.  The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer.  The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates.  The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

·

the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

·

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

·

the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

·

the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

·

the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

·

the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

·

at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

·

the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

·

a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

·

any consideration given to the transferee to acquire the interest (the inducement payment),

·

future distributions on the interest, and

·

any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.  The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes.  This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business.  A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual.  If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.  The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements.  In this prospectus we refer to these types of plans and arrangements as “Plans.”  Generally, ERISA applies to investments made by Plans.  Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan.  ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant).  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan.  Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements.  Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101).  Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.”  In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934.  Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan.  In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets.  In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust.  Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan.  In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions.  Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities–for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.”  There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.  Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1).  Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy.  In general, to meet the safe harbor, an insurer must

·

disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

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allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

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give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith.  In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans.  However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement.  In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities.  The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate.  The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

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the investment pool consists only of assets of a type which have been included in other investment pools;

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securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

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securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.  Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.  The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets.  The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings.  The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter.  The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.  The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable.  Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

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the obligations are residential or home equity loans, and

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the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

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in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

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the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

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the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

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immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines.  The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount.  Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change.  If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it).  However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities.  Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein.  Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.  SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.  In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement.  According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates.  Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors.  For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.”  With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses.  With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.  With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.  The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series.  The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement.  In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions.  The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date.  The exact percentage for each series of certificates will be disclosed in the related prospectus supplement.  To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them.  Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or by McKee Nelson LLP, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549.  In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.  Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities:  Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans:  Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts:  Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds:  All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds:  All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts:  Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans:  First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities:  Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations:  Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans:  First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person:  Any of the following:

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a citizen or resident of the United States;

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a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

·

an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

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a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.